As filed with the Securities and Exchange Commission on November 8, 2013
                         Registration No.333-__________
 ==============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                THREE FORKS, INC.
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         COLORADO                         1381                   45-4915308
------------------------------ ----------------------------  -------------------
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


 555 ELDORADO BLVD., SUITE 100, BROOMFIELD, COLORADO 80021/ PHONE (303)404-2160
 ------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)


             W. EDWARD NICHOLS, CHIEF EXECUTIVE OFFICER AND DIRECTOR
 555 ELDORADO BLVD., SUITE 100, BROOMFIELD, COLORADO 80021/ PHONE (303)404-2160
 ------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)


                        COPIES OF ALL COMMUNICATIONS TO:
                       Michael A. Littman, Attorney at Law
   7609 Ralston Road, Arvada, CO, 80002 phone 303-422-8127 / fax 303-431-1567

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

--------------------------- -----------  -------------------------- ------------
Large accelerated filer       [___]      Accelerated filer              [___]
--------------------------- -----------  -------------------------- ------------
Non-accelerated filer         [___]      Smaller reporting company      [_X_]
(Do not check if a smaller
 reporting company)
--------------------------- -----------  -------------------------- ------------

                                          CALCULATION OF REGISTRATION FEE

  TITLE OF EACH CLASS OF       AMOUNT TO BE         PROPOSED MAXIMUM           PROPOSED MAXIMUM          AMOUNT OF
SECURITIES TO BE REGISTERED     REGISTERED      OFFERING PRICE PER SHARE      AGGREGATE OFFERING       REGISTRATION
                                                                                   PRICE(1)                 FEE
---------------------------- ------------------ ------------------------- --------------------------- ----------------
Common Stock by Selling          3,637,028                $1.50                   $5,455,542              $702.67
Shareholders

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             (SUBJECT TO COMPLETION)
                                   PROSPECTUS

                                THREE FORKS, INC.
            3,637,028 SHARES OF COMMON STOCK OF SELLING SHAREHOLDERS

We are registering:

     (a)  3,637,028 shares listed for sale on behalf of selling shareholders;

We will NOT receive any proceeds from sales of shares by selling shareholders.

Our selling shareholders plan to sell common shares at $1.50, until such time as a market develops for any of the securities and thereafter at such prices as the market may dictate from time to time. There is no market price for the stock and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends. The price was arbitrarily set at $1.50 per share, based on speculative concept unsupported by any other comparables. We have set the initial fixed price as follows:

              TITLE                               PRICE PER SHARE
----------------------------------- --------------------------------------------
          Common Stock                                 $1.50

At any  time  after a market  develops,  our  security  holders  may sell  their
securities   at  market   prices  or  at  any  price  in  privately   negotiated
transactions.

THIS OFFERING INVOLVES A HIGH DEGREE OF RISK; SEE "RISK FACTORS" BEGINNING ON PAGE 7 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE OR PROVINCIAL SECURITIES
COMMISSION, NOR HAS THE SEC OR ANY STATE OR PROVINCIAL SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We intend to obtain a listing for our stock on an exchange in the future, but cannot make any assurances that we will be approved for such listing, as the exchanges have certain listing requirements that we would have to meet. An application has not yet been filed, nor is there any selected broker/dealer to file on our behalf as of yet. Our common stock is presently not listed on any national securities exchange or the NASDAQ Stock Market or any other venue.

This offering will be on a delayed and continuous basis only for sales of selling shareholders shares. The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders. (See "Description of Securities - Shares").

The information in this prospectus is not complete and may be changed. We may not sell these securities until the date that the registration statement relating to these securities, which has been filed with the Securities and Exchange Commission, becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                The date of this Prospectus is November 8, 2013.

                                                TABLE OF CONTENTS

================================ ================================================================ =============
PART I -  INFORMATION REQUIRED                                                                      Page No.
IN PROSPECTUS
-------------------------------- ---------------------------------------------------------------- -------------
ITEM 1.                          Front of Registration Statement and Outside Front Cover Page
                                 of Prospectus
-------------------------------- ---------------------------------------------------------------- -------------
ITEM 2.                          Prospectus Cover Page                                                 1
-------------------------------- ---------------------------------------------------------------- -------------
ITEM 3.                          Prospectus Summary Information, Risk Factors and Ratio of             3
                                 Earnings to Fixed Charges
-------------------------------- ---------------------------------------------------------------- -------------
ITEM 4.                          Use of Proceeds                                                      15
-------------------------------- ---------------------------------------------------------------- -------------
ITEM 5.                          Determination of Offering Price                                      15
-------------------------------- ---------------------------------------------------------------- -------------
ITEM 6.                          Dilution                                                             16
-------------------------------- ---------------------------------------------------------------- -------------
ITEM 7.                          Selling Security Holders                                             16
-------------------------------- ---------------------------------------------------------------- -------------
ITEM 8.                          Plan of Distribution                                                 21
-------------------------------- ---------------------------------------------------------------- -------------
ITEM 9.                          Description of Securities                                            21
-------------------------------- ---------------------------------------------------------------- -------------
ITEM 10.                         Interest of Named Experts and Counsel                                23
-------------------------------- ---------------------------------------------------------------- -------------
ITEM 11.                         Information with Respect to the Registrant                           23
-------------------------------- ---------------------------------------------------------------- -------------
                                 a. Description of Business                                           23
-------------------------------- ---------------------------------------------------------------- -------------
                                 b. Description of Property                                           32
-------------------------------- ---------------------------------------------------------------- -------------
                                 c. Legal Proceedings                                                 35
-------------------------------- ---------------------------------------------------------------- -------------
                                 d. Market for Common Equity and Related Stockholder Matters          35
-------------------------------- ---------------------------------------------------------------- -------------
                                 e. Financial Statements                                              36
-------------------------------- ---------------------------------------------------------------- -------------
                                 f. Selected Financial Data                                           37
-------------------------------- ---------------------------------------------------------------- -------------
                                 g. Supplementary Financial Information                               37
-------------------------------- ---------------------------------------------------------------- -------------
                                 h. Management's  Discussion and Analysis of Financial Condition      37
                                    and Results of Operations
-------------------------------- ---------------------------------------------------------------- -------------
                                 i. Changes In and Disagreements  With Accountants on Accounting      41
                                    and Financial Disclosure
-------------------------------- ---------------------------------------------------------------- -------------
                                 j. Quantitative and Qualitative Disclosures About Market Risk        41
-------------------------------- ---------------------------------------------------------------- -------------
                                 k. Directors and Executive Officers                                  41
-------------------------------- ---------------------------------------------------------------- -------------
                                 l. Executive and Directors Compensation                              45
-------------------------------- ---------------------------------------------------------------- -------------
                                 m. Security Ownership of Certain Beneficial Owners and               49
                                    Management
-------------------------------- ---------------------------------------------------------------- -------------
                                 n. Certain Relationships, Related Transactions, Promoters And        51
                                    Control Persons
-------------------------------- ---------------------------------------------------------------- -------------
ITEM 11 A.                       Material Changes                                                     54
-------------------------------- ---------------------------------------------------------------- -------------
ITEM 12.                         Incorporation of Certain Information by Reference                    54
-------------------------------- ---------------------------------------------------------------- -------------
ITEM 12 A.                       Disclosure of Commission Position on Indemnification for             56
                                 Securities Act Liabilities
-------------------------------- ---------------------------------------------------------------- -------------
PART II - INFORMATION NOT
REQUIRED IN PROSPECTUS
-------------------------------- ---------------------------------------------------------------- -------------
ITEM 13.                         Other Expenses of Issuance and Distribution                          57
-------------------------------- ---------------------------------------------------------------- -------------
ITEM 14.                         Indemnification of Directors and Officers                            57
-------------------------------- ---------------------------------------------------------------- -------------
ITEM 15.                         Recent Sales of Unregistered Securities                              58
-------------------------------- ---------------------------------------------------------------- -------------
ITEM 16.                         Exhibits and Financial Statement Schedules                           66
-------------------------------- ---------------------------------------------------------------- -------------
ITEM 17.                         Undertakings                                                         68
-------------------------------- ---------------------------------------------------------------- -------------
                                 Signatures                                                           69
-------------------------------- ---------------------------------------------------------------- -------------

ITEM 3. PROSPECTUS SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES
--------------------------------------------------------------------------------

OUR COMPANY

Three Forks, Inc. (hereafter "Three Forks," "we," "us," or "our") was incorporated on March 28, 2012 in the State of Colorado. Our business plan focuses on our development as an independent energy company engaged in the acquisition, exploration, development and production of North American conventional oil and gas properties through the acquisition of leases and/or royalty interests.

At present, our current oil and gas projects consist of:

     - In Archer County, Texas, we are a 49% working interest ("WI") owner in a joint venture agreement where the joint venture has drilled and completed one well.

     - In Archer County, Texas, we have a 10% WI through a Farmout in 290 net, 320 gross acres with 5 wells. We are also the manager of Three Forks No. 1, LLC ("Three Forks No. 1") which owns 87% of the working interest in the Farmout acreage.

     - In Pottawatomie County, Oklahoma, we have a 25% WI in 290/290 net/gross acres upon which the first well was drilled in July 2013 and has now been completed and is being put into production.

     - The Five JAB project located in Southeast Texas - Southwest Louisiana where we have a non-operated 37.5% WI in 13 producing wells, 9 service wells and 14 additional wellbores and on October 1, 2013, we acquired an additional 37.5% WI in these same properties for a total of a 75% WI.

We intend to acquire additional acreage to drill in other areas where deemed attractive, though no such additional prospects have been identified at the time of this filing.

On September 7, 2012, we acquired working interests between 10.12% and 10.50% in 5 producing oil and gas wells along with mineral interests in proved undeveloped leaseholds totaling approximately 320 acres located in Weld County, Colorado valued at $1,477,990, as well as, a 76.25% working interest in undeveloped leaseholds totaling approximately 120 acres located in Morgan County, Colorado valued at $14,000 in exchange for the issuance of 700,000 shares of the Company's restricted common stock valued at $1,400,000 or $2.00 per share and the assumption of certain debt in the amount of $91,990. In addition, we were required to fund an escrow account in the amount of $55,000 for legal services that may occur over a three year period from the date of the acquisition until December 31, 2014. This escrow account at June 30, 2013 and December 31, 2012 has a balance of $55,122 and $55,081, respectively. On January 1, 2013, we sold our entire interest in these oil and gas properties located in Weld County, Colorado, for $1,600,000 in cash.

Our Auditors have issued a going concern opinion and the reasons noted for issuing the opinion are our lack of revenues and modest capital.

Factors that make this offering highly speculative or risky are:

     o    There is a limited market for any securities;
     o    We have minimal revenues or sales; and
     o    We are undercapitalized.

Our principal executive offices are located at 555 Eldorado Boulevard, Suite 100, Broomfield, Colorado 80021 and our telephone number is (303) 404-2160. We maintain a website at www.threeforksinc.com, such website is not incorporated into or a part of this filing.

SUMMARY OF FINANCIAL INFORMATION

The Summary Financial Information presented below is at June 30, 2013.

------------------------ ----------------------------------------------------
                                                         As at June 30, 2013
------------------------ ----------------------------------------------------
Total Assets                                                      $3,528,121
------------------------ ----------------------------------------------------
Current Liabilities                                                 $614,726
------------------------ ----------------------------------------------------
Shareholders' Equity                                              $2,913,395
------------------------ ----------------------------------------------------

------------------------ ----------------------------------------------------
                                      For the Six Months Ended June 30, 2013
------------------------ ----------------------------------------------------
Revenues                                                                $-0-
------------------------ ----------------------------------------------------
Net Loss                                                            $791,861
------------------------ ----------------------------------------------------

As of June 30, 2013, the accumulated deficit was $(1,773,148). We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

THE OFFERING

We are registering 3,637,028 shares listed for sale on behalf of selling shareholders.

Our common stock, only, will be transferable immediately after the closing of this offering. (See "Description of Securities")

========================================================== ===================
Common shares outstanding before this offering                     11,687,922
---------------------------------------------------------- -------------------
Maximum common shares being offered by our existing
selling shareholders                                                3,637,028
---------------------------------------------------------- -------------------
Maximum common shares outstanding after this offering              11,687,922
========================================================== ===================

We are  authorized to issue  100,000,000  shares of common stock and  25,000,000 shares of preferred stock. Our current shareholders, officers and directors collectively own 11,687,922 shares of restricted common stock as of October 31, 2013. These shares were issued in the following amounts and at the following prices:

---------------------------- ----------------------------- ---------------------
     Number of Shares               Consideration              Price Per Share
---------------------------- ----------------------------- ---------------------
         3,145,399                       Cash                       $0.01
            225                          Cash                       $0.25
         1,505,051                       Cash                       $1.00
          25,000                         Cash                       $2.00
          52,630                         Cash                       $2.25
          769,422                        Cash                       $3.00
         5,465,195                     Services                $0.01 to $0.088
          700,000                Purchase of Property               $2.00
---------------------------- ----------------------------- ---------------------

There is currently no public market for our shares as it is presently not traded on any market or securities exchange.

                                    GLOSSARY

The following are definitions of terms used in this Memorandum:

     BBL. An abbreviation for the term "barrel" which is a unit of measurement of volume of oil or related petroleum products. One barrel (one bbl) is the equivalent of 42 U.S. gallons or approximately 159 liters.

     BONUS PAYMENT. Usually a one time payment made to a mineral owner as consideration for the execution of an oil and gas lease.

     CASING POINT. That point in time during the drilling of an oil well at which a decision is made to install well casing and to attempt to complete the well as an oil producer.

     COMPLETION. The procedure used in finishing and equipping an oil or gas well for production.

     DELAY RENTAL. Payment made to the lessor under a nonproducing oil and gas lease at the end of each year to continue the lease in force for another year during its primary term.

     DEVELOPMENT WELL. A well drilled to a known producing formation in a previously discovered field, usually offsetting a producing well on the same or an adjacent oil and gas lease.

     EXPLORATORY WELL. A well drilled either (a) in search of a new and as yet undiscovered pool of oil or gas or (b) with the hope of significantly extending the limits of a pool already developed (also known as a "wildcat well").

     FARMIN. An agreement which allows a party earn a full or partial working interest (also known as an "earned working interest") in an oil and gas lease in return for providing exploration or development funds.

     FARMOUT. An agreement whereby the owner of the leasehold or working interest agrees to assign a portion of his interest in certain acreage subject to the drilling of one or more specific wells or other performance by the assignee as a condition of the assignment. Under a farmout, the owner of the leasehold or working interest may retain some interest such as an overriding royalty interest, an oil and gas payment, offset acreage or other type of interest.

     GROSS ACRE. An acre in which a working interest is owned. The number of gross acres is the total number of acres in which an interest is owned (see "Net Acre" below).

     GROSS WELL. A well in which a working interest is owned. The number of gross wells is the total number of wells in which a working interest is owned.

     LANDOWNER ROYALTY. That interest retained by the holder of a mineral interest upon the execution of an oil and gas lease which usually ranges from 1/8 to 1/4 of all gross revenues from oil and gas production unencumbered with an expenses of operation, development or maintenance.

     LEASES. Full or partial interests in oil or gas properties authorizing the owner of the lease to drill for, produce and sell oil and gas upon payment of rental, bonus, royalty or any of them. Leases generally are acquired from private landowners (fee leases) and from federal and state governments on acreage held by them.

     LEASE PLAY. A term used to describe lease acquisition activity in a prospect or geologically defined area.

     MCF. An abbreviation for "1,000 cubic feet," which is a unit of measurement of volume for natural gas.

     NET WELL OR ACRE. A net well or acre exists when the sum of the fractional ownership working interests in gross wells or acres equals one. The number of net wells or acres is the sum of the factional working interests owned in gross wells or acres expressed as whole number and fractions thereof.

     NET REVENUE INTEREST. The fractional undivided interest in the oil or gas or in the revenues from the sale of oil or gas attributable to a particular working interest after reduction for a proportionate share of landowner's royalty interest and overriding royalty interest.

     OVERRIDING ROYALTY. An interest in the gross revenues or production over and above the landowner's royalty carved out of the working interest and also unencumbered with any expenses of operation, development or maintenance.

     PAYOUT. The point in time when the cumulative total of gross income from the production of oil and gas from a given well (and any proceeds from the sale of such well) equals the cumulative total cost and expenses of acquiring, drilling, completing and operating such well, including tangible and intangible drilling and completion costs.

     PROSPECT. A geological area which is believed to have the potential for oil or gas production.

     PROVED DEVELOPED RESERVES. The reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. Such reserves include the reserves which are expected to be produced from the existing completion interval(s) now open for production in existing wells and in addition to those reserves which exist behind the casing (pipe) of existing wells, or at minor depths below the present bottom of such wells, which are expected to be produced through these wells in the predictable future where the cost of making such oil and gas available for production is relatively small compared to the cost of drilling a new well.

     PROVED UNDEVELOPED RESERVES. Proved reserves which are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for a recompletion. Reserves on undrilled acreage are limited to those drilling tracts offsetting productive units which are reasonable certain of production when drilled. Proved reserves for other undrilled tracts are claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.

     REVERSIONARY INTEREST. The portion of the working interest in an oil and gas lease which will be returned to its former owner when payout occurs or after a predetermined amount of production and income has been produced.

     UNDEVELOPED LEASEHOLD ACREAGE. Leased acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas.

     WORKING INTEREST. An interest in an oil and gas lease entitling the holder at its expense to conduct drilling and production operations on the leased property and to receive the net revenues attributable to such interest, after deducting the landowner's royalty, any overriding royalties, production costs, taxes and other costs.

                       RISK FACTORS RELATED TO OUR COMPANY

Our securities, as offered hereby, are highly speculative and should be purchased only by persons who can afford to lose their entire investment in us. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

OUR BUSINESS HAS AN OPERATING HISTORY OF ONLY A YEAR AND A HALF AND IS UNPROVEN AND THEREFORE RISKY.

We have only recently begun operations under the business plan discussed herein. Stockholders should be made aware of the risk and difficulties encountered by a new enterprise in the oil and gas industry, especially in view of the intense competition from existing businesses in the industry.

WE HAVE A LACK OF REVENUE HISTORY AND STOCKHOLDERS CANNOT VIEW OUR PAST PERFORMANCE SINCE WE HAVE A LIMITED OPERATING HISTORY.

We were incorporated on March 28, 2012 for the purpose of engaging in any lawful business and have adopted a plan to engage the acquisition, exploration, and if warranted, development of natural resource properties. During the period of inception March 28, 2012 (inception) through December 31, 2013, we did recognize revenues of $78,726 from the operations of our properties in Weld County, Colorado, which were sold in January 2013. We did not recognize any revenues during the six months ended June 30, 2013. We are not profitable. We must be regarded as a new venture with all of the unforeseen costs, expenses, problems, risks and difficulties to which such ventures are subject.

WE ARE NOT DIVERSIFIED AND WE WILL BE DEPENDENT ON ONLY ONE BUSINESS.

Because of the limited financial resources that we have, it is unlikely that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one area will subject us to economic fluctuations within the energy industry and therefore increase the risks associated with our operations due to lack of diversification.

WE CAN GIVE NO ASSURANCE OF SUCCESS OR PROFITABILITY TO OUR STOCKHOLDERS.

There is no assurance that we will ever operate profitably. There is no assurance that we will generate revenues or profits, or that the market price of our common stock will be increased thereby.

WE MAY HAVE A SHORTAGE OF WORKING CAPITAL IN THE FUTURE WHICH COULD JEOPARDIZE OUR ABILITY TO CARRY OUT OUR BUSINESS PLAN.

Our  capital  needs  consist   primarily  of  expenses   related  to  geological
evaluation, general and administrative and exploration and workover participation and could exceed $15,000,000 in the next twelve months. Such funds are not currently committed, and we have cash of approximately $748,000 as of the date of this filing.

If we find oil and gas reserves to exist on a prospect, we will need substantial additional financing to fund the necessary exploration and development work. Furthermore, if the results of that exploration and development work are successful, we will need substantial additional funds for continued development. There is no assurance that we will be successful in obtaining any financing. These various financing alternatives may dilute the interest of our stockholders and/or reduce our interest in the properties.

WE WILL NEED ADDITIONAL FINANCING FOR WHICH WE HAVE NO COMMITMENTS, AND THIS MAY JEOPARDIZE EXECUTION OF OUR BUSINESS PLAN.

We have limited funds, and such funds may not be adequate to carryout the business plan in the oil and gas industry. Our ultimate success depends upon our ability to raise additional capital. We have not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If we need additional capital, we have no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If not available, our operations will be limited to those that can be financed with our modest capital.

WE MAY IN THE FUTURE ISSUE MORE SHARES WHICH COULD CAUSE A LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND CURRENT STOCKHOLDERS.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of the voting power and equity of our Company. The result of such an issuance would be those new stockholders and management would control our Company, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current stockholders, which could present significant risks to stockholders.

WE HAVE SECURED CONVERTIBLE DEBT WHICH IS CONVERTIBLE INTO OUR COMMON STOCK. A CONVERSION OF SUCH DEBT COULD HAVE A DILUTIVE EFFECT TO EXISTING SHAREHOLDERS.

At October 10, 2013, we have outstanding secured convertible promissory notes totaling $2,135,000. These notes are due starting in January 2014 through September 2014 and are convertible into shares of our common stock in whole or in part at a conversion price of $3.60 per share. The conversion of the convertible promissory notes into shares of our common stock could have a dilutive effect to the holdings of our existing shareholders.

The Secured Convertible Promissory Notes are secured by the Company's 75% of the right, title and working interest in 1,955 gross leasehold acres including 13 producing wells, 9 service wells and 14 additional wellbores located in the States of Texas and Louisiana, the Five Jabs properties.

MR. POLLARD AND MR. RANEW, OFFICERS AND DIRECTORS OF THE COMPANY ARE HOLDERS OF $600,000 OF THE SECURED CONVERTIBLE PROMISSORY NOTES AT TERMS DIFFERENT THAN THOSE OF NON-AFFILIATED SECURED CONVERTIBLE PROMISSORY NOTE HOLDERS. A FAILURE TO MEET THE TERMS OF SUCH DEBT, COULD RESULT IN THEM TAKING OWNERSHIP OF PART OF THE ASSETS SECURING SUCH ASSETS.

Mr. Charles Pollard and Mr. Ranew, officers and directors of the Company, hold $600,000 of the Secured Convertible Promissory Notes ($300,000 each).

Separately and after the secured promissory note offering in September 2013, Pollard and Ranew agreed to make up the difference of the Secured Convertible Promissory Note Offering and the purchase price of Five JABS in a separate transaction with separate terms with the Company. Mr. Pollard and Mr. Ranew in exchange for secured convertible promissory notes provided the Company with a total of $600,000 cash ($300,000 each). Their notes are due on January 2, 2014 and provide for conversion into shares of common stock at any time.

Mr. Pollard's and Ranew's notes provide that in addition to having a due date of January 2, 2014, that at the due date they will each receive a $7,500 payment of fees and interest. If the notes are not paid at January 2, 2014, the Company is required to take immediate steps to liquidate the secured property and the due date will be extended to April 2, 2014. If payment is made at April 2, 2014, they will each receive a $15,000 payment of fees and interest. If the property has not been liquidated at April 2, 2014, they will each be assigned an 11.25% interest in the Five JABS properties.

In addition, Tincup Oil and Gas, LLC, of which Mr. Ranew is a member of, holds a Secured Convertible Promissory Note of $250,000 as part of the September 2013 Secured Convertible Promissory Note Offering.

WE HAVE AUTHORIZED AND DESIGNATED A CLASS A PREFERRED CONVERTIBLE STOCK, WHICH HAVING VOTING RIGHTS EQUIVALENT TO OUR COMMON STOCK.

Class A Preferred Convertible Stock (the "Class A Preferred Stock") of which 500,000 shares of preferred stock have been authorized for the class and the shares have a deemed purchase price at $4.50 per share. The Class A Preferred

Stock are to have voting rights equivalent to their conversion rate, one (1) share of Class A Preferred Stock equals one (1) share of common stock. At this time, no shares of the Class A Preferred Stock have been issued.

Holders of the Class A Preferred Stock would have the ability equal to that of our common stockholders to vote in any vote of the common stockholders. The Class A Preferred Stock would have a voting equivalent of 4.3%, if issued at this time.

WE HAVE OPTIONS AND WARRANTS ISSUED AND OUTSTANDING WHICH ARE CONVERTIBLE INTO OUR COMMON STOCK. A CONVERSION OF SUCH EQUITY INSTRUMENTS COULD HAVE A DILUTIVE EFFECT TO EXISTING STOCKHOLDERS.

As of June 30, 2013, we have options and warrants issued and outstanding exercisable into 4,175,000 shares of our common stock at ranges from $0.10 to $3.00 per share. The options and warrants are exercisable in whole or in part. The exercise of the options and warrants into shares of our common stock could have a dilutive effect to the holdings of our existing stockholders.

OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTERESTS AS TO CORPORATE OPPORTUNITIES WHICH WE MAY NOT BE ABLE OR ALLOWED TO PARTICIPATE IN.

Presently there is no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring a business opportunity from any affiliate or officer or director.

WE HAVE AGREED TO INDEMNIFICATION OF OFFICERS AND DIRECTORS AS IS PROVIDED BY COLORADO STATUTES.

Colorado Statutes provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

OUR DIRECTORS' LIABILITY TO US AND STOCKHOLDERS IS LIMITED

Colorado Statutes exclude personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors that otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

                      RISK FACTORS RELATING TO OUR BUSINESS

Any person or entity contemplating an investment in the securities offered hereby should be aware of the high risks involved and the hazards inherent therein. Specifically, the investor should consider, among others, the following risks:

OUR BUSINESS, THE OIL AND GAS BUSINESS HAS NUMEROUS RISKS WHICH COULD RENDER US UNSUCCESSFUL.

The search for new oil and gas reserves frequently results in unprofitable efforts, not only from dry holes, but also from wells which, though productive, will not produce oil or gas in sufficient quantities to return a profit on the costs incurred. There is no assurance we will find or produce oil or gas from any of the undeveloped acreage farmed out to us or which may be acquired by us, nor are there any assurances that if we ever obtain any production it will be profitable. (See "Business and Properties")

WE HAVE SUBSTANTIAL COMPETITORS WHO HAVE AN ADVANTAGE OVER US IN RESOURCES AND MANAGEMENT.

We are and will continue to be an insignificant participant in the oil and gas business. Most of our competitors have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying and developing or exploring suitable prospects. Competitor's resources could overwhelm our restricted efforts to acquire and explore oil and gas prospects and cause failure of our business plan.

WE WILL BE SUBJECT TO ALL OF THE MARKET FORCES IN THE ENERGY BUSINESS, MANY OF WHICH COULD POSE A SIGNIFICANT RISK TO OUR OPERATIONS.

The marketing of natural gas and oil which may be produced by our prospects will be affected by a number of factors beyond our control. These factors include the extent of the supply of oil or gas in the market, the availability of competitive fuels, crude oil imports, the world-wide political situation, price regulation, and other factors. Current economic and market conditions have created dramatic fluctuations in oil prices. Any significant decrease in the market prices of oil and gas could materially affect our profitability of oil and gas activities.

There generally are only a limited number of gas transmission companies with existing pipelines in the vicinity of a gas well or wells. In the event that producing gas properties are not subject to purchase contracts or that any such contracts terminate and other parties do not purchase our gas production, there is assurance that we will be able to enter into purchase contracts with any transmission companies or other purchasers of natural gas and there can be no assurance regarding the price which such purchasers would be willing to pay for such gas. There may, on occasion, be an oversupply of gas in the marketplace or in pipelines; the extent and duration may affect prices adversely. Such oversupply may result in reductions of purchases and prices paid to producers by principal gas pipeline purchasers. (See "Our Business and Competition, Markets, Regulation and Taxation.")

WE BELIEVE STOCKHOLDERS SHOULD CONSIDER CERTAIN NEGATIVE ASPECTS OF OUR OPERATIONS.

     DRY HOLES: We may expend substantial funds acquiring and potentially participating in exploring properties which we later determine not to be productive. All funds so expended will be a total loss to us.

     TECHNICAL ASSISTANCE: We will find it necessary to employ technical assistance in the operation of our business. As of the date of this Prospectus, we have not contracted for any technical assistance. When we need it such assistance is likely to be available at compensation levels we would be able to pay.

     UNCERTAINTY OF TITLE: We will attempt to acquire leases or interests in leases by option, lease, farmout or by purchase. The validity of title to oil and gas property depends upon numerous circumstances and factual matters (many of which are not discoverable of record or by other readily available means) and is subject to many uncertainties of existing law and our application. We intend to obtain an oil and gas attorney's opinion of valid title before any significant expenditure upon a lease.

     GOVERNMENT REGULATIONS: The area of exploration of natural resources has become significantly regulated by state and federal governmental agencies, and such regulation could have an adverse effect on our operations. Compliance with statutes and regulations governing the oil and gas industry could significantly increase the capital expenditures necessary to develop our prospects.

     NATURE OF OUR BUSINESS: Our business is highly speculative, involves the commitment of high-risk capital, and exposes us to potentially substantial losses. In addition, we will be in direct competition with other organizations which are significantly better financed and staffed than we are.

     GENERAL ECONOMIC AND OTHER CONDITIONS: Our business may be adversely affected from time to time by such matters as changes in general economic, industrial and international conditions; changes in taxes; oil and gas prices and costs; excess supplies and other factors of a general nature.

OUR BUSINESS IS SUBJECT TO SIGNIFICANT WEATHER INTERRUPTIONS.

Our activities may be subject to periodic interruptions due to weather conditions. Weather-imposed restrictions during certain times of the year on roads accessing properties could adversely affect our ability to benefit from production on such properties or could increase the costs of drilling new wells because of delays.

WE ARE SUBJECT TO SIGNIFICANT OPERATING HAZARDS AND UNINSURED RISK IN THE ENERGY INDUSTRY.

Our proposed operations will be subject to all of the operating hazards and risks normally incident to exploring, drilling for and producing oil and gas, such as encountering unusual or unexpected formations and pressures, blowouts, environmental pollution and personal injury. We will maintain general liability insurance but we have not obtained insurance against such things as blowouts and pollution risks because of the prohibitive expense. Should we sustain an uninsured loss or liability, or a loss in excess of policy limits, our ability to operate may be materially adversely affected.

WE ARE SUBJECT TO FEDERAL INCOME TAX LAWS AND CHANGES THEREIN WHICH COULD ADVERSELY IMPACT US.

Federal income tax laws are of particular significance to the oil and gas industry in which we engage. Legislation has eroded various benefits of oil and gas producers and subsequent legislation could continue this trend. Congress is continually considering proposals with respect to Federal income taxation which could have a material adverse effect on our future operations and on our ability to obtain risk capital which our industry has traditionally attracted from taxpayers in high tax brackets.

WE ARE SUBJECT TO SUBSTANTIAL GOVERNMENT REGULATION IN THE ENERGY INDUSTRY WHICH COULD ADVERSELY IMPACT US.

The production and sale of oil and gas are subject to regulation by state and federal authorities, the spacing of wells and the prevention of waste. There are both federal and state laws regarding environmental controls which may necessitate significant capital outlays, resulting in extended delays, materially affect our earnings potential and cause material changes in the in our proposed business. We cannot predict what legislation, if any, may be passed by Congress or state legislatures in the future, or the effect of such legislation, if any, on us. Such regulations may have a significant effect on our operating results.

                        RISK FACTORS RELATED TO OUR STOCK

NO PUBLIC MARKET EXISTS FOR OUR COMMON STOCK AT THIS TIME, AND THERE IS NO ASSURANCE OF A FUTURE MARKET.

There is no public market for our common stock, and no assurance can be given that a market will develop or that a shareholder ever will be able to liquidate his investment without considerable delay, if at all. If a market should develop, the price may be highly volatile. Factors such as those discussed in the "Risk Factors" section may have a significant impact upon the market price of the shares offered hereby. Due to the low price of our securities, many brokerage firms may not be willing to effect transactions in our securities.
Even if a purchaser finds a broker willing to effect a transaction in our shares, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of our shares as collateral for any loans.

OUR STOCK, IF EVER LISTED, WILL IN ALL LIKELIHOOD BE THINLY TRADED AND AS A RESULT YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO LIQUIDATE YOUR SHARES.

The shares of our common stock, if ever listed, may be thinly-traded. We are a small company which is relatively unknown to stock analysts, stock brokers, institutional stockholders and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of any of our Securities until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our Securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price. We cannot give you any assurance that a broader or more active public trading market for our common Securities will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give stockholders no assurance that they will be able to sell their shares at or near ask prices or at all if they need money or otherwise desire to liquidate their securities.

OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SECURITIES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SECURITY.

If we are able to obtain an exchange listing of our common stock in the future, because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your securities in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our securities may suffer greater declines because of our price volatility.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to the following:

     o    Variations in our quarterly operating results;
     o Loss of a key relationship or failure to complete significant transactions;
     o    Additions or departures of key personnel; and
     o    Fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, has experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance. In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF OUR SECURITIES.

We are a "penny stock" company, as our stock price is less than $5.00 per share. If we are able to obtain an exchange listing for our stock, we cannot make an assurance that we will be able to maintain a stock price greater than $5.00 per share and if the share price was to fall to such prices, that we wouldn't be subject to the Penny Stocks rules. None of our securities currently trade in any market and, if ever available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited stockholders. For purposes of the rule, the phrase "accredited stockholders" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Stockholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Inventory in penny stocks have limited remedies in the event of violations of penny stock rules. While the courts are always available to seek remedies for fraud against us, most, if not all, brokerages require their customers to sign mandatory arbitration agreements in conjunctions with opening trading accounts. Such arbitration may be through an independent arbiter. Stockholders may file a complaint with FINRA against the broker allegedly at fault, and FINRA may be the arbiter, under FINRA rules. Arbitration rules generally limit discovery and provide more expedient adjudication, but also provide limited remedies in damages usually only the actual economic loss in the account. Stockholders should understand that if a fraud case is filed an against a company in the courts it may be vigorously defended and may take years and great legal expenses and costs to pursue, which may not be economically feasible for small stockholders.

That absent arbitration agreements, specific legal remedies available to stockholders of penny stocks include the following:

If a penny stock is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

If a penny stock is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

The fact that we are a penny stock company will cause many brokers to refuse to handle transactions in the stocks, and may discourage trading activity and volume, or result in wide disparities between bid and ask prices. These may cause stockholders significant illiquidity of the stock at a price at which they may wish to sell or in the opportunity to complete a sale. Stockholders will have no effective legal remedies for these illiquidity issues.

WE WILL PAY NO FORESEEABLE DIVIDENDS IN THE FUTURE.

We have not paid dividends on our common stock and do not ever anticipate paying such dividends in the foreseeable future. Stockholders whose investment criteria are dependent on dividends should not invest in our common stock.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE.

All of the outstanding shares of common stock are held by our present officers, directors, and affiliate stockholders as "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of two years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

OUR STOCKHOLDERS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

There may be substantial dilution to Three Forks stockholders as a result of future decisions of the Board to issue shares without shareholder approval for cash, services, or acquisitions.

ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE MARKET PRICE OF OUR SECURITIES.

Assuming all of the shares of common stock under this Registration Statement are sold and all of the shares of common stock held by the selling security holders registered hereby are sold, we would have 3,637,028 shares that are freely tradable. Even officers and directors are registering a portion of their shares for sale under this prospectus.

Unrestricted sales of 3,637,028 shares of stock by our selling stockholders could have a huge negative impact on our share price, and the market for our shares.

ANY NEW POTENTIAL INVESTORS WILL SUFFER A DISPROPORTIONATE RISK AND THERE WILL BE IMMEDIATE DILUTION OF EXISTING INVESTOR'S INVESTMENTS.

Our present shareholders have acquired their securities at a cost significantly less than that which the investors purchasing pursuant to shares will pay for their stock holdings or at which future purchasers in the market may pay. Therefore, any new potential investors will bear most of the risk of loss.

WE HAVE DETERMINED AN ARBITRARY OFFERING PRICE OF OUR SHARES.

The price of our shares has been determined arbitrarily by us with no established criteria of value. There is no direct relationship between these prices and our assets, book value, lack of earnings, shareholder's equity, or any other recognized standard of value of our business. The offering price should NOT be considered an indication of the actual value of the shares or securities.

ITEM 4. USE OF PROCEEDS
-----------------------

We will not receive any proceeds from the sale of the shares being registered on behalf of our selling shareholders.

We may raise additional funds through a private placement of shares of our common stock. At this time there is no committed source for such funds and we cannot give any assurances of being able to raise such funds. We can assure that we will require additional funds to carry out our business plan. The availability and terms of any future financing will depend on market and other conditions.

Our lack of funds could and would severely limit our operations, and might render us unable to carry out our business plan.

The  monies  we  have  raised  thus  far  from  selling  stock  to  our  current
Shareholders is anticipated to be sufficient to pay all expenses of this registration statement, which is estimated to be $25,000.

ITEM 5. DETERMINATION OF OFFERING PRICE
---------------------------------------

We have no established market for our common stock.

Our selling shareholders plan to sell shares at $1.50 per share, until such time as a market develops for any of the securities and thereafter at such prices as the market may dictate from time to time. There is no market price for the stock and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends.

------------------------------------- --------------------------------
             TITLE                              PER SECURITY
------------------------------------- --------------------------------
         Common Stock                              $1.50
------------------------------------- --------------------------------

We have arbitrarily determined our offering price for shares to be sold pursuant to this offering at $1.50. The Company is authorized to issue 100,000,000 shares of $0.001 par value voting common stock. There were a total of 10,799,399 shares of common stock issued during the period of March 28, 2012 (inception) through December 31, 2012. During the period of January 1, 2013 through June 30, 2013, there were a total of 1,368,356 shares issued. During that same period a total of 747,844 shares were cancelled.

During the period of March 28, 2012 (inception) through June 30 2013, the Company sold 5,497,727 shares of common stock as part of different private placements ranging from $0.01 per share to $3.00 per share.

During the period of March 28, 2012 (inception) through June 20, 2013, the Company issued 5,465,195 shares of its common stock to officers and directors and third parties in exchange for services at prices ranging from $0.01 per share to $0.088 per share. Mr. Nichols and Mr. Walford, officers, directors and founders of the Company were issued 2,000,000 shares of common stock each at a price of $0.01 per share.

The additional major factors that were included in determining the initial sales price to our founders and private investors were the lack of liquidity since there was no present market for our stock and the high level of risk considering our lack of operating history.

The share price bears no relationship to any criteria of goodwill value, asset value, market price or any other measure of value and were arbitrarily determined in the judgment of our Board of Directors.

ITEM 6. DILUTION
----------------

The following table sets forth with respect to existing shareholders, the number of our shares of common stock purchased the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share. All percentages are computed based upon cumulative shares and consideration assuming sale of all shares in the line item as compared to maximum in each previous line.

                            SHARES PURCHASED    TOTAL CONSIDERATION    AVERAGE
                          NUMBER       PERCENT  AMOUNT   PERCENT (2) PRICE/SHARE
                                         (1)
                          -------------------- --------------------- -----------

Existing Shareholders (3)  11,687,922   100%   4,909,493    100%       $0.42

     (1) Percentage relates to total percentage of shares sold up to such increment in the offering.

     (2)  Percentage   relates  to  total  percentage  of  capital  raised  post
          offering.

     (3) Relates to the total numbers of shares issued and outstanding, including shares being registered.

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity. Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock. Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

As at June 30, 2013, the net tangible book value of our stock was $0.25 per share.

ITEM 7. SELLING SECURITY HOLDERS
--------------------------------

The selling shareholders, including our officers and directors, obtained their shares of our stock in the following transactions:

---------------------------- ----------------------------- ---------------------
     Number of Shares               Consideration              Price Per Share
---------------------------- ----------------------------- ---------------------
         3,145,399                       Cash                       $0.01
            225                          Cash                       $0.25
         1,505,051                       Cash                       $1.00
          25,000                         Cash                       $2.00
          52,630                         Cash                       $2.25
          769,422                        Cash                       $3.00
         5,465,195                     Services                $0.01 to $0.088
          700,000                Purchase of Property               $2.00
---------------------------- ----------------------------- ---------------------

Other than the stock transactions discussed above, we have not entered into any transaction nor are there any proposed transactions in which any founder, director, executive officer, significant shareholder of our company or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us except those persons who are our salaried employees or directors. No assets will be, nor expected to be, acquired from any promoter on behalf of us. We have not entered into any agreements that require disclosure to the shareholders.

All of the securities listed below are being registered in this Registration Statement, which include all of the securities outstanding as of date hereof.

------------------------------------------------------------------------------------------------------------------------------------
                                                 COMMON SHARES         COMMON              %             SHARES              %
                                                 HELD BY EACH          SHARES            OWNED            OWNED            OWNED
                                                  SHAREHOLDER          TO BE            BEFORE           AFTER            AFTER
NAME                                            BEFORE OFFERING      REGISTERED      OFFERING (1)       OFFERING         OFFERING
------------------------------------------------------------------------------------------------------------------------------------
Adelaide Andrews                                      15,000            15,000             0.13%                 *                 -
------------------------------------------------------------------------------------------------------------------------------------
Adelaide Biggs                                       100,000            50,000             0.86%            50,000             0.43%
------------------------------------------------------------------------------------------------------------------------------------
Alexander Biggs                                       16,667            16,667             0.14%                 *                 -
------------------------------------------------------------------------------------------------------------------------------------
Alexander Withall Decalartion of Trust               100,000            25,000             0.86%            75,000             0.64%
------------------------------------------------------------------------------------------------------------------------------------
Alexander Withall/Knopf                               20,000             5,000             0.17%            15,000             0.13%
------------------------------------------------------------------------------------------------------------------------------------
Amanda Germany                                         4,000             4,000             0.03%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Amanda Remington                                      10,000            10,000             0.09%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Arthur C. Krepps III                                  13,334            13,334             0.11%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Barry Isaacs                                          16,500            16,500             0.14%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Barry L. Jacobson                                     18,334            18,334             0.16%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Becky Sharpenter                                          50                50             0.00%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Bermard Bols                                          30,000            30,000             0.26%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Bernard Rinella                                        5,000             5,000             0.04%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Bill Baber                                            50,000            20,000             0.43%            30,000             0.26%
------------------------------------------------------------------------------------------------------------------------------------
Brain Hassett                                          1,000             1,000             0.01%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Breff Leasing (b)                                     33,667            33,667             0.29%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Brian Remington                                       50,000            25,000             0.43%            25,000             0.21%
------------------------------------------------------------------------------------------------------------------------------------
Bruce Molloy                                          16,000            16,000             0.14%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Bruce Molloy FBO Mariana Molloy                        4,876             4,876             0.04%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Bruce Theuerkauf, Jr.                                164,000            50,000             1.40%           114,000             0.98%
------------------------------------------------------------------------------------------------------------------------------------
Byron Beckley                                          7,000             7,000             0.06%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
C. Roan Berry                                         10,000            10,000             0.09%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Cain Griffin Group, LLC (b)                           60,000            20,000             0.51%            40,000             0.34%
------------------------------------------------------------------------------------------------------------------------------------
Carol Justice                                         25,000             5,000             0.21%            20,000             0.17%
------------------------------------------------------------------------------------------------------------------------------------
Caryn & Marc Schneider                                10,000            10,000             0.09%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Charles Ras                                            5,500             5,500             0.05%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Charles W. Jones                                       6,000             6,000             0.05%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Christian Farr                                        17,000            17,000             0.15%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Christoper Pesce                                       2,500             2,500             0.02%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Christopher Jacobs                                   100,000            50,000             0.86%            50,000             0.43%
------------------------------------------------------------------------------------------------------------------------------------
Clarence O Hample Revocable Turst                    100,000            20,000             0.86%            80,000             0.68%
------------------------------------------------------------------------------------------------------------------------------------
Cottonwood NB, LLC                                    16,000            16,000             0.14%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Cracked Crab LLC (b)                                  60,000            20,000             0.51%            40,000             0.34%
------------------------------------------------------------------------------------------------------------------------------------
Creative Solutions Investments, LLC (b)                1,500             1,500             0.01%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Daniel & Lesli Underhill                               6,250             6,250             0.05%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Daniel Rainey                                         10,000            10,000             0.09%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Darrell L & Mary A Gulseth JTWROS                      1,000             1,000             0.01%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
David & Lois Ensidler                                  2,500             2,500             0.02%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
David D. Duvick                                       30,000            10,000             0.26%            20,000             0.17%
------------------------------------------------------------------------------------------------------------------------------------
David Kelley                                          60,000            25,000             0.51%            35,000             0.30%
------------------------------------------------------------------------------------------------------------------------------------
David Newman                                          12,000            12,000             0.10%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Debbie Hamen                                          13,000            13,000             0.11%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Dennis & Mary Jo Gabriel                             250,000            50,000             2.14%           200,000             1.71%
------------------------------------------------------------------------------------------------------------------------------------
Dennis Kaboth                                         30,000            30,000             0.26%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Dennis Noel                                           40,000            40,000             0.34%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Diane Leeds Einsidler                                  3,215             3,215             0.03%                 *                *
------------------------------------------------------------------------------------------------------------------------------------

                                      -17-

------------------------------------------------------------------------------------------------------------------------------------
Donald Einsidler                                       5,500             5,500             0.05%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Donald L. Walford (a)                              2,000,000           400,000            17.11%         1,600,000            13.69%
------------------------------------------------------------------------------------------------------------------------------------
Donald S. Heauser                                     60,000            20,000             0.51%            40,000             0.34%
------------------------------------------------------------------------------------------------------------------------------------
Donna Wittenauer FBO LK Latimer                       25,000            25,000             0.21%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Dr. William R. King                                   20,000            20,000             0.17%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
E. Dean Davis                                         50,000            50,000             0.43%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Edward Vitko                                         157,500            35,000             1.35%           122,500             1.05%
------------------------------------------------------------------------------------------------------------------------------------
Edward W. Sharpenter                                   1,000             1,000             0.01%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Emily Blincoe                                             50                50             0.00%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Emma Blincoe                                              50                50             0.00%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Envirotech                                            10,000            10,000             0.09%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Eric Hample                                           50,000            25,000             0.43%            25,000             0.21%
------------------------------------------------------------------------------------------------------------------------------------
Falettiko Oil & Gas, LLC (b)                          30,000            30,000             0.26%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
FNB Griffin Custodian for
Individual IRA Charles W. Jones                        4,000             4,000             0.03%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
FNB Griffin Custodian for
Individual IRA Linda Jordan                           10,000            10,000             0.09%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
FNB Griffin Custodian for
Individual IRA Timothy R. Dender                      46,667            46,667             0.40%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Francis Construction (b)                              10,000            10,000             0.09%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Gary Lee Young                                         2,500             2,500             0.02%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Gary Underhill                                        33,334            33,334             0.29%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Gary Walford                                          25,000            25,000             0.21%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
George Biggs                                          15,000            15,000             0.13%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Gerald Smart Trust                                    50,000            50,000             0.43%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Glenda Weiss                                          50,000            20,000             0.43%            30,000             0.26%
------------------------------------------------------------------------------------------------------------------------------------
Henry Moxely                                         210,000            40,000             1.80%           170,000             1.45%
------------------------------------------------------------------------------------------------------------------------------------
Herbert T. Sears                                      15,000            15,000             0.13%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Irene A. Brown                                         5,000             5,000             0.04%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Jacobs Enterprises, Ltd (b)                          100,000            20,000             0.86%            80,000             0.68%
------------------------------------------------------------------------------------------------------------------------------------
James & Teresa Stewart                                26,667            26,667             0.23%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
James Ford                                           100,000            10,000             0.86%            90,000             0.77%
------------------------------------------------------------------------------------------------------------------------------------
James H. Campbell                                      6,000             6,000             0.05%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
James Iverson                                         20,000            20,000             0.17%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
James R. & Teresa L. Stewart                          20,000            20,000             0.17%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
James R. Stewart                                      94,444            45,000             0.81%            49,444             0.42%
------------------------------------------------------------------------------------------------------------------------------------
Jared & Christina Adam                                 8,334             8,334             0.07%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Jay Blincoe                                               50                50             0.00%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Jeff Rosenberg                                         7,500             7,500             0.06%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Jeremy Isaacs                                          7,500             7,500             0.06%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Jim Blincoe                                               50                50             0.00%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Joan Jacobson Trust                                   50,000            25,000             0.43%            25,000             0.21%
------------------------------------------------------------------------------------------------------------------------------------
Joan M. Jacobson                                      67,000            35,000             0.57%            32,000             0.27%
------------------------------------------------------------------------------------------------------------------------------------
Joanne Blincoe                                            50                50             0.00%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Joe Ford                                              25,000            25,000             0.21%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Joel Ripmaster                                        25,000            25,000             0.21%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
John Bryan                                             5,000             5,000             0.04%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
John Cooper                                           20,000            20,000             0.17%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
John Phelps                                            5,000             5,000             0.04%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Jonathan Sherman                                      20,000            20,000             0.17%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Joseph G. Hoenigmann                                   2,500             2,500             0.02%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Joseph Willen                                          2,500             2,500             0.02%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Judy Blincoe                                              50                50             0.00%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Karen A. Baker                                         2,800             2,800             0.02%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Karen Anderson Baker                                   1,000             1,000             0.01%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Kathie Hayes                                              50                50             0.00%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Keil & Elizabeth Johnson                              10,000            10,000             0.09%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Kelly Anderson                                           500               500             0.00%                 *                *
------------------------------------------------------------------------------------------------------------------------------------

                                      -18-

------------------------------------------------------------------------------------------------------------------------------------
Kenneth & Shirley Thompson                             2,000             2,000             0.02%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Kenneth Knudson                                        3,000             3,000             0.03%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Kirk Anderson                                            500               500             0.00%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Kyle Anderson                                            500               500             0.00%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Larry & Gayla Johnson                                 17,000            17,000             0.15%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Lawson Farmer                                         25,000            25,000             0.21%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Leah & Greg Isaacs                                     7,500             7,500             0.06%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Leanne Sharpenter                                         50                50             0.00%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Leland Beckley                                         7,000             7,000             0.06%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Lester Ranew (a)                                      66,667            14,000             0.57%            52,667             0.45%
------------------------------------------------------------------------------------------------------------------------------------
Lillian Sharpenter                                        50                50             0.00%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Lindsey Sharpenter                                        50                50             0.00%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Lisa B. Meloro Irrevocable Trust                      19,500            19,500             0.17%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Lisa Baird                                            75,000            15,000             0.64%            60,000             0.51%
------------------------------------------------------------------------------------------------------------------------------------
Lorie J. & Josephine Mangham, Jr.                     10,000            10,000             0.09%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Marc & Caryn Schneider                                 2,500             2,500             0.02%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Marc Pindus                                          380,000            30,000             3.25%           350,000             2.99%
------------------------------------------------------------------------------------------------------------------------------------
Marc Sharpenter                                           50                50             0.00%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Marcia Biggs                                          15,000            15,000             0.13%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Maria Terrazas                                           500               500             0.00%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Marie Blincoe                                             50                50             0.00%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Marla Alstadt                                            500               500             0.00%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Melvin & Judith Einsidler                              5,000             5,000             0.04%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Michael Einsidler                                      6,500             6,500             0.06%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Michael Faletti, Jr.                                  25,000            25,000             0.21%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Michael Littman                                      150,000            50,000             1.28%           100,000             0.86%
------------------------------------------------------------------------------------------------------------------------------------
Michael McNally                                      150,000            50,000             1.28%           100,000             0.86%
------------------------------------------------------------------------------------------------------------------------------------
Michael Pryblo                                        50,000            12,500             0.43%            37,500             0.32%
------------------------------------------------------------------------------------------------------------------------------------
Mike Vitko                                            32,500            10,000             0.28%            22,500             0.19%
------------------------------------------------------------------------------------------------------------------------------------
Mitchell Gulseth                                       3,500             3,500             0.03%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Monica Sherman                                         5,000             5,000             0.04%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Ned Sharpenter                                            50                50             0.00%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Neilson Family Trust                                  75,000            15,000             0.64%            60,000             0.51%
------------------------------------------------------------------------------------------------------------------------------------
Nick Sharpenter                                           50                50             0.00%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Nicole Saunders                                       10,000            10,000             0.09%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
NTC & Co. FBO Paul H. Dragul (a)                      25,000            25,000             0.21%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Patricia K. Huber                                      1,671             1,671             0.01%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Patricia Nauman                                        7,000             7,000             0.06%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Patrick J. Donovan                                    10,000            10,000             0.09%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Paul Dragul (a)                                      137,000            30,000             1.17%           107,000             0.92%
------------------------------------------------------------------------------------------------------------------------------------
Ralph Toftoy                                           3,500             3,500             0.03%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Raymond Dender                                        20,000            20,000             0.17%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Rich Sharpenter                                       51,005            10,000             0.44%            41,005             0.35%
------------------------------------------------------------------------------------------------------------------------------------
Richard Coleman Clements                              10,000            10,000             0.09%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Richard Davis                                         11,000            11,000             0.09%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Richard Rinella                                       40,000            40,000             0.34%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Risa Einsidler                                         5,500             5,500             0.05%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Robert & Cynthia Toftoy                              139,667           139,667             1.19%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Robert & Donna Wittennauer                            25,000            25,000             0.21%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Robert Bradley                                        10,000            10,000             0.09%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Robert E. Long                                       100,000            20,000             0.86%            80,000             0.68%
------------------------------------------------------------------------------------------------------------------------------------
Robert Reynolds                                       50,000             5,000             0.43%            45,000             0.39%
------------------------------------------------------------------------------------------------------------------------------------
Robert Scerbo                                        180,000            40,000             1.54%           140,000             1.20%
------------------------------------------------------------------------------------------------------------------------------------
Robert Toftoy                                          7,500             7,500             0.06%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Robert W. Simmons                                     45,000            15,000             0.39%            30,000             0.26%
------------------------------------------------------------------------------------------------------------------------------------
Rodney J. Buhr                                         6,600             6,600             0.06%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Ron Anderson                                           3,400             3,400             0.03%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Ronald Cox                                            14,000            14,000             0.12%                 *                *
------------------------------------------------------------------------------------------------------------------------------------

                                      -19-

------------------------------------------------------------------------------------------------------------------------------------
Ronney Ledford Jr. LLC (b)                            10,000            10,000             0.09%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Ronney Ledford, Jr.                                   16,666            16,666             0.14%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Ronnie Cain                                            9,998             9,998             0.09%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Russel D. & Judith A. Noel                            10,000            10,000             0.09%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Samuel H. Rabin                                        2,000             2,000             0.02%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Sauney & Geraldine Pippin                             10,000            10,000             0.09%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
SCI Investments, LLC (b)                              10,000            10,000             0.09%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Sean Fleming                                          21,000            10,000             0.18%            11,000             0.09%
------------------------------------------------------------------------------------------------------------------------------------
Seth Sleezer IV                                       16,667            16,667             0.14%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Sophie Blincoe                                            50                50             0.00%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Spyglass Capital Group, LLC (b)                        5,000             5,000             0.04%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Star Net Investments, LLC (b)                          2,000             2,000             0.02%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Stephen Cohen                                          2,500             2,500             0.02%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Steve Remmert                                         25,000            25,000             0.21%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Steve Scalf                                           44,445            10,000             0.38%            34,445             0.29%
------------------------------------------------------------------------------------------------------------------------------------
Steward Mosko                                         40,000            10,000             0.34%            30,000             0.26%
------------------------------------------------------------------------------------------------------------------------------------
Tamar & Bruce Mar                                     10,000            10,000             0.09%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Terry Jacobson                                         3,200             3,200             0.03%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Thomas & Linda Nixon                                   2,750             2,750             0.02%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Thomas B. Biggs                                       16,667            16,667             0.14%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Thomas G. Nixon                                        2,250             2,250             0.02%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Tim L. Briggs                                          2,222             2,222             0.02%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Timothy Dender                                       120,000            24,000             1.03%            96,000             0.82%
------------------------------------------------------------------------------------------------------------------------------------
Timothy Scott                                          5,000             5,000             0.04%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Todd Blincoe                                              50                50             0.00%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Tom Blincoe                                               50                50             0.00%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Tom Ness                                              45,500            10,000             0.39%            35,500             0.30%
------------------------------------------------------------------------------------------------------------------------------------
Trenton Toftoy                                         7,000             7,000             0.06%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Trevor J. Buhr                                           225               225             0.00%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Underhill Trucking                                     7,000             7,000             0.06%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Vladimir & Glida Scerbo                               10,000            10,000             0.09%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Vladimir Scerbo                                        6,000             6,000             0.05%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
W. Edward Nichols (b)                              2,000,000           400,000            17.11%         1,600,000            13.69%
------------------------------------------------------------------------------------------------------------------------------------
William & Joyce Babb                                  10,000            10,000             0.09%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
William & Suzanne Knopf                               25,000            25,000             0.21%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
William C. Gascoigne                                  20,000            20,000             0.17%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
William Stewart                                        7,000             7,000             0.06%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
William Young                                        400,000            60,000             3.42%           340,000             2.91%
------------------------------------------------------------------------------------------------------------------------------------
Willie & Carol Love, Jr.                              10,000            10,000             0.09%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
Willie Love                                           25,000            25,000             0.21%                 *                *
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                       TOTAL      10,067,589         3,637,028            86.14%         6,430,561            55.02%
------------------------------------------------------------------------------------------------------------------------------------
     (1)  Based upon 11,687,922 shares issued and outstanding
     *    Less than 0.01%
     (a)  Officer/Director
     (b)  Please see beneficial ownership table below.

                                                              NUMBER OF
                                                            COMMON SHARES
                                         PERSON WITH            BEING
           NAME OF THE ENTITY           VOTING CONTROL        REGISTERED  AFFILIATE OF COMPANY?
------------------------------------ ---------------------- ------------- ---------------------
Cain Griffin Group, LLC                  Kristi Cain              20,000         No
Cracked Crab, LLC                      Frank L. Cahill            60,000         No
Creative Solutions Investments, LLC   Darell L. Gulseth            1,500         No
Falittiko Oil & Gas LLC                 Ed Vitiko (a)             30,000         No
Francis Construction                   Nick Tverdeich             10,000         No
Jacob Enterprises, Ltd               Christopher Jacobs           20,000         No
Ronny Ledford, LLC                   Ronny Ledford, Jr. (b)       10,000         No
SCI Investments, LLC                    Todd Feltman              10,000         No
Spyglass Capital Investments, LLC      David Gragarek              5,000         No
Star Net Investments, LLC             Mitchell Gulseth             2,000         No
------------------------------------
     (a)  Mr. Edward Vitko holds 157,500 shares directly in his name.  35,000 of these shares are being registered on his behalf.

     (b) Mr. Ledford holds 16,667 shares directly in his name. All 16,667 shares are being registered on his behalf.

None of the above listed shareholders are registered broker-dealers or are associates of a registered broker-dealer. None of the above listed shareholders are affiliates of any registered broker-dealers.

ITEM 8. PLAN OF DISTRIBUTION
----------------------------

Upon effectiveness of this registration statement, of which this prospectus is a part, our existing selling shareholders may sell their securities at market prices or at any price in privately negotiated transactions.

Our selling shareholders may be deemed underwriters in this offering.

The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders.

ITEM 9. DESCRIPTION OF SECURITIES
---------------------------------

The securities being registered and/or offered by this Prospectus are common shares.

COMMON STOCK

We are presently authorized to issue one-hundred million (100,000,000) shares of our $0.001 par value common shares. A total of 11,687,922 common shares are deemed issued and outstanding as of October 31, 2013.

COMMON SHARES

All shares are equal to each other with respect to voting, liquidation, and dividend rights. Special shareholders' meetings may be called by the officers or director, or upon the request of holders of at least one-tenth (1/10th) of the outstanding shares. Holders of shares are entitled to one vote at any shareholders' meeting for each share they own as of the record date fixed by the board of directors. There is no quorum requirement for shareholders' meetings. Therefore, a vote of the majority of the shares represented at a meeting will govern even if this is substantially less than a majority of the shares outstanding. Holders of shares are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares. Reference is made to our Articles of Incorporation and our By-Laws as well as to the applicable statutes of the State of Colorado for a more complete description of the rights and liabilities of holders of shares. It should be noted that the board of directors without notice to the shareholders may amend the By-Laws. Our shares do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) of the shares voting for election of directors may not be able to elect any director.

PREFERRED SHARES

We are presently authorized to issue twenty-five million (25,000,000) preferred shares our $10 par value preferred shares. No shares of preferred stock are issued and outstanding as of October 31, 2013.

On June 12, 2013 the Board authorized the Class A Preferred Convertible Stock (the "Class A Preferred Stock") of which 500,000 shares of preferred stock have been authorized for the class and the shares have a deemed purchase price at $4.50 per share. The Class A Preferred Stock are to have voting rights equivalent to their conversion rate, one (1) share of Class A Preferred Stock equals one (1) share of common stock. At this time, no shares of the Class A Preferred Stock have been issued.

WARRANTS

Effective May 30, 2013 and as part of a consulting agreement, the Company issued a warrant to a consultant in exchange for cash in the amount of $27.50. The warrant entitles the consultant to purchase over a five year period at a price of $3.00 per share up to 275,000 shares of the Company's common stock. The warrant has a cashless exercise option.

SECURED CONVERTIBLE PROMISSORY NOTES

In September 2013, we commenced a private offering of $2,000,000 Secured Convertible Promissory Notes in order to complete the purchase of the remaining 37.5% WI in the Five JABS property discussed above. These notes are due in September 2014 and are convertible into shares of our common stock in whole or in part at a conversion price of $3.60 per share 6 months after issuance of the secured convertible promissory note. The conversion of the convertible promissory notes into shares of our common stock could have a dilutive effect to the holdings of our existing shareholders.

The Secured Convertible Promissory Notes are secured by the Company's 75% of the right, title and working interest in 1,955 gross leasehold acres including 13 producing wells, 9 service wells and 14 additional wellbores located in the States of Texas and Louisiana, the Five JABS properties.

The offering was not fully subscribed and a total of $1,535,000 was raised.

Separately and apart, two members of management agreed to make up the difference of the Secured Convertible Promissory Note Offering and the purchase price of Five JABS in a separate transaction with separate terms with the Company. Mr. Charles Pollard and Mr. Lester Ranew, officers and directors of the Company, in exchange for secured convertible promissory notes provided the Company with a total of $600,000 cash ($300,000 each). Mr. Pollard's and Mr. Ranew's notes have a due date of January 2, 2014 and allow for the conversion of the notes into common stock upon issuance. Their notes provide that in addition to having a due date of January 2, 2014, that at the due date they will each receive a $7,500 payment of fees and interest. If the notes are not paid at January 2, 2014, the Company is required to take immediate steps to liquidate the secured property and the due date will be extended to April 2, 2014. If payment is made at April 2, 2014, they will each receive a $15,000 payment of fees and interest. If the property has not been liquidated at such date, they will each be assigned an 11.25% interest in the Five JABS properties.

At September 30, 2013, the Company had a total of $2,135,000 in outstanding secured convertible promissory notes. These funds were used towards the purchase of the remaining 37.5% WI in the Five JABS property.

TRANSFER AGENT

Our transfer agent for our securities is Continental Stock and Transfer Company at 17 Battery Place, New York, New York 10004 Phone: 212-509-4000.

ITEM 10. INTEREST OF NAMED EXPERTS AND COUNSEL
----------------------------------------------

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in us, or who is, or was, our promoter, underwriter, voting trustee, director, officer or employee.

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT
---------------------------------------------------

A. DESCRIPTION OF BUSINESS
--------------------------

Three Forks, Inc. (hereafter "Three Forks," "we," "us," or "our") was incorporated on March 28, 2012 in the State of Colorado. Our business plan focuses on our development as an independent energy company engaged in the acquisition, exploration, development and production of North American conventional oil and gas properties through the acquisition of leases and/or royalty interests.

At present, our current oil and gas projects consist of:

     - In Archer County, Texas, we are a 49% working interest ("WI") owner in a joint venture agreement where the joint venture has drilled and completed one well.

     - In Archer County, Texas, we have a 10% WI through a Farmout in 290 net, 320 gross acres with 5 wells. We are also the manager of Three Forks No. 1, LLC ("Three Forks No. 1") which owns 87% of the working interest in the Farmout acreage.

     - In Pottawatomie County, Oklahoma, we have a 25% WI in 290/290 net/gross acres upon which the first well was drilled in July 2013 and has now been completed and is being put into production.

     - The Five JAB project located in Southeast Texas - Southwest Louisiana where we have a non-operated 37.5% WI in 13 producing wells, 9 service wells and 14 additional wellbores and on October 1, 2013, we acquired an additional 37.5% WI in these same properties for a total of a 75% WI.

We intend to acquire additional acreage to drill in other areas where deemed attractive, though no such additional prospects have been identified at the time of this filing.

On September 7, 2012, we acquired working interests between 10.12% and 10.50% in 5 producing oil and gas wells along with mineral interests in proved undeveloped leaseholds totaling approximately 320 acres located in Weld County, Colorado valued at $1,477,990, as well as, a 76.25% working interest in undeveloped leaseholds totaling approximately 120 acres located in Morgan County, Colorado valued at $14,000 in exchange for the issuance of 700,000 shares of the Company's restricted common stock valued at $1,400,000 or $2.00 per share and the assumption of certain debt in the amount of $91,990. In addition, we were required to fund an escrow account in the amount of $55,000 for legal services that may occur over a three year period from the date of the acquisition until December 31, 2014. This escrow account at June 30, 2013 and December 31, 2012 has a balance of $55,122 and $55,081, respectively. On January 1, 2013, we sold our entire interest in these oil and gas properties located in Weld County, Colorado, for $1,600,000 in cash.

Our principal executive offices are located at 555 Eldorado Boulevard, Suite 100, Broomfield, Colorado 80021 and our telephone number is (303) 404-2160. We maintain a website at www.threeforksinc.com, such website is not incorporated into or a part of this filing.

COMPANY OVERVIEW

CORPORATE STRUCTURE

The corporate structure is as follows:
                       ----------------------------------
                                THREE FORKS, INC.
                            (A Colorado Corporation)
                       W. Edward Nichols - CEO, Director
                       ----------------------------------
                        /                              \
                       /                                \
                      /                                  \
------------------------------------            --------------------------------
     TFI OPERATING COMPANY, INC.
      (A Colorado Corporation)                      THREE FORKS NO. 1, LLC
    (Wholly-owned subsidiary of                       (A Colorado Limited
         Three Forks, Inc.)                            Liability Company)
       Charles Pollard, CEO                        Three Forks, Inc., Manager
   (TFI Operating Company, Inc.                      (the Company does not
        has yet to commence                          own an equity interest)
         operations as of
          June 30, 2013)
------------------------------------            --------------------------------

TFI Operating Company, Inc. ("TFI Operating") was incorporated in the state of Colorado on January 2, 2013 as Three Forks Operating Company, Inc. On February 8, 2013, it changed its name to TFI Operating Company, Inc. TFI Operating was established to handle and manage our exploration, drilling and production operations, including our Archer County, Texas Farmout. At June 30, 2013, TFI Operating did not have any assets and has yet to commence operations.

Three Forks No. 1 was organized in the State of Colorado on November 8, 2012. We are the manager of Three Forks No. 1 and we do not hold an equity interest in Three Forks No. 1. Three Forks No. 1 owns 87% of the working interest in the Archer County, Texas Farmout. As the manager of Three Forks No. 1, we handle and oversee the operations on the property in Archer County, Texas.

Mr. Lester Ranew, a director of the Company, holds a 6.81% equity interest in the Three Forks No. 1, LLC.

RECENT CONVERTIBLE DEBT OFFERING

In September 2013, we commenced a private offering of $2,000,000 Secured Convertible Promissory Notes in order to complete the purchase of the remaining 37.5% WI in the Five JABS property discussed above. These notes are due in September 2014 and are convertible into shares of our common stock in whole or in part at a conversion price of $3.60 per share 6 months after issuance of the secured convertible promissory note. The conversion of the convertible promissory notes into shares of our common stock could have a dilutive effect to the holdings of our existing shareholders.

The Secured Convertible Promissory Notes are secured by the Company's 75% of the right, title and working interest in 1,955 gross leasehold acres including 13 producing wells, 9 service wells and 14 additional wellbores located in the States of Texas and Louisiana, the Five JABS properties.

The offering was not fully subscribed and a total of $1,535,000 was raised. Tincup Oil and Gas, LLC of which Mr. Ranew, a director of the Company, is a member, holds a Secured Convertible Promissory Note for $250,000.

Separately and apart, two members of management agreed to make up the difference of the Secured Convertible Promissory Note Offering and the purchase price of Five JABS in a separate transaction with separate terms with the Company. Mr. Charles Pollard and Mr. Lester Ranew, officers and directors of the Company, in exchange for secured convertible promissory notes provided the Company with a total of $600,000 cash ($300,000 each). Mr. Pollard's and Mr. Ranew's notes have a due date of January 2, 2014 and allow for the conversion of the notes into common stock upon issuance. Their notes provide that in addition to having a due date of January 2, 2014, that at the due date they will each receive a $7,500 payment of fees and interest. If the notes are not paid at January 2, 2014, the Company is required to take immediate steps to liquidate the secured property and the due date will be extended to April 2, 2014. If payment is made at April 2, 2014, they will each receive a $15,000 payment of fees and interest. If the property has not been liquidated at such date, they will each be assigned an 11.25% interest in the Five JABS properties.

At September 30, 2013, the Company had a total of $2,135,000 in outstanding secured convertible promissory notes. These funds were used towards the purchase of the remaining 37.5% WI in the Five JABS property.

RECENT OIL AND GAS ACQUISITIONS

ARCHER COUNTY, TEXAS

On December 31, 2012, we entered into a Farmout Agreement with Holms Energy Development Corporation ("HEDC") to explore for oil, gas and methane production in Archer County, Texas ("the Farmout"). In order to maintain the Farmout we have to commence or cause to be commenced the drilling of at least 3 wells for oil and/or gas prior to March 31, 2013 and pay for the costs associated with our ownership of 100% of the working interest.

As such on December 31, 2012, we entered into a Purchase and Sale Agreement with Three Forks No. 1 whereby in consideration of Three Forks No. 1 undertaking and agreeing to pay its pro rata share of the costs associated with the drilling and completion of wells in Archer County, Texas, we initially assigned an 87% WI in the properties to Three Forks No. 1. Subsequently in 2013, we similarly assigned a 1%% WI in the Farmout to Three Forks No. 1 to each of Messrs. Walford, Young and Nichols, officers and directors of the Company and retained a 10% WI in the Farmout, with an additional back in after payout of 25%. At the time of this filing and as part of this Farmout, 5 wells have been drilled on the property.

POTTOWATOMIE COUNTY, OKLAHOMA

On April 8, 2013, we entered into a Participation Agreement with Blue Quail, Ltd. ("the Participation Agreement"). In exchange for an 80% Net Revenue Interest ("NRI") and a 25% WI in the Jim #1-33 Well, and as of June 30, 2013 we have paid $198,000. The Jim #1-33 Well is has been being drilled in Pottowatomie County, Oklahoma in the Bois D'Arc formation. The well has now been completed and is currently being put into production at the time of this filing.

FIVE JAB - LOUISIANA AND TEXAS

On February 27, 2013, we entered into a Purchase and Participation Agreement with Five JAB, Inc. ("the Purchase and Participation Agreement"). As part of the Purchase and Participation Agreement, we are to acquire a 75% of the right, title and working interest in 1,955.41 gross leasehold acres including 13 producing wells, 9 service wells and 14 additional wellbores in exchange for cash of $3.8 million. The Purchase and Participation Agreement also provides for our involvement in a development program that includes the drilling and completion of workovers and well optimizations of certain of the existing wells.

Therefore on June 30, 2013, we acquired a 37.5% WI in those oil and gas properties located in Louisiana and Texas totaling approximately 1,955.41 gross acres in exchange for $1,900,000 in cash as part of the Purchase and Participation Agreement. Further, this acquisition is subject to a reversionary event whereby we must acquire on September 1, 2013 the remaining 37.5% of the working interest in the properties for $1,900,000 in cash or we must return to the Seller the 37.5% working interest acquired on June 30, 2013. On August 28, 2013, the Company and Five JAB, Inc. agreed to extend the September 1, 2013 deadline to October 1, 2013, without prejudice and penalty. On October 1, 2013, the Company acquired the remaining 37.5% of working interest in the Five Jab, Inc. properties for $1,942,143 in cash.

Our acquisition of the 75% of working interest in the oil and gas properties has been accounted for as an acquisition for accounting purposes.

AREAS OF INTEREST AND PROPERTY

ARCHER COUNTY, TEXAS

We have a 10% WI in a completed well that is currently producing from the Ellenburger formation at approximately 4,900 feet. In late 2012, we entered into a Farmout Agreement with the lease owner to develop the balance of the 320 acres of property. We transferred the Farmout to Three Forks No. 1 to develop the 320 acres. We retained a 10% WI in these wells with a provision for a back-in of an additional 25%, after payout to the equity holders of Three Forks No.1. After payout, we will then own a 35% WI in the wells.

In late March 2013, 3-D seismic was shot across the property which revealed that three Ellenburger highs exist on the acreage. The Ellenburger formation is considered to be a part of the Bend Arch-Fort Worth Basin. Ellenburger Group carbonate rocks represent a broad epeiric carbonate platform covering most of Texas during the Early ORDOVICIAN period. The formation is a resultant of a pronounced drop in SEA LEVEL sometime between Late Ordovician and Mississippian time resulted in prolonged platform exposure.

In addition to the Ellenburger formation, the Caddo, Odom, Conglomerate, Gardner, KMA, Gunsight, 600' Sand and the 400' Sand are all productive or prospective on this lease. Due to active water drive reservoirs in most of these formations, limited stimulation work will occur for these wells. The Ellenburger formation has not been developed in the immediate vicinity of the wells and will more than likely be a new field discovery, if proven productive in the field work.

We intend to drill a minimum of nine wells to fully develop the reserve potential on this lease and Three Forks No. 1, has paid $1.8 million in capital for drilling and completion costs and about $200,000, for 3D seismic and facilities.






                   PLEASE SEE PHOTO ATTACHED AS EXHIBIT 99.1.

In August 2013, the Company had successfully drilled five wells.

Three of the drilled wells are in varying stages of completion. The G. A. Jennings "BB" #104 has been perforated and flow tested in the KMA interval. It tested 9 BOPD and 17 BWPD for 24 hours prior to a fracture treatment on August 13, 2013, wherein 60,000 lbs. of sand were pumped under pressure to stimulate the well and increase the well's overall flow rate. Final test data and reporting is pending well flow back results. The G. A. Jennings "BB" #103 tested oil from the Ellenburger formation at non-commercial rates. The well was acidized to improve flow with only limited success. The well has since been perforated in the Caddo and Bend and tested for 27 BOPD and 153 BWPD. In September 2013, we completed the G.A. Jennings #105 well with an initial potential test of 38 BOPD with a 58 BWPD from the Ellenburger formation following an acid treatment. A fourth well - the #105 - is being drilled. Well completion work in the #101 and #102 wells will follow the current well work.

One additional well is currently being permitted. We plan to drill up to nine wells with an average well expected to initially test for 25-50 BOPD.

Capital expenditures ("Capex") on this project is $3.0 million. As of September 30, 2013, a total of $1.9 million has been invested for drilling and well completion work, $50,000 for seismic acquisition, processing and interpretation, and $250,000 for equipment including approximately $220,000 in total costs incurred by the Company.

PINK PROJECT, POTTAWATOMIE COUNTY, OKLAHOMA

We entered into a Participation Agreement with Blue Quail Ltd. of Chandler, Oklahoma to participate with a 25% WI in up to six wells in a multiple pay area within the Morvin Oilfield where the predominate production has been from the Bois d'Arc member of the Hunton Lime. Additional pay intervals in the area include the Red Forks Sand, Misener Sand, Viola Lime, Simpson Dolomite, and the 1st and 2nd Wilcox Sands.

Drilling operations began in early April with the geologist, driller and operator (Blue Quail Ltd) each taking a 25% WI. Well number one has been drilled and logged and completed. Facilities for this well have been installed and the well is pumping to the permanent facilities at an estimated 30 BOPD and 60 BWPD.





                   PLEASE SEE PHOTO ATTACHED AS EXHIBIT 99.2.


013fThe Jim #1-33 well is located in a multiple pay area within the Morvin Oilfield. It contained 22 feet of microlog permeability in the Hunton Bois D'Arc interval. Additional producing intervals in the area include the Red Forks Sand, Misener Sand, Viola Lime, Simpson Dolomite, and the 1st and 2nd Wilcox Sands.

As of June 30, 2013, we have spent $198,000 on the Pink Project with a total 2013 capex projected at approximately $1.2 million.

FIVE JAB - EVANGELINE/ST. MARY'S PARISHES, LOUISIANA AND MONTGOMERY/TYLER COUNTY, TEXAS

In June 2013, we acquired 37.5% WI and the remaining 37.5% WI on October 1, 2013 for a total of 75% WI in 27 producing/9 service wells in Texas and Louisiana currently operated by Five JAB, Inc. out of Tomball, Texas, for $3.8 million. The remaining 25% WI is owned by Five, JAB, Inc. and other non-affiliated owners. The properties currently produce 100 BOPD and 50 MCFPD.

We have agreed to capital spending in 2013 of $1.25 million for 11 workovers. We expect to spend a total of $5 million for these projects.

Spread across Montgomery, Jasper and Tyler Counties in Texas and the Evangeline and St. Mary Parishes in Louisiana, these wells are located in the Gulf Coast Upper Jurassic-Cretaceous-Tertiary province. This province extends on shore and off shore in the states of Texas, Louisiana, Mississippi and Florida. The multiple conventional plays make up the geological success of the area. The Five Jab properties are all located on shore.

COMPETITION, MARKETS, REGULATION AND TAXATION

COMPETITION.

There are a large number of companies and individuals engaged in the exploration for minerals and oil and gas; accordingly, there is a high degree of competition for desirable properties. Almost all of the companies and individuals so engaged have substantially greater technical and financial resources than we do.

MARKETS.

The availability of a ready market for oil and gas discovered, if any, will depend on numerous factors beyond our control, including the proximity and capacity of refineries, pipelines, and the effect of state regulation of production and of federal regulations of products sold in interstate commerce, and recent intrastate sales. The market price of oil and gas are volatile and beyond our control. The market for natural gas is also unsettled, and gas prices have increased dramatically in the past four years with substantial fluctuation, seasonally and annually.

There generally are only a limited number of gas transmission companies with existing pipelines in the vicinity of a gas well or wells. In the event that producing gas properties are not subject to purchase contracts or that any such contracts terminate and other parties do not purchase our gas production, there is no assurance that we will be able to enter into purchase contracts with any transmission companies or other purchasers of natural gas and there can be no assurance regarding the price which such purchasers would be willing to pay for such gas. There presently exists an oversupply of gas in the certain areas of the marketplace due to pipeline capacity, the extent and duration of which is not known. Such oversupply may result in restrictions of purchases by principal gas pipeline purchasers.

EFFECT OF CHANGING INDUSTRY CONDITIONS ON DRILLING ACTIVITY.

Lower oil and gas prices have caused a decline in drilling activity in the U.S. from time to time. However, such reduced activity has also resulted in a decline in drilling costs, lease acquisition costs and equipment costs, and an improvement in the terms under which drilling prospects are generally available. We cannot predict what oil and gas prices will be in the future and what effect those prices may have on drilling activity in general, or on our ability to generate economic drilling prospects and to raise the necessary funds with which to drill them.

FEDERAL REGULATIONS.

GOVERNMENTAL REGULATION AND ENVIRONMENTAL CONSIDERATION.

Oil and Gas: The oil and gas business in the United States is subject to regulation by both federal and state authorities, particularly with respect to pricing, allowable rates of production, marketing and environmental matters.

The production of crude oil and gas has, in recent years, been the subject of increasing state and federal controls. No assurance can be given that newly imposed or changed federal laws will not adversely affect the economic viability of any oil and gas properties we may acquire in the future. Federal income and "windfall profit" taxes have in the past affected the economic viability of such properties.

The above paragraphs only give a brief overview of potential state and federal regulations. Because we have only acquired specific properties, and because of the wide range of activities in which we may participate, it is impossible to set forth in detail the potential impact federal and state regulations may have on us.

COMPLIANCE WITH ENVIRONMENTAL LAWS AND REGULATIONS.

Our operations are subject to local, state and federal laws and regulations governing environmental quality and pollution control. To date our compliance with these regulations has had no material effect on our operations, capital, earnings, or competitive position, and the cost of such compliance has not been material. We are unable to assess or predict at this time what effect additional regulations or legislation could have on our activities.

THE DEPARTMENT OF ENERGY.

The Department of Energy Organization Act (Pub. L. No. 95-91) became effective October 1, 1977. Under this Act various agencies, including the Federal Energy Administration (FEA) and the Federal Power Commission (FPC), have been consolidated to constitute the cabinet-level Department of Energy (DOE). The Economic Regulatory Administration (ERA), a semi-independent administration within the DOE, now administers most of the regulatory programs formerly managed by the FEA, including oil pricing and allocation. The Federal Energy Regulatory Commission (FERC), an independent agency within the DOE, has assumed the FPC's responsibility for natural gas regulation.

REGULATION AND PRICING OF NATURAL GAS.

Our operations may be subject to the jurisdiction of the Federal Energy Regulatory Commission (FERC) with respect to the sale of natural gas for resale in interstate and intrastate commerce. State regulatory agencies may exercise or attempt to exercise similar powers with respect to intrastate sales of gas.
Because of its complexity and broad scope, the price impact of future legislation on the operation of us cannot be determined at this time.

CRUDE OIL AND NATURAL GAS LIQUIDS PRICE AND ALLOCATION REGULATION.

Pursuant to Executive Order Number 12287, issued January 28, 1981, President Reagan lifted all existing federal price and allocation controls over the sale and distribution of crude oil and natural gas liquids. Executive Order Number 12287 was made effective as of January 28, 1981, and consequently, sales of crude oil and natural gas liquids after January 27, 1981 are free from federal regulation. The price for such sales and the supplier-purchaser relationship will be determined by private contract and prevailing market conditions. As a result of this action, oil which may be sold by us will be sold at deregulated or free market prices. At various times, certain groups have advocated the reestablishment of regulations and control on the sale of domestic oil and gas.

STATE REGULATIONS.

Our production of oil and gas, if any, will be subject to regulation by state regulatory authorities in the states in which we may produce oil and gas. In general, these regulatory authorities are empowered to make and enforce regulations to prevent waste of oil and gas and to protect correlative rights and opportunities to produce oil and gas as between owners of a common reservoir. Some regulatory authorities may also regulate the amount of oil and gas produced by assigning allowable rates of production.

PROPOSED LEGISLATION.

A number of legislative proposals have been and probably will continue to be introduced in Congress and in the legislatures of various states, which, if enacted, would significantly affect the petroleum industries. Such proposals and executive actions involve, among other things, the imposition of land use controls such as prohibiting drilling activities on certain federal and state lands in roadless wilderness areas. At present, it is impossible to predict what proposals, if any, will actually be enacted by Congress or the various state legislatures and what effect, if any, such proposals will have. However, President Clinton's establishment of numerous National Monuments by executive order has had the effect of precluding drilling across vast areas of the Rocky Mountain West.

ENVIRONMENTAL LAWS.

Oil and gas exploration and development are specifically subject to existing federal and state laws and regulations governing environmental quality and pollution control. Such laws and regulations may substantially increase the costs of exploring for, developing, or producing oil and gas and may prevent or delay the commencement or continuation of a given operation.

All of our operations involving the exploration for or the production of any minerals are subject to existing laws and regulations relating to exploration procedures, safety precautions, employee health and safety, air quality standards, pollution of stream and fresh water sources, odor, noise, dust, and other environmental protection controls adopted by federal, state and local governmental authorities as well as the right of adjoining property owners. We may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of minerals may have upon the environment. All requirements imposed by any such authorities may be costly, time consuming, and may delay commencement or continuation of exploration or production operations.

It may be anticipated that future legislation will significantly emphasize the protection of the environment, and that, as a consequence, our activities may be more closely regulated to further the cause of environmental protection. Such legislation, as well as future interpretation of existing laws, may require substantial increases in equipment and operating costs to us and delays, interruptions, or a termination of operations, the extent to which cannot now be predicted.

TITLE TO PROPERTIES.

We are not the record owner of our interest in our properties and rely instead on contracts with the owner or operator of the property, pursuant to which, among other things, we have the right to have our interest placed of record. As is customary in the oil and gas industry, a preliminary title examination will be conducted at the time unproved properties or interests are acquired by us. Prior to commencement of drilling operations on such acreage and prior to the acquisition of proved properties, we will conduct a title examination and attempt to remedy extremely significant defects before proceeding with operations or the acquisition of proved properties, as we may deem appropriate.

Our properties are subject to royalty, overriding royalty and other interests customary in the industry, liens incident to agreements, current taxes and other burdens, minor encumbrances, easements and restrictions. Although we are not aware of any material title defects or disputes with respect to its undeveloped acreage, to the extent such defects or disputes exist, we would suffer title failures.

BACKLOG OF ORDERS.

We currently have no orders for sales at this time.

GOVERNMENT CONTRACTS.

We have no government contracts.

COMPANY SPONSORED RESEARCH AND DEVELOPMENT.

We are not conducting any research.

NUMBER OF PERSONS EMPLOYED.

As of October 31, 2013, we have 6 full-time employees and 4 independent consultants.

PLAN OF OPERATIONS

------------------ -------------------------------------------------------------
 4th Quarter 2013  o   File Registration Statement on Form S-1
                   o   Drill and complete 4-5 additional wells in Archer County;
                   o   Drill and complete 2-3 additional wells in Oklahoma;
                   o   10-11 well workovers in Five JAB projects
------------------ -------------------------------------------------------------
 1st Quarter 2014  o   Drill and complete 6-8 wells in new development areas
------------------ -------------------------------------------------------------
 2nd Quarter 2014  o   Drill and complete 6-8 wells in new development  areas
------------------ -------------------------------------------------------------


Our Budget for operations in the next year is as follows:


Working Capital                                            $ 3,000,000
Drilling and Development of Five JAB Wells                  $1,500,000
Targeted Acquisition                                        $7,000,000
Drilling and Development of new areas                       $2,000,000
Fees, commissions and general expenses                      $1,500,000
                                                  ---------------------
                                                           $15,000,000

The Company may change any or all of the budget categories in the execution of its business model. None of the line items are to be considered fixed or unchangeable. The Company may need substantial additional capital to support its budget. We have recognized minimal revenues from our operational activities, though none in the six months ended June 30, 2013.

We have conducted a Private Offering of shares of our restricted common stock for capital. We intend to raise up to $15 million in the next twelve months with a structure not yet determined in debt or equity. As of August 22, 2013, the Company had sold approximately 2,000,000 shares, raising a total of approximately $7,000,000. We cannot give any assurances that we will be able to raise the full $15,000,000 to fund the budget. Further, we will need to raise additional funds to support not only our expected budget, but our continued operations. We cannot make any assurances that we will be able to raise such funds or whether we would be able to raise such funds with terms that are favorable to us.

In September 2013, we commenced a private offering of $2,000,000 Secured Convertible Promissory Notes in order to complete the purchase of the remaining 37.5% WI in the Five JABS property discussed above. These notes are due in September 2014 and are convertible into shares of our common stock in whole or in part at a conversion price of $3.60 per share 6 months after issuance of the secured convertible promissory note. The offering was not fully subscribed and a total of $1,535,000 was raised.

Separately and apart, two members of management agreed to make up the difference of the Secured Convertible Promissory Note Offering and the purchase price of Five JABS in a separate transaction with separate terms with the Company. Mr. Charles Pollard and Mr. Lester Ranew, officers and directors of the Company, in exchange for secured convertible promissory notes provided the Company with a total of $600,000 cash ($300,000 each).

At September 30, 2013, the Company had a total of $2,135,000 in outstanding secured convertible promissory notes. These funds were used towards the purchase of the remaining 37.5% WI in the Five JABS property.

Based on our current cash reserves of $748,000 as of June 30, 2013, we have the cash for an operational budget of six months. We have generated minimal and sporadic revenues to date and such revenues were generated by properties we sold on January 1, 2013. If we are unable to begin to generate enough revenue, through our other subsidiaries, to cover our operational costs, we will need to seek additional sources of funds. Currently, we have NO committed source for any funds as of date hereof. No representation is made that any funds will be available when needed. In the event funds cannot be raised if and when needed, we may not be able to carry out our business plan and could fail in business as a result of these uncertainties.

The independent registered public accounting firm's report on our financial statements as of December 31, 2012, includes a "going concern" explanatory paragraph that describes substantial doubt about our ability to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

B. DESCRIPTION OF PROPERTY
--------------------------

DESCRIPTION OF PROPERTIES/ASSETS/OIL AND GAS PROSPECTS

        ------- ------------------------- ------------------------------
        (a)     Real Estate.              None.
        ------- ------------------------- ------------------------------
        (b)     Title to properties.      None.
        ------- ------------------------- ------------------------------
        (c)     Oil and Gas Properties.   See below.
        ------- ------------------------- ------------------------------

As is customary in the oil and natural gas industry, we generally conduct a preliminary title examination prior to the acquisition of properties or leasehold interests. Prior to commencement of operations on such acreage, a thorough title examination will usually be conducted and any significant defects will be remedied before proceeding with operations. We believe the title to our leasehold properties is good, defensible and customary with practices in the oil and natural gas industry, subject to such exceptions that we believe do not materially detract from the use of such properties. With respect to our properties of which we are not the record owner, we rely instead on contracts with the owner or operator of the property or assignment of leases, pursuant to which, among other things, we generally have the right to have our interest placed on record.

Our properties are generally subject to royalty, overriding royalty and other interests customary in the industry, liens incident to agreements, current taxes and other burdens, minor encumbrances, easements and restrictions. We do not believe any of these burdens will materially interfere with our use of these properties.

SUMMARY OF OIL AND NATURAL GAS RESERVES

PROVED DEVELOPED RESERVES AND PROVED UNDEVELOPED RESERVES

As of December 31, 2012, our reserves were solely attributable to our interest in properties in Weld County, Colorado acquired on September 7, 2012 and which were sold with an effective date of January 1, 2013 for $1.6 million in cash and these properties were recorded on the balance sheet of the Company in accordance with Topic 205 of the Codification as property held for sale. Therefore, the Company did not disclose these properties in our financial statements as unaudited supplemental information relating to oil and natural gas producing activities since these properties were not considered part of the Company's amortizable base under the full cost method of accounting followed by the Company.

On February 8, 2013, we received a Reserves Report for the Five JAB properties as part of our due diligence work for the property acquisition. The report is for 8/8ths reserves of which we purchased 37.5% WI on June 30, 2013 and an additional 37.5% WI on October 1, 2013 for a total of 75% WI. See "Financial Statement and Exhibits."

The reserves quantities as of June 30, 2013, that represent a 37.5% WI in the Five Jab properties are estimated as follows:

                                                        Reserves
                                             --------------------------------
Estimated Proved Reserves Data:                   Oil         Natural Gas
                                                (MBbls)         (MMScf)
                                             -------------- -----------------
Proved developed reserves                           179.00             10.00
Proved undeveloped reserves                              0                 0
                                             -------------- -----------------
Total proved reserves                               179.00             10.00
                                             ============== =================

Estimates of proved developed and undeveloped reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors. See "Qualifications of Technical Persons and Internal Controls Over Reserves Estimation Process."

QUALIFICATIONS   OF  TECHNICAL  PERSONS  AND  INTERNAL  CONTROLS  OVER  RESERVES
ESTIMATION PROCESS

The reserve report for the Five JAB acquisition was prepared for us on February 8, 2013, by Ralph E. Davis Associates, Inc, ("RED") as part of our acquisition due diligence work. RED estimated, in accordance with petroleum engineering and evaluation principles set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by the Society of Petroleum Engineers ("SPE Standards") and definitions and guidelines established by the SEC, 100% of the proved reserve information for our onshore properties as of December 31, 2012.

The technical persons responsible for preparing the reserves estimates presented herein meet the requirements regarding qualifications, independence, objectivity and confidentiality set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Natural Gas Reserves Information promulgated by the Society of Petroleum Engineers.

The principal person at RED who prepared the reserve report is Mr. David G. Cole. Mr. Cole has been a practicing petroleum engineer at RED since December 2011. Mr. Cole has over 25 years of practical experience in petroleum engineering, with over 25 years of experience in the estimation and evaluation of reserves. He graduated from Texas A&M University in 1987 with a Bachelors of Science in Petroleum Engineering.

We have an internal staff of geoscience professionals who worked closely with our independent petroleum engineering firms to ensure the integrity, accuracy and timeliness of data furnished to them in their reserves estimation process. The technical team consulted regularly with RED. We review with them our properties and to discuss methods and assumptions used in their preparation of the fiscal year-end reserves estimates. While we have no formal committee specifically designated to review reserves reporting and the reserves estimation process, a copy RED's reserve reports are reviewed with representatives of RED and our internal technical staff before we disseminate any of the information is disseminated. Additionally, our senior management reviews and approved the RED reserve report and any internally estimated significant changes to the proved reserves on an annual basis.

Estimates of oil and natural gas reserves are projections based on a process involving an independent third party engineering firm's collection of all required geologic, geophysical, engineering and economic data, and such firm's complete external preparation of all required estimates and are forward-looking in nature. These reports rely upon various assumptions, including assumptions required by the SEC, such as constant oil and natural gas prices, operating expenses and future capital costs. The process also requires assumptions relating to availability of funds and timing of capital expenditures for development of our proved undeveloped reserves. These reports should not be construed as the current market value of our reserves. The process of estimating oil and natural gas reserves is also dependent on geological, engineering and economic data for each reservoir. Because of the uncertainties inherent in the interpretation of this data, we cannot be certain that the reserves will ultimately be realized. Our actual results could differ materially. See "Note 12 -- Supplemental Information Relating to Oil and Natural Gas Producing Activities (Unaudited)" to our financial statements for additional information regarding our oil and natural gas reserves.

Under SEC rules, proved reserves are those quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations. The term "reasonable certainty" implies a high degree of confidence that the quantities of oil and/or natural gas actually recovered will equal or exceed the estimate. To achieve reasonable certainty, RED employs technologies consistent with the standards established by the Society of Petroleum Engineers. The technologies and economic data used in the estimation of our proved reserves include, but are not limited to, well logs, geologic maps and available downhole and production data, seismic data and well test data.

SUMMARY OF OIL AND NATURAL GAS PROPERTIES AND PROJECTS

PRODUCTION, PRICE AND COST HISTORY

During the period of March 28, 2012 (inception) through December 31, 2012, we recognized $73,928 and $4,798 in revenues from oil and gas sales, respectively or a total of $78,726 from our properties in Weld County, CO. The $78,726 in sales was a result of the sale of 1,119 BOE at an average price of $83 per barrel and $3.50 per MCF and an average production cost of $38 per BOE. During the six months ended June 30, 2013, we did not recognize any revenues from our activities.

DEVELOPED AND UNDEVELOPED ACREAGE

The following table presents our total gross and net developed and undeveloped acreage by region as of June 30, 2013:

                             Developed Acres            Undeveloped Acres
                        -------------------------- ---------------------------
                          Gross (1)       Net(2)       Gross          Net
                        ------------- ------------ ------------- -------------
Archer County, Texas          100.00        90.00           220           200
Texas/Louisiana             1,955.41       733.28             -             -
Pottawatomie, Oklahoma        160.00        40.00           160            40
                        ------------- ------------ ------------- -------------
TOTAL                       2,215.41       863.28           380           240
                        ============= ============ ============= =============

     (1) "Gross" means the total number of acres in which we have a working interest.

     (2) "Net" means the sum of the fractional working interests that we own in gross acres.

Our net  developed  acreage is  concentrated  primarily  in Texas and  Louisiana
(95.36%). Our net undeveloped acreage is concentrated primarily in Texas (83.33%) and Oklahoma (16.66%). The majority our net undeveloped acreage is held by production and therefore is not subject to lease expiration terms.

PRODUCTIVE WELLS

The following table presents the total gross and net productive wells by area and by oil completion as of June 30, 2013:

                                                       Oil Wells
                                           ----------------------------------
                                              Gross (1)          Net(2)
                                           ---------------- -----------------
Archer County, Texas                              6               0.99
Texas, Louisiana                                 36              13.50
Pottawatomie, Oklahoma                            1               0.25
                                           ---------------- -----------------
TOTAL                                            43              14.74
                                           ================ =================

     (1) "Gross" means the total number of wells in which we have a working interest.

     (2) "Net" means the sum of the fractional working interest that we own in gross wells.

DRILLING ACTIVITY

Our operational activities are focused on drilling and developing our properties under lease.

ARCHER COUNTY

In June 2013, the Company had successfully drilled five wells and was in the process of testing oil from the Ellenburger formation.

Three of the wells are in varying stages of completion. None of the wells were dry holes. The G. A. Jennings "BB" #104 has been perforated and flow tested in the KMA interval. It tested 9 BOPD and 17 BWPD for 24 hours prior to a fracture treatment on August 13, 2013, wherein 60,000 lbs. of sand were pumped under pressure to stimulate the well and increase the well's overall flow rate. Final test data and reporting is pending well flow back results. The G. A. Jennings "BB" #103 tested oil from the Ellenburger formation at non-commercial rates. The well was acidized to improve flow with only limited success. The well has since been perforated in the Caddo and Bend formations with oil and gas flow following this work. The well is scheduled for an acid treatment later this month. Well completion work in the #101 and #102 wells will follow the current well work. In September 2013, we completed drilling on a fourth well, #105 and recently, completed an initial potential test of 38 BOPD with a 58 BWPD on the well.

One additional well is currently being permitted. We plan to drill up to nine wells with an average well expected to initially test for 25-50 BOPD.

PINK PROJECT, POTTAWATOMIE COUNTY, OKLAHOMA

Drilling operations began in early April with the geologist, driller and operator (Blue Quail Ltd) each taking a 25% WI. Well number one has been drilled and logged and completed. Facilities for this well have been installed and the well is pumping to the permanent facilities at an estimated rate of 30 BOPD and 60 BWPD.

        ------- ------------------------- ------------------------------
        (d)     Patents.                  None.
        ------- ------------------------- ------------------------------

C. LEGAL PROCEEDINGS
--------------------

We anticipate that we (including any future subsidiaries) will from time to time become subject to claims and legal proceedings arising in the ordinary course of business. It is not feasible to predict the outcome of any such proceedings and we cannot assure that their ultimate disposition will not have a materially adverse effect on our business, financial condition, cash flows or results of operations. As of this filing date, we are not a party to any pending legal proceedings, nor are we aware of any civil proceeding or government authority contemplating any legal proceeding.

D. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
-----------------------------------------------------------

MARKET INFORMATION

Currently there is no public trading market for our stock, and we have not applied to have the common stock quoted for trading in any venue.

We intend to obtain a listing for our stock on an exchange in the future, but cannot make any assurances that we will be approved for such listing, as the exchanges have certain listing requirements that we would have to meet. Such listing requirements at a minimum include, but are not limited to:

     - Stockholders' equity of at least $4,000,000 and/or 2 years of operating history and/or pre-tax income of at least $750,000 in our last fiscal year or two of the last three fiscal years;
     -    Be able to meet certain distribution requirements; and
     - Be able to meet certain market values of publicly held shares and aggregate market values of the shares.

RULES GOVERNING LOW-PRICE STOCKS THAT MAY AFFECT OUR SHAREHOLDERS' ABILITY TO RESELL SHARES OF OUR COMMON STOCK

We are a "penny stock" company, as our stock price is less than $5.00 per share. If we are able to obtain an exchange listing for our stock, we cannot make an assurance that we will be able to maintain a stock price greater than $5.00 per share and if the share price was to fall to such prices, that we wouldn't be subject to the Penny Stocks rules.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser's written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

HOLDERS

As of October 31, 2013, we have approximately 460 stockholders of record of our common stock.

DIVIDENDS

As of the filing of this registration statement, we have not paid any dividends to stockholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Colorado Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

E. FINANCIAL STATEMENTS
-----------------------

The following is a complete list of the financial statements filed as a part of this Report.

     o Audited financial statements of Three Forks, Inc. for the period March 28, 2012 (inception) through December 31, 2012 and unaudited financial statements for the six months ended June 30, 2013 and 2012 (pages F-1 through F-18)

     o Audited financial statements of Five Jab, Inc. for the years ended December 31, 2012 and 2011 and unaudited financial statements for the six months ended June 30, 2013 and 2012 (pages F-19 through F-30)

     o Pro Forma Financial Statements of Three Forks, Inc. as of June 30, 2013 and for the period March 28, 2012 (inception) through December 31, 2012 (pages F-31 through F-35)

                                THREE FORKS, INC.


                              FINANCIAL STATEMENTS
     FOR THE PERIOD OF MARCH 28, 2012 (INCEPTION) THROUGH DECEMBER 31, 2012
                                     AUDITED

                                       AND

              THE SIX MONTHS ENDED JUNE 30, 2013 AND THE PERIOD OF
                MARCH 28, 2012 (INCEPTION) THROUGH JUNE 30, 2012

                                   (UNAUDITED)

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF THREE FORKS, INC.:

We have audited the accompanying balance sheet of Three Forks, Inc. ("the Company") as of December 31, 2012 and the related statement of operations, stockholders' equity (deficit) and cash flows for the period March 28, 2012 (inception) through December 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Three Forks, Inc., as of December 31, 2012, and the results of its operations and its cash flows for the period March 28, 2012 (inception) through December 31 2012, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting. Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ B F Borgers CPA PC

B F BORGERS CPA PC
Denver, CO
October 25, 2013

                                                        THREE FORKS INC.
                                                         BALANCE SHEETS


                                                                                      June 30, 2013          December 31, 2012
                                                                                       (Unaudited)               (Audited)
                                                                                   --------------------   ----------------------
ASSETS
   Current assets
Cash and cash equivalents                                                          $           741,728    $             492,729
Due from others                                                                                  5,987                    5,289
Due from others - related party                                                                 97,730                        -
N/R other                                                                                      100,000                  100,000
Prepaid assets                                                                                   3,337                   22,010
                                                                                   --------------------   ----------------------
   Total current assets                                                                        948,782                  620,028
                                                                                   --------------------   ----------------------

Disposal group held for sale of discontinued operations                                              -                1,481,071
                                                                                   --------------------   ----------------------

   Property and equipment
Oil and gas properties at cost, full-cost method of accounting
   Unproved                                                                                    517,113                  150,001
   Proved                                                                                    1,972,532                        -
Other                                                                                           23,349                   11,576
                                                                                   --------------------   ----------------------
   Total property and equipment                                                              2,512,994                  161,577
Less accumulated depreciation and amortization                                                  (2,419)                    (449)
                                                                                   --------------------   ----------------------
   Net property and equipment                                                                2,510,575                  161,128
                                                                                   --------------------   ----------------------

   Long-term assets
Escrow                                                                                          55,122                   55,081
Other                                                                                           13,642                        -
                                                                                   --------------------   ----------------------
   Total Long-term assets                                                                       68,764                   55,081
                                                                                   --------------------   ----------------------

   Total assets                                                                    $         3,528,121    $           2,317,308
                                                                                   ====================   ======================

LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities
Trade accounts payable                                                             $           167,661    $               4,427
Accrued liabilities, related party                                                             227,784                   15,000
Accrued liabilities                                                                             30,400                   22,680
Deposits payable                                                                               186,880                        -
Note payable                                                                                     2,001                    7,003
                                                                                   --------------------   ----------------------
   Total current liabilities                                                                   614,726                   49,110
                                                                                   --------------------   ----------------------
Disposal group held for sale payables of discontinued operations                                     -                    7,745
                                                                                   --------------------   ----------------------

   Total liabilities                                                                           614,726                   56,855
                                                                                   --------------------   ----------------------

Commitments and Contingencies                                                                        -                        -

STOCKHOLDERS' EQUITY
Preferred shares, no par value, 25,000,000 shares authorized;
   no shares issued and outstanding                                                                  -                        -
Common shares, $0.001 par value, 100,000,000 shares authorized;
   11,419,811 and 10,799,339 shares issued and outstanding at
   June 30, 2013 and December 31, 2012, respectively                                            11,420                   10,799
Additional paid in capital                                                                   4,675,123                3,230,941
Accumulated deficit                                                                         (1,773,148)                (981,287)
                                                                                   --------------------   ----------------------
   Total stockholders' equity                                                                2,913,395                2,260,453
                                                                                   --------------------   ----------------------

   Total liabilities and stockholders' equity                                      $         3,528,121    $           2,317,308
                                                                                   ====================   ======================





   The accompanying notes are an integral part of these financial statements.

                                                          THREE FORKS INC.
                                                      STATEMENTS OF OPERATIONS

                                                                                     For the Period              For the Period
                                                                                          From                        From
                                                                                     March 28, 2012              March 28, 2012
                                                           For the Six                (inception)                 (Inception)
                                                           Months Ended                 Through                     Through
                                                          June 30, 2013              June 30, 2012              December 31, 2012
                                                           (Unaudited)                (Unaudited)                   (Audited)
                                                       ---------------------      ---------------------      -----------------------
Revenue
   Oil and gas sales                                   $                  -       $                  -       $                    -
                                                       ---------------------      ---------------------      -----------------------

Operating expenses:
   Lease operating expenses                                               -                          -                            -
   Production taxes                                                       -                          -                            -
   General and administrative expenses                              941,383                    220,063                    1,011,016
   Depreciation and amortization                                      1,970                          -                          449
                                                       ---------------------      ---------------------      -----------------------
             Total operating expenses                               943,353                    220,063                    1,011,465
                                                       ---------------------      ---------------------      -----------------------

(Loss) from operations                                             (943,353)                  (220,063)                  (1,011,465)
                                                       ---------------------      ---------------------      -----------------------

Other income
   Other Income                                                      22,000                          -                            -
   Interest income                                                    2,014                          -                        2,437
                                                       ---------------------      ---------------------      -----------------------
                Total other income                                   24,014                          -                        2,437
                                                       ---------------------      ---------------------      -----------------------

(Loss) from continuing operations
   before income taxes                                             (919,339)                  (220,063)                  (1,009,028)

Income taxes                                                              -                          -                            -
                                                       ---------------------      ---------------------      -----------------------

Net (loss) from continuing operations                              (919,339)                  (220,063)                  (1,009,028)
                                                       ---------------------      ---------------------      -----------------------

Discontinued operations
   Income from operations of discontinued
      property                                                            -                          -                       27,741
   Gain on disposal of property                                     127,478                          -                            -
                                                       ---------------------      ---------------------      -----------------------
         Income from discontinued operations                        127,478                          -                       27,741
                                                       ---------------------      ---------------------      -----------------------

Net (loss)                                             $           (791,861)      $           (220,063)      $             (981,287)
                                                       =====================      =====================      =======================

Net (loss) from continuing operations                  $              (0.08)      $              (0.03)      $                (0.11)
                                                       =====================      =====================      =======================
Net income from discontinued operations
   Basic                                               $               0.01       $                  -       $                 0.00
                                                       =====================      =====================      =======================
   Diluted                                             $               0.01       $                  -       $                 0.00
                                                       =====================      =====================      =======================
Net (loss)                                             $              (0.07)      $              (0.03)      $                (0.11)
                                                       =====================      =====================      =======================

Weighted average number of common shares
   Basic                                                         11,218,180                  8,081,137                    9,222,607
                                                       =====================      =====================      =======================
   Diluted                                                       11,218,180                  8,081,137                    9,222,607
                                                       =====================      =====================      =======================

   The accompanying notes are an integral part of these financial statements.

                                                         THREE FORKS INC.
                                                 STATEMENT OF STOCKHOLDERS' EQUITY



                                              PREFERRED SHARES         COMMON SHARES        ADDITIONAL                    TOTAL
                                               $10 PAR VALUE          $.001 PAR VALUE         PAID-IN     ACCUMULATED STOCKHOLDERS'
                                              SHARES     AMOUNT     SHARES       AMOUNT       CAPITAL      (DEFICIT)     EQUITY
                                             -------- ---------- -----------   ---------  -------------  ------------ -------------
BALANCES, March 28, 2012                         -    $       -           -    $      -   $          -   $         -  $          -
 Issuance of shares for services
  valued at $0.001 per share - related party     -            -   5,325,000       5,325              -             -         5,325
 Issuance of shares for services
  valued at $0.001 per share                     -            -     195,000         195              -             -           195
 Issuance of shares for services
  valued at $0.01 per share                      -            -     260,000         260          2,340             -         2,600
 Issuance of shares for property
  valued at $2.00 per share                      -            -     700,000         700      1,399,300             -     1,400,000
 Sale of shares for cash at $0.01 per share      -            -   2,700,399       2,700         24,237             -        26,937
 Sale of shares for cash at $0.50 per share      -            -         225           -            112             -           112
 Sale of shares for cash at $1.00 per share      -            -   1,505,051       1,505      1,503,546             -     1,505,051
 Sale of shares for cash at $2.25 per share      -            -      52,630          53        118,365             -       118,418
 Sale of shares for cash at $3.00 per share      -            -      61,034          61        183,041             -       183,102
 Net loss for the period                         -            -           -           -              -      (981,287)     (981,287)
                                             -------- ---------- -----------   ---------  -------------  ------------ -------------
BALANCES, DECEMBER 31, 2012 (Audited)            -            -  10,799,339      10,799      3,230,941      (981,287)    2,260,453
 Issuance of shares for services
  valued at $0.088 per share - related party     -            -      25,000          25          2,175             -         2,200
 Issuance of shares for services
  valued at $0.088 per share                     -            -     445,000         445         38,715             -        39,160
 Sale of shares for cash at $.01 per share       -            -      40,000          40            360             -           400
 Sale of shares for cash at $1.50 per share      -            -     100,001         100        149,902             -       150,002
 Sale of shares for cash at $2.00 per share      -            -      25,000          25         49,975             -        50,000
 Sale of shares for cash at $3.00 per share      -            -     733,355         734      2,199,307             -     2,200,041
 Correction of prior issuance of shares          -            -    (122,884)       (123)           123             -             -
 Repurchase of shares at $3.00 per share         -            -    (275,000)       (275)      (824,725)            -      (825,000)
 Repurchase of shares at $1.50 per share         -            -    (100,000)       (100)      (149,900)            -      (150,000)
 Retirement of shares to settle claims           -            -    (250,000)       (250)       (21,750)            -       (22,000)
 Net (loss) for the period                       -            -           -           -              -      (791,861)     (791,861)
                                             -------- ---------- -----------   ---------  -------------  ------------ -------------
BALANCES, JUNE 30, 2013 (Unaudited)              -    $       -  11,419,811    $ 11,420   $  4,675,123   $(1,773,148) $  2,913,395
                                             ======== ========== ===========   =========  =============  ============ =============





   The accompanying notes are an integral part of these financial statements.

                                                         THREE FORKS INC.
                                                     STATEMENTS OF CASH FLOWS

                                                                                        For the Period          For the Period
                                                                                             From                    From
                                                                                        March 28, 2012          March 28, 2012
                                                                   For the Six            (inception)             (Inception)
                                                                   Months Ended             Through                 Through
                                                                  June 30, 2013          June 30, 2012         December 31, 2012
                                                                   (Unaudited)            (Unaudited)              (Audited)
                                                                -------------------   --------------------   ---------------------
OPERATING ACTIVITIES
   Net (loss) from continuing operations attributable to
     common stockholders                                        $         (919,339)   $          (220,063)   $         (1,009,028)
   Income from discontinued operations                                     127,478                      -                  27,741
   Adjustments to reconcile net (loss) to net cash
    flows provided by (used in) operating activities:
     Depreciation and amortization                                           1,970                      -                   5,918
     Gain on settlement of claims                                          (22,000)                     -                       -
     Gain on sale of disposal group held for sale                         (127,478)                     -                       -
     Shares issued for services - related party                              2,200                  5,325                   5,325
     Shares issued for services                                             39,160                  2,795                   2,795
     Changes in:
       Prepaid assets                                                       18,673                      -                 (22,010)
       Due from others                                                        (698)                     -                  (5,289)
       Due from others - related party                                     (97,730)                     -                       -
       Trade accounts payable                                              163,234                      -                   4,427
       Accrued liabilities, related party                                  212,784                 24,255                  15,000
       Accrued liabilities                                                   7,720                 18,658                  22,680
       Deposits payable                                                    186,880                      -                       -
       Note payable                                                         (5,002)                     -                   7,003
       Disposal group held for sale                                            805                      -                    (805)
                                                                -------------------   --------------------   ---------------------

Net cash (used in) by operating activities                                (411,343)              (169,030)               (946,243)
                                                                -------------------   --------------------   ---------------------

INVESTING ACTIVITIES
   Funds loaned to a non affiliate                                               -               (100,000)               (100,000)
   Costs expended in developing oil and gas properties                  (2,339,645)               (86,000)               (161,577)
   Costs expended for disposal group held for sale                               -                      -                 (77,990)
   Proceeds from sale of disposal group held for sale                    1,600,000                      -                       -
   Payment of escrow funds                                                       -                      -                 (55,081)
   Acquisition of other property and equipment                             (25,415)                     -                       -
                                                                -------------------   --------------------   ---------------------

Net cash (used in) investing activities                                   (765,060)              (186,000)               (394,648)
                                                                -------------------   --------------------   ---------------------

FINANCING ACTIVITIES
   Sale of common shares                                                 2,400,402                649,513               1,833,620
   Funds used to repurchase common shares                                 (975,000)                     -                       -
                                                                -------------------   --------------------   ---------------------

Net cash provided by financing activities                                1,425,402                649,513               1,833,620
                                                                -------------------   --------------------   ---------------------

NET CHANGE IN CASH                                                         248,999                294,483                 492,729

CASH, Beginning                                                            492,729                      -                       -
                                                                -------------------   --------------------   ---------------------

CASH, Ending                                                    $          741,728    $           294,483    $            492,729
                                                                ===================   ====================   =====================

SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION:
   Issuance of common shares for oil and gas properties         $                -    $                 -    $          1,400,000
                                                                ===================   ====================   =====================
   Interest paid                                                $                -    $                 -    $                  -
                                                                ===================   ====================   =====================
   Income taxes paid                                            $                -    $                 -    $                  -
                                                                ===================   ====================   =====================



   The accompanying notes are an integral part of these financial statements.

                                THREE FORKS INC.
                          NOTES TO FINANCIAL STATEMENTS
                       JUNE 30, 2013 AND DECEMBER 31, 2012


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

NATURE OF OPERATIONS AND ORGANIZATION

Three Forks, Inc. (the "Company") was incorporated on March 28, 2012 in the State of Colorado. The Company's business plan focuses on the development as an independent energy company engaged in the acquisition, exploration, development and production of North American conventional oil and gas properties through the acquisition of leases and/or royalty interests and developing the properties for maximum cash flow.

On September 7, 2012, the Company acquired working interests between 10.12% and 10.50% in five (5) producing oil and gas wells along with mineral interests in proved undeveloped leaseholds totaling approximately 320 acres located in Weld county Colorado valued at $1,477,990 as well as a 76.25% working interest in undeveloped leaseholds totaling approximately 120 acres located in Morgan county Colorado valued at $14,000 in exchange for the issuance of 700,000 shares of the Company's common stock valued at $1,400,000 or $2.00 per share and the assumption of certain debt in the amount of $91,990. In addition, the Company was required to fund an escrow account in the amount of $55,000 for legal services that may occur over a three year period from the date of the acquisition and this escrow account at June 30, 2013 and December 31, 2012 has a balance of $55,122 and $55,081 respectively. Effective January 1, 2013, the Company sold its entire interest in these oil and gas properties located in Weld county Colorado for $1,600,000 in cash. See Note 4 - Property Held for Sale.

On December 31, 2012, the Company entered into a Farmout Agreement ("Farmout") where the Company had a 100% working interest in 320gross/290net acres of mineral interests located in Archer county Texas subject to the Farmout. In consideration of Three Forks No 1 LLC, a Colorado limited liability company ("LLC"), undertaking and paying it's pro rata portion of the costs associated with the drilling and completion of 9 wells in Archer county Texas on the Farmout property, the Company assigned 87% of the working interest in the Farmout to the LLC. Likewise, on January 1, 2013, the Company assigned 3% of the working interest in the Farmout to three members of the Board of Directors of the Company.

Effective June 30, 2013, the Company acquired a 37.5% working interest in certain oil and gas properties located in Louisiana and Texas totaling approximately 1955.41 gross acres in exchange for $1,900,000 in cash as part of a purchase sale and participation agreement dated February 27, 2013 to acquire a total of 75% working interest in the properties as well as participate in a development program that includes the drilling and completion of additional wells. This acquisition is subject to a reversionary event whereby the Company must acquire on September 1, 2013, the remaining 37.5% of the working interest in the properties for $1,900,000 in cash or the Company must revert back to the Seller the 37.5% working interest acquired effective June 30, 2013.

The Company's acquisition of the 37.5% of working interest in the oil and gas properties was accounted for as an acquisition for accounting purposes.

INCOME TAXES

The Company accounts for income taxes under the liability method as prescribed by ASC authoritative guidance. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted rates expected to be in effect during the year in which the basis difference reverses. The realizability of deferred tax assets are evaluated annually and a valuation allowance is provided if it is more likely than not that the deferred tax assets will not give rise to future benefits in the Company's income tax returns.

The Company has adopted ASC guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the financial statements and applies to all income tax positions. Each income tax position is assessed using a two step

                                THREE FORKS INC.
                          NOTES TO FINANCIAL STATEMENTS
                       JUNE 30, 2013 AND DECEMBER 31, 2012

process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. At June 30, 2013 and December 31, 2012 there were no uncertain tax positions that required accrual.

(LOSS) PER SHARE

(Loss) per share requires presentation of both basic and diluted (loss) per common share. Common share equivalents, if used, would consist of any options, warrants and contingent shares, and would not be included in the weighted average calculation since their effect would be anti-dilutive due to the net
(loss). At June 30, 2013 and December 31, 2012, the Company had outstanding 4,175,000 and 0, respectively options, warrants or contingent shares.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences may be material to the financial statements.

CONCENTRATION OF CREDIT RISK

The Company, from time to time during the periods covered by these financial statements, may have bank balances in excess of its insured limits. Management has deemed this a normal business risk.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all cash and highly liquid investments with initial maturities of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

Accounts receivable are stated at their cost less any allowance for doubtful accounts. The allowance for doubtful accounts is based on the management's assessment of the collectability of specific customer accounts and the aging of the accounts receivable. If there is deterioration in a major customer's creditworthiness or if actual defaults are higher than the historical experience, the management's estimates of the recoverability of amounts due to the Company could be adversely affected. Based on the management's assessment, there is no reserve recorded at June 30, 2013 and December 31, 2012.

REVENUE RECOGNITION

The Company recognizes revenue from the exploration and production of the Company's oil and gas properties in the period of production.

PROPERTY AND EQUIPMENT

The Company follows the full cost method of accounting for oil and natural gas operations. Under this method all productive and nonproductive costs incurred in connection with the acquisition, exploration, and development of oil and natural gas reserves are capitalized. No gains or losses are recognized upon the sale or other disposition of oil and natural gas properties except in transactions that would significantly alter the relationship between capitalized costs and proved reserves. The costs of unevaluated oil and natural gas properties are excluded from the amortizable base until the time that either proven reserves are found or it has been determined that such properties are impaired. As properties become evaluated, the related costs transfer to proved oil and natural gas properties using full cost accounting. There were capitalized costs of

                                THREE FORKS INC.
                          NOTES TO FINANCIAL STATEMENTS
                       JUNE 30, 2013 AND DECEMBER 31, 2012


$1,972,532 and $0 included in the amortization base at June 30, 2013 and December 31, 2012, respectively and the Company did not expense any capitalized costs for the six months ended June 30, 2013 and for the period March 28, 2012 (inception) through June 30, 2012 and for the period March 28, 2012 (inception) through December 31, 2012.

Management capitalizes additions to property and equipment. Expenditures for repairs and maintenance are charged to expense. Property and equipment are carried at cost. Adjustment of the asset and the related accumulated depreciation accounts are made for property and equipment retirements and disposals, with the resulting gain or loss included in the statement of operations. The Company has not capitalized any internal costs for the six months ended June 30, 2013 and for the period March 28, 2012 (inception) through June 30, 2012 and for the period March 28, 2012 (inception) through December 31, 2012.

In accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets, as set forth in Topic 360 of the ASC, the Company assesses the recoverability of the carrying value of its non-oil and gas long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. No events occurred during the six months ended June 30, 2013 and for the period March 28, 2012 through June 20, 2012 and for the period March 28, 2012 (inception) through December 31, 2012 that would be indicative of possible impairment.

DEPRECIATION

For financial reporting purposes, depreciation and amortization of other property and equipment is computed using the straight-line method over the estimated useful lives of assets at acquisition. For income tax reporting purposes, depreciation of other equipment is computed using the straight-line and accelerated methods over the estimated useful lives of assets at acquisition.

Depreciation and depletion of capitalized acquisition, exploration and development costs are computed on the units-of-production method by individual fields on the basis of the total estimated units of proved reserves as the related proved reserves are produced.

Depreciation and amortization of oil and gas property and other property and equipment for the six months ended June 30, 2013 and for the period March 28, 2012 (inception) through June 30, 2012 is $1,970 and $0, respectively and $5,918 for the period March 28, 2012 (inception) through December 31, 2012.

OTHER COMPREHENSIVE INCOME

The Company has no material components of other comprehensive loss and accordingly, net loss is equal to comprehensive loss for the period.

SHARE-BASED COMPENSATION

The Company accounts for share-based payment accruals under authoritative guidance on stock compensation as set forth in the Topics of the ASC. The guidance requires all share-based payments to employees and non-employees, including grants of employee and non-employee stock options, to be recognized in the financial statements based on their fair values.

GOING CONCERN AND MANAGEMENTS' PLANS

As shown in the accompanying financial statements for the period ended June 30, 2013, the Company has reported an accumulated deficit of $1,773,148. At June 30, 2013, the Company has current assets of $948,782, including cash and cash equivalents of $741,728 and current liabilities of $614,726 but has sold its

                                THREE FORKS INC.
                          NOTES TO FINANCIAL STATEMENTS
                       JUNE 30, 2013 AND DECEMBER 31, 2012


major proved oil and gas property as described in Note 4 and has committed to a payment of $1,900,000 on September 1, 2013 as described more fully in Notes 1 and 5.

To the extent the Company's operations are not sufficient to fund the Company's capital and current growth requirements the Company will attempt to raise capital through the sale of additional shares of stock. At the present time, the Company cannot provide assurance that it will be able to raise funds through the further issuance of equity in the Company.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, however, the above conditions raise substantial doubt about the Company's ability to do so. The financial statements do not include any adjustment to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company has reviewed all recently issued but not yet effective accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or results of operations.

SUBSEQUENT EVENTS

The Company evaluates events and transactions after the balance sheet date but before the financial statements are issued.

NOTE 2 - RELATED PARTY TRANSACTIONS
-----------------------------------

DUE FROM OTHERS - RELATED PARTY

During the six months ended June 30, 2013, the Company advanced funds to two of its affiliates and at June 30, 2013 the Company is owed $97,730.

DUE TO OTHERS - RELATED PARTY

During the six months ended June 30, 2013, the Company was advanced funds from one of its members of the Board of Directors and at June 30, 2013 the Company owes $227,784. See Note 4 - Disposal Group Held for Sale.

At December 31, 2012, the Company owed an affiliate of an officer and director of the Company a total of $15,000 in fees for services rendered.

SHARES FOR SERVICES

During the six months ended June 30, 2013, a former member and a current member of the Board of Directors were issued 200,000 shares of the Company's common stock in exchange for services in the amount of $17,600 or at a fair value of $0.088 per share.

In March 2012, the Company issued 5,325,000 shares of its common shares to its members of the Board of Directors and officers in exchange for services in the amount of $5,325 or at a fair value of $0.001 per share.

CONSULTING SERVICES

During the six months ended June 30, 2013 and for the period March 28, 2012 (inception) through June 30, 2012, the Company paid two of its officers and directors $127,446 and $22,800, respectively in fees as part of consulting arrangements approved by the Board of Directors.

                                THREE FORKS INC.
                          NOTES TO FINANCIAL STATEMENTS
                       JUNE 30, 2013 AND DECEMBER 31, 2012


During the six months ended June 30, 2013, the Company paid an affiliate of one of its directors $55,000 in fees as part of a consulting agreement approved by the Board of Directors.

During the period March 28, 2012 (inception) through December 31, 2012, the Company paid three of its officers and directors $180,892 in fees as part of consulting arrangements approved by the Board of Directors.

NOTE 3 - PROMISSORY NOTE
------------------------

In May 2012, the Company loaned Holms Energy Development Corp ("HEDC") $100,000 which is evidenced by an unsecured promissory note dated May 30, 2012 whereby the unpaid principal amount of the promissory note is due and payable on Demand at any time on or after March 15, 2013 including any and all unpaid and accrued interest at the rate of four percent (4%) per annum of the outstanding principal. HEDC may offset the principal amount of the promissory note with any amounts due from the Company pursuant to that certain Joint Venture Cooperation and Profit Allocation Agreement between the Company and HEDC dated May 1, 2012 ("JV Agreement") as per Note 8. At June 30 2013 and December 31, 2012, the Company is owed $100,000 plus accrued interest in the amount of $4,329 and $2,356, respectively.

NOTE 4 - DISPOSAL GROUP HELD FOR SALE
-------------------------------------

The Company, as part of an agreement dated September 7, 2012, incurred costs in the amount of $1,477,990 in acquiring certain oil and gas mineral interest, including five (5) producing wells, located in Weld county Colorado. The Company determined that these mineral interests were considered a Disposal Group Held for Sale as set forth in Topic 205 of the ASC and therefore, the Company at December 31, 2012 recorded the property as a separate asset in the amount of $1,472,521 [net of $5,658 in amortization] on the balance sheet. Effective January 1, 2013, the Company sold these properties for $1,600,000 in cash and recorded in the statement of operations for the six months ended June 30, 2013 a gain on the sale of assets in the amount of $127,478 under discontinued operations.

In addition and as part of the sale, the purchasers of the property deposited with the Company $400,000 to be used towards the AFE costs in the drilling of future oil and gas wells. At June 30, 2013, the Company owes $400,000 including $213,120 due to a member of the Board of Directors.

NOTE 5 - SIGNIFICANT ACQUISITIONS
---------------------------------

Effective June 30, 2013, the Company acquired a 37.5% working interest in certain oil and gas properties located in Louisiana and Texas totaling approximately 1955.41 gross acres in exchange for $1,900,000 in cash as part of a purchase sale and participation agreement dated February 27, 2013 to acquire a total of 75% working interest in the properties as well as participate in a development program that includes the drilling and completion of additional wells. This acquisition is subject to a reversionary event whereby the Company must acquire on September 1, 2013, the remaining 37.5% of the working interest in the properties for $1,900,000 in cash or the Company must revert back to the Seller the 37.5% working interest acquired effective June 30, 2013. The acquisition was accounted for using the acquisition method in accordance with guidance provided in ASC Topic 805.

The following table presents the allocation of the purchase price to the assets acquired and liabilities assumed, based on their fair values at June 30, 2013:


                  Purchase price:

                  Oil and gas properties               $      1,900,000
                  Liabilities assumed                  $              0
                                                       ------------------
                  Total consideration                  $      1,900,000
                                                       ==================

                                THREE FORKS INC.
                          NOTES TO FINANCIAL STATEMENTS
                       JUNE 30, 2013 AND DECEMBER 31, 2012


NOTE 6 - DISCONTINUED OPERATIONS
---------------------------------

In January 2013, the Company sold all of its proved oil and gas properties located in Weld County CO for $1,600,000 in cash and for the six months ended June 30, 2013, the Company recorded a gain of $127,478 on the sale of the disposal group held for sale less the basis in the properties of $1,472,522 (net of $5,469 of depreciation, depletion and amortization). The properties consisted solely of oil and gas properties that were acquired in 2012.

The financial results of the disposal group held for sale have been classified as discontinued operations in our statements of operations for all period presented. There were no operations for the six months ended June 30, 2013 and for the period of March 28, 2012 (inception) through December 31, 2012. For the period of March 28, 2012 (inception) through December 31, 2012 the Company recognized revenues from oil and gas sales of $78,726 and operation expenses of $50,985 or operating income from discontinued operations of $27,741.

The assets and liabilities related to the Company discontinued oil and gas operations are reflected as assets and liabilities of discontinued operations in the accompany balance sheets. There are no assets and liabilities at June 30, 2013. The following summarizes the components of these assets and liabilities at December 31, 2012:


                    Assets
 Current Assets
Disposal group held for sale:
   Accounts receivable                               $             8,550
   Oil and gas properties, net                                 1,472,521
                                                     --------------------
            Total current assets of
            discontinued operations                  $         1,481,071
                                                     ====================

                  Liabilities
 Current Liabilities
         Disposal group held for sale:
   Accounts payable                                  $             7,745
                                                     --------------------
         Total current liabilities of
            discontinued operations                  $             7,745
                                                     ====================


NOTE 7 - INFORMATION ON BUSINESS SEGMENTS
-----------------------------------------


At June 30, 2013 and December 31, 2012, the Company considered its business activities to constitute a single segment.

NOTE 8 - JOINT VENTURE AGREEMENT
--------------------------------

At June 30, 2013 and December 31, 2012, the Company paid $163,456 and $134,000, respectively in costs to drill an oil and gas well in Archer County Texas as part of the JV Agreement entered into between the Company and HEDC. The Company will receive revenues and be responsible for 49% of the costs to drill and complete each well the Company elects to participate in on such leases that are part of the JV Agreement.

                                THREE FORKS INC.
                          NOTES TO FINANCIAL STATEMENTS
                       JUNE 30, 2013 AND DECEMBER 31, 2012


NOTE 9 - SHARE BASED COMPENSATION
---------------------------------

2013 STOCK INCENTIVE PLAN

Effective May 1, 2013, the Company's 2013 Stock Option and Award Plan (the "2013 Stock Incentive Plan") was approved by its Board of Directors and the 2013 Stock Option Incentive Plan is requires shareholder by April 30, 2014. Under the 2013 Stock Incentive Plan, the Board of Directors may grant options or purchase rights to purchase common stock to officers, employees, and other persons who provide services to the Company or any related company. The participants to whom awards are granted, the type of awards granted, the number of shares covered for each award, and the purchase price, conditions and other terms of each award are determined by the Board of Directors, except that the term of the options shall not exceed 10 years. A total of 5 million shares of the Company's common stock are subject to the 2013 Stock Incentive Plan. The shares issued for the 2013 Stock Incentive Plan may be either treasury or authorized and unissued shares. During the six months ended 2013, options in the amount of 3,900,000 were granted under the 2013 Stock Incentive Plan and no options expired or exercised.


The following table summarizes information related to the outstanding and vested options at June 30, 2013:
                                                             Outstanding and
                                                              Vested Options
                                                           --------------------
         Number of shares                                       3,900,000
         Weighted average remaining contractual life            1.6 years

         Weighted average exercise price                           $.10
         Number of shares vested                                 939,703
         Aggregate intrinsic value                                 $0

The aggregate intrinsic value of outstanding securities is the amount by which the fair value of underlying (common) shares exceeds the exercise price of the options issued and outstanding. No options were exercised during the six months ended June 30, 2013. The Company did not realize any income tax expense related to the exercise of stock options for the six months ended June 30, 2013. The Company has granted to its Chief Operating Officer effective March 5, 2013, cashless options to acquire up to 2,250,000 shares of the Company's common stock at an option price of $0.10 per share for a period of three years from the effective date of the grant. The options are fully vested at the date of grant.

The fair value of the options granted was estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions:

         Volatility                         76%
         Expected Option Term               1-3 years
         Risk-free interest rate            2.90%
         Expected dividend yield            0.00%

The expected term of the options granted was estimated to be the contractual term. The expected volatility was based on an average of the volatility disclosed based upon comparable companies who had similar expected option terms. The risk-free rate was based on the ten-year U.S. Treasury bond rate.

                                THREE FORKS INC.
                          NOTES TO FINANCIAL STATEMENTS
                       JUNE 30, 2013 AND DECEMBER 31, 2012


NOTE 10 - STOCKHOLDERS' EQUITY
------------------------------

PREFERRED SHARES

The Company is authorized to issue 25,000,000 shares of no par value preferred stock. At June 30, 2013, the Company has no preferred shares issued and outstanding.

COMMON SHARES

The Company is authorized to issue 100,000,000 shares of $0.001 voting common stock. At June 30, 2013 and December 31, 2012 there were a total of 11,419,811 and 10,799,339 shares of common stock issued and outstanding, respectively.

During the six months ended June 30, 2013, as described in Note 2, the Company issued 200,000 shares of its common stock in exchange for services valued at $17,600. The Company also issued 270,000 shares of its common stock to a consultant for services valued at $23,760. In addition, and as part of a private placement, the Company issued 775,472 shares of its common stock for cash in the amount of $2,392,927 as more fully described in the financial statements..

During the period March 28, 2012 (inception) through December 31, 2012, as described in Note 1, the Company issued 700,000 shares of its common stock in exchange for oil and gas properties and, as described in Note 2, the Company issued 5,325,000 shares of its common stock to its officers and directors for services valued at $5,325. The Company also issued 195,000 and 260,000 shares of its common stock to consultants for services valued at $195 and $2,600 respectively and, in addition as part of a private placement, issued 4,319,339 shares of its common stock for cash in the amount of $1,833,620 as more fully described in the financial statements.

REPURCHASE AND RETIREMENT OF COMMON SHARES

Effective March 26, 2013, the Company entered into a settlement agreement with one of its employees to settle certain claims against the employee valued at $22,000 in exchange for the employee returning to the Company 250,000 shares of their common stock. In addition, the Company agreed to repurchase from the employee 100,000 shares of their common stock in exchange for $150,000 in cash.

Also, effective March 26, 2013, the Company entered into a repurchase agreement with two of its shareholders to acquire their 275,000 shares of common stock in exchange for cash of $825,000.

NOTE 11 - INCOME TAXES
----------------------

The Company assessed the likelihood of utilization of the deferred tax asset, in light of the recent losses. As a result of this review, the deferred tax asset of $681,993 has been fully reserved at June 30, 2013.

At June 30, 2013, the Company has incurred net operating losses for income tax purposes of approximately $1,765,000.Such losses may be carried forward and are scheduled to expire in the year 2032, if not utilized, and may be subject to certain limitations as provided by the Internal Revenue Code.

The effective income tax rate at December 31, 2012 differs from the U.S Federal statutory income tax rate due to the following:

                  Federal statutory income rate                    $ 334,000
                  State income tax, net of federal benefit            45,000
                  Permanent items                                      1,000
                  Change in valuation allowance                     (380,000)
                                                                   ---------
                                                                   $       -
                                                                   =========

                                THREE FORKS INC.
                          NOTES TO FINANCIAL STATEMENTS
                       JUNE 30, 2013 AND DECEMBER 31, 2012


The components of the deferred tax assets and liabilities at December 31, 2012 are as follows:

                  Long-term deferred tax assets:
                    Federal net operating loss                 $  380,000

                  Long-term deferred tax liabilities:
                    Valuation allowance                          (380,000)
                                                               ----------

                  Net long-term deferred tax assets            $        -
                                                               ==========

The Company assessed the likelihood of utilization of the deferred tax asset, in light of the recent losses. As a result of this review, the deferred tax asset of $380,000 had been fully reserved at December 31, 2012.

NOTE 12 - COMMITMENTS AND CONTINGENCIES
---------------------------------------

OPERATING LEASE

The Company leases office space in Broomfield Colorado under a cancelable operating lease that allows either party the option to terminate the lease. Rent expense for the six months ended June 30, 2013 and for the period March 28, 2012 (inception) through June 30, 2012 was $29,577 and $8,774, respectively and for the period from March 28, 2012 (inception) through December 31, 2012 was $46,254. The following table summarizes the future minimum payments under this non-cancelable lease at June 30, 2013:

                  2013              $   45,443
                  2014              $   91,738
                  2015              $   54,416
                  2016              $        -
                  2017              $        -
                                      --------
                                    $  191,957

CONSULTING AGREEMENTS

The Company has a twelve month agreement effective December 1, 2012 with a consultant to perform services at the rate of $15,000 per month. The Company may terminate this agreement at its own discretion upon 60 days written notice.

EMPLOYMENT AGREEMENTS

The Company entered into a two year employment agreement effective September 1, 2012 with its CEO under certain terms and conditions.

The Company entered into a three year employment agreement effective March 1, 2013 with its President and Chief Operating Officer under certain terms and conditions that includes non-qualified stock options as described in Note 8.

NOTE 13 - SUBSEQUENT EVENTS
----------------------------

CONVERTIBLE PROMISSORY NOTES

At October 10, 2013, we have outstanding secured convertible promissory notes totaling $2,135,000. Such notes are due starting January 2014 through September 2014of issuance and are convertible into shares of our common stock in whole or in part at a conversion price of $3.60 per share. The conversion of the convertible promissory notes into shares of our common stock could have a dilutive effect to the holdings of our existing shareholders. The funds from

                                THREE FORKS INC.
                          NOTES TO FINANCIAL STATEMENTS
                       JUNE 30, 2013 AND DECEMBER 31, 2012


this offering were used towards the purchase of the remaining 37.5% WI in the Five JABS property discussed above.

The Secured Convertible Promissory Notes are secured by the Company's 75% of the right, title and working interest in 1,955 gross leasehold acres including 13 producing wells, 9 service wells and 14 additional wellbores located in the States of Texas and Louisiana, the Five JABS properties.

Further, $600,000 of the Secured Convertible Promissory Notes are held by Mr. Charles Pollard and Mr. Lester Ranew, officers and directors of the Company ($300,000 each).

FIVE JAB PROPERTIES

On October 1, 2013, the Company acquired an additional 37.5% WI in the Five Jab properties in exchange for $1,942,143 in cash.

NOTE 14 - SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION  (UNAUDITED)
-------------------------------------------------------------------

There are numerous uncertainties inherent in estimating quantities of proved crude oil and natural gas reserves. Crude oil and natural gas reserve engineering is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be precisely measured. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserves estimates are often different from the quantities of crude oil and natural gas that are ultimately recovered.

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions; i.e., prices using the 12-month historical first of month average and costs as of the date the estimate was made for all periods presented. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

"Prepared" reserves are those quantities of reserves which were prepared by an independent petroleum consultant. "Audited" reserves are those quantities of revenues which were estimated by the Company's employees and audited by an independent petroleum consultant. An audit is an examination of a company's proved oil and gas reserves and net cash flow by an independent petroleum consultant that is conducted for the purpose of expressing an opinion as to whether such estimates, in aggregate, are reasonable and have been determined using methods and procedures widely accepted within the industry and in accordance with SEC rules.

                                THREE FORKS INC.
                          NOTES TO FINANCIAL STATEMENTS
                       JUNE 30, 2013 AND DECEMBER 31, 2012

Estimates of the Company's crude oil and natural gas reserves and present values at June30, 2013 were prepared by the Company using the estimates of Five Jab Inc.'s' crude oil and natural gas reserves and present values at December 31, 2012 prepared by Ralph E. Davis Associates, Inc., independent reserve engineers, and rolled forward for oil and gas operations and activity incurred by Five Jab Inc. during the six months ended June 30, 2013.

ESTIMATED QUANTITIES OF PROVED OIL AND GAS RESERVES

Estimated quantities of proved crude oil and natural gas reserves at June 30, 2013 and December 31, 2012 and changes in the reserves during the periods are shown below (in thousands). These reserve estimates have been prepared in compliance with Securities and Exchange Commission regulations using the average price during the 12-month period, determined as an unweighted average of the first-day-of-the-month for each month.

                                                                 Oil               Natural Gas               Total
                                                               (MBbls)                (MMcf)               (Mboe) (1)
                                                           -----------------     -----------------      -----------------

Estimated proved reserves at March 28, 2012                               -                     -                      -
   Purchase of proved reserves                                            -                     -                      -
   Production                                                             -                     -                      -
                                                           -----------------     -----------------      -----------------

Estimated proved reserves at December 31, 2012                            -                     -                      -
   Purchase of proved reserves [2]                                      179                    10                    180
   Production                                                             -                     -                      -
                                                           -----------------     -----------------      -----------------

Estimated proved reserves at June 30, 2013:                             179                    10                    180
                                                           =================     =================      =================

Proved developed reserves:
   December 31, 2012                                                      -                     -                      -
   June 30, 2013                                                        179                    10                    180

Proved undeveloped reserves:
   December 31, 2012                                                      -                     -                      -
   June 30, 2013                                                          -                     -                      -

Base pricing, before adjustments for contractual
   differentials:                                      $/BBL WTI SPOT [WSJ]      $/MMBTU NYMEX
   June 30, 2013                                                    $106.53                 $4.08
---------------------------------
[1]  Mboe is based on a ratio of 6 Mcf to 1 barrel.
[2]  Effective  June 30,  2013,  37.5% WI in proved  properties  was acquired by
     Three Forks Inc.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

Information with respect to the standardized measure of discounted future net cash flows relating to proved reserves is summarized below. The price used to estimate the reserves is held constant over the life of the reserve. Future production and development costs are derived based on current costs assuming continuation of existing economic conditions.

                                THREE FORKS INC.
                          NOTES TO FINANCIAL STATEMENTS
                       JUNE 30, 2013 AND DECEMBER 31, 2012


The discounted future net cash flows related to proved oil and gas reserves at June 30, 2013 and December 31, 2012 (in thousands):

                                              June 30,             December 31,
                                                2013                   2012
                                           ---------------      ---------------
Future cash inflows                        $       14,185       $            -
Less future costs:
   Production                                       3,822                    -
   Development                                        623                    -
   Income taxes                                     3,396                    -
                                           ---------------      ---------------
Future net cash flows                               6,344                    -
                 10% discount factor               (3,371)                   -
                                           ---------------      ---------------
Standardized measure  of discounted
   future net cash flows                   $        2,973       $            -
                                           ===============      ===============

Estimated future development costs         $          623       $            -
                                           ===============      ===============

CHANGES IN DISCOUNTED FUTURE NET CASH FLOWS

The following summarizes the principal sources of change in the standardized measure of discounted future net cash flows during the six months ended June30, 2013 and the period March 28, 2012 (inception) through December 31, 2012 (in thousands):

                                                             For the Period
                                For the Six Months           March 28, 2012
                                     Ended                (inception) through
                                 June 30, 2013             Decmeber 31, 2012
                             -----------------------    ------------------------
Beginning of the period      $                    -     $                     -
Purchase of proved
 reserves                                     2,973                           -
Sales of oil and natural
 gas produced during
 the period, net of
 production costs                                 -                           -
                             -----------------------    ------------------------

End of period                $                2,973     $                     -
                             =======================    ========================

                                 FIVE JAB, INC.

                              FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2012 and 2011

                     FOR THE SIX MONTHS ENDED JUNE 30, 2013

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF FIVE JAB, INC.:

We have audited the accompanying balance sheets of Five Jab, Inc. ("the Company") as of December 31, 2012 and 2011, and the related statement of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Five Jab, Inc., as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting. Accordingly, we express no such opinion.


/s/ B F Borgers CPA PC

B F BORGERS CPA PC
Denver, CO
October 25, 2013

                                                          FIVE JAB, INC.
                                                          BALANCE SHEETS



                                                                                                          December 31,
                                                                                               ----------------------------------
                                                                          June 30, 2013              2012              2011
                                                                           (Unaudited)            (Audited)         (Audited)
                                                                        -----------------      ----------------------------------
                                           Assets
Current assets                                                          $              -       $             -   $             -

Property and equipment:
    Oil and gas properties, successful efforts method of accounting:
      Proved                                                                     940,639             1,616,030           791,853
                                                                        -----------------      ----------------  ----------------
                                Total property and equipment                     940,639             1,616,030           791,853
    Less accumulated depreciation, depletion and amortization                     73,188                73,265             6,651
                                                                        -----------------      ----------------  ----------------
                                 Net property and equipment                      867,451             1,542,765           785,202
                                                                        -----------------      ----------------  ----------------

                                        Total assets                    $        867,451       $     1,542,765           785,202
                                                                        =================      ================  ================

                                  Liabilities and Capital
Current liabilities                                                     $              -       $             -   $             -

Long-term liabilities
    Asset retirement obligations                                                 281,962               275,085            29,295
                                                                        -----------------      ----------------  ----------------

                                     Total liabilities                           281,962               275,085            29,295

Commitments and contingencies                                                          -                     -                 -

Capital                                                                          585,489             1,267,680           755,907
                                                                        -----------------      ----------------  ----------------

                               Total liabilities and capital            $        867,451       $     1,542,765   $       785,202
                                                                        =================      ================  ================











   See accompanying notes are an integral part of these financial statements.

                                                          FIVE JAB, INC.
                                                    STATEMENTS OF OPERATIONS





                                                  For the Six Months Ended June 30,         For the Years Ended December 31,
                                               ---------------------------------------  ---------------------------------------
                                                     2013                  2012                2012                 2011
                                                 (Unaudited)            (Unaudited)         (Audited)            (Audited)
                                               -----------------   -------------------  ------------------   ------------------
Revenue:
  Oil and gas sales                            $      1,316,372    $          478,175   $       1,279,105    $          81,081
  Gain on sale of oil and gas properties              1,032,548                     -                   -                    -
                                               -----------------   -------------------  ------------------   ------------------
                      Total revenues                  2,348,920               478,175           1,279,105               81,081
                                               -----------------   -------------------  ------------------   ------------------

Operating expenses:
  Lease operating expense                               428,431               166,442             544,285               68,128
  Production taxes                                       64,264                24,986              65,442                3,518
  General and administrative expense                     48,375                19,125              62,625                8,580
  Depreciation, depletion and amortization               73,110                33,307              66,614                6,651
                                               -----------------   -------------------  ------------------   ------------------
                 Total operating expenses               614,180               243,860             738,966               86,877
                                               -----------------   -------------------  ------------------   ------------------

Income (loss) from operations                         1,734,740               234,315             540,139               (5,796)
                                               -----------------   -------------------  ------------------   ------------------

Income taxes                                                  -                     -                   -                    -
                                               -----------------   -------------------  ------------------   ------------------

Net income (loss)                              $      1,734,740    $          234,315   $         540,139    $          (5,796)
                                               =================   ===================  ==================   ==================

























   See accompanying notes are an integral part of these financial statements.


                                                          FIVE JAB, INC.
                                                      STATEMENT OF CAPITAL




                                                                                        ACCUMULATED                TOTAL
                                                                                         (DEFICIT)             STOCKHOLDERS'
                                                                   CAPITAL                INCOME                  EQUITY
                                                               -----------------    --------------------    --------------------
BALANCES, January 1, 2011                                      $              -     $                 -     $                 -
   Contribution of capital from owners                                  761,703                       -                 761,703
   Net loss for the period                                                    -                  (5,796)                 (5,796)
                                                               -----------------    --------------------    --------------------
BALANCES, DECEMBER 31, 2011 (Audited)                                   761,703                  (5,796)                755,907
   Distributions to owners                                                    -                 (28,366)                (28,366)
   Net income for the period                                                  -                 540,139                 540,139
                                                               -----------------    --------------------    --------------------
BALANCES, DECEMBER 31, 2012 (Audited)                                   761,703                 505,977               1,267,680
   Distributions to owners                                             (176,214)             (2,240,717)             (2,416,931)
   Net income for the period                                                  -               1,734,740               1,734,740
                                                               -----------------    --------------------    --------------------
BALANCES, JUNE 30, 2013 (Unaudited)                            $        585,489     $                 -     $           585,489
                                                               =================    ====================    ====================























   The accompanying notes are an integral part of these financial statements.

                                                           FIVE JAB, INC.
                                                     STATEMENTS OF CASH FLOWS





                                                                For the Six months Ended June 30,  For the Years Ended December 31,
                                                               ----------------------------------  --------------------------------
                                                                      2013              2012            2012              2011
                                                                   (Unaudited)       Unaudited)       (Audited)         (Audited)
                                                               ----------------  ----------------  --------------  ----------------
OPERATING ACTIVITIES
   Net income (loss) attributable to owners                    $     1,734,740   $       234,315   $     540,139            (5,796)
   Adjustments to reconcile net income (loss) to net cash
    flows provided by (used in) operating activities:
     Depreciation, depletion and amortization                           73,110            33,307          66,614             6,651
     Gain on sale of oil and gas properties                         (1,032,548)                -               -                 -
     Changes in:
       Accrued liabilities                                               6,877           106,271         245,790            29,295
                                                               ----------------  ----------------  --------------  ----------------

Net cash provided (used in) by operating activities                    782,179           373,893         852,543            30,150
                                                               ----------------  ----------------  --------------  ----------------

INVESTING ACTIVITIES
   Costs expended in developing oil and gas properties                (265,248)         (257,794)       (824,177)         (791,853)
   Proceeds from sale of oil and gas properties                      1,900,000                 -               -                 -
                                                               ----------------  ----------------  --------------  ----------------

Net cash provided (used in) by investing activities                  1,634,752          (257,794)       (824,177)         (791,853)
                                                               ----------------  ----------------  --------------------------------

FINANCING ACTIVITIES
   Contribution of capital from owners                                       -                 -               -           761,703
   Distributions to owners                                          (2,416,931)         (116,099)        (28,366)                -
                                                               ----------------  ----------------  --------------  ----------------

Net cash provided (used in) by financing activities                 (2,416,931)         (116,099)        (28,366)          761,703
                                                               ----------------  ----------------  --------------  ----------------

NET CHANGE IN CASH                                                           -                 -               -                 -

CASH, Beginning                                                              -                 -               -                 -
                                                               ----------------  ----------------  --------------  ----------------

CASH, Ending                                                   $             -   $             -   $           -   $             -
                                                               ================  ================  ==============  ================

SUPPLEMENTAL SCHEDULE OF
  OF CASH FLOW INFORMATION
   Interest paid                                               $             -   $             -   $           -   $             -
                                                               ================  ================  ==============  ================
   Income taxes paid                                           $             -   $             -   $           -   $             -
                                                               ================  ================  ==============  ================











   The accompanying notes are an integral part of these financial statements.

                                 FIVE JAB, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                JUNE 30, 2013 AND
                           DECEMBER 31, 2012 AND 2011

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

This summary of significant accounting policies is presented to assist in understanding of the Business's financial statements. The policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of these financial statements.

NATURE OF OPERATIONS AND ORGANIZATION

Five Jab Inc., an operator of oil and gas properties, and a number of other owners own 75% of the working interest in certain leases located in the states of Texas and Louisiana (the "Business" or Five Jab Inc."). These leases are proved leaseholds only and include 11 producing crude oil wells and one well that also produced natural gas (the "Properties"). In addition, all of the wells were purchased by the Business and therefore there are no drilling costs incurred by the Business

The Business sold 50% of its working interest in the Properties or 37.5% to Three Forks Inc. effective June 30, 2013 for $1,900,000 in cash and Three Forks Inc. is a party to a binding agreement to acquire the remaining 37.5% on October 1, 2013 for an additional $1,900,000 in cash subject to certain nominal dollar adjustments at closing.

BASIS OF PRESENTATION

Since the Business owns 75% of the working interest in the Properties and Three Forks Inc. is acquiring 100% of this working interest in the Properties then these financial statements represent the historical costs of the Business based upon generally accepted accounting principles for the periods presented.

INCOME TAXES

The Business is taxed as a disregard entity for income tax purposes and as such each of the owners report separately their pro rata share of income, deductions and losses. Therefore, no provision for income taxes is made in the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses as of and during the reporting periods. These estimates and assumptions are based on management's best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Such estimates and assumptions are adjusted when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from these estimates. Any change in estimates resulting from continuous changes in the economic environment will be reflected in the financial statements in the future periods.

REVENUE RECOGNITION

Revenues are recognized on production as it is taken and delivered to the purchasers.

PROPERTY AND EQUIPMENT

The Business accounts for its crude oil and natural gas exploration and development activities under the successful efforts method of accounting. These financial statements are prepared using the full cost method of accounting and the Company intends to continue using the full cost method of accounting for the Properties. The Company has determined there is no material difference between the full cost method of accounting and the successful efforts method of accounting as it relates to the Properties as the Business acquired the Properties when they were considered proved and the Business incurred only

                                 FIVE JAB, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                JUNE 30, 2013 AND
                           DECEMBER 31, 2012 AND 2011

completion and workover costs after the Business acquired the Properties. Under the full cost method all productive and nonproductive costs incurred in connection with the acquisition, exploration, and development of oil and natural gas reserves are capitalized. No gains or losses are recognized upon the sale or other disposition of oil and natural gas properties except in transactions that would significantly alter the relationship between capitalized costs and proved reserves. The costs of unevaluated oil and natural gas properties are excluded from the amortizable base until the time that either proven reserves are found or it has been determined that such properties are impaired. As properties become evaluated, the related costs transfer to proved oil and natural gas properties using full cost accounting.

Depletion and amortization of capitalized acquisition, exploration and development costs are computed on the units-of-production method by property on the basis of the total estimated units of proved reserves as the related proved reserves are produced. The long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds the estimated future cash flows, an impairment charged is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment was recognized at June 30, 2013 and December 31, 2012.

Other property and equipment are carried at cost. Depreciation is provided using the straight-line method of accounting over the assets' estimated useful lives of seven years.

Depreciation, depletion and amortization of oil and gas properties and other property and equipment for the six months ended June 30, 2013 and 2012 were $66,828 and $30,166 and for the years ended December 31, 2012 and 2011 were $60,332 and $6,163, respectively.

OTHER COMPREHENSIVE INCOME

The Company has no material components of other comprehensive income (loss) and accordingly, net income (loss) is equal to comprehensive income (loss) for the periods presented.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company has reviewed all recently issued but not yet effective accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or results of operations.

SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 25, 2013, the date the financial statements were available to be issued, and has concluded no events need to be reported.

NOTE 2 - SALE OF OIL AND GAS PROPERTIES
---------------------------------------

The Business sold 50% of its working interest in the Properties or 37.5% to Three Forks Inc. effective June 30, 2013 for $1,900,000 in cash and recognized in accordance with ASC Topic 360 a gain on the sale in the amount of $1,032,458 as reported in the statement of operations for the six months ended June 30, 2013.

                                 FIVE JAB, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                JUNE 30, 2013 AND
                           DECEMBER 31, 2012 AND 2011


NOTE 3 - ASSET RETIREMENT OBLIGATIONS
-------------------------------------

The Property's asset retirement obligations reported as accrued liabilities arise from the plugging and abandonment liabilities for the oil and gas wells. The Company has determined there is no salvage value associated with the Property's tangible assets at the time the wells are retired. The following is a reconciliation of the Property's asset retirement obligations for the six months ended June 30, 2013 and for the years ended December 31, 2012 and 2011.

                                         For the Six Months          For the Years Ended December 31,
                                               Ended             -----------------------------------------
                                           June 30, 2013                2012                  2011
                                        ---------------------    -------------------   -------------------
Beginning of period                     $            275,085     $           29,295    $                -
Obligations incurred
 (from new wells)                                          -                245,790                29,295
Change in estimate                                     6,877                      -                     -
                                        ---------------------    -------------------   -------------------

End of period                                        281,962                275,085                29,295

Less: current retirement obligation                        -                      -                     -
                                        ---------------------    -------------------   -------------------

Long-term retirement obligation         $            281,962     $          275,085    $           29,295
                                        =====================    ===================   ===================

NOTE 4 - INFORMATION ON BUSINESS SEGMENTS
-----------------------------------------

At June 30, 2013 and December 31, 2012 and 2011, the Company considered its business activities to constitute a single segment.

NOTE 5 - SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED)
-----------------------------------------------------------------

There are numerous uncertainties inherent in estimating quantities of proved crude oil and natural gas reserves. Crude oil and natural gas reserve engineering is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be precisely measured. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserves estimates are often different from the quantities of crude oil and natural gas that are ultimately recovered.

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions; i.e., prices using the 12-month historical first of month average and costs as of the date the estimate was made for all periods presented. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive

                                 FIVE JAB, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                JUNE 30, 2013 AND
                           DECEMBER 31, 2012 AND 2011

formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

"Prepared" reserves are those quantities of reserves which were prepared by an independent petroleum consultant. "Audited" reserves are those quantities of revenues which were estimated by the Company's employees and audited by an independent petroleum consultant. An audit is an examination of a company's proved oil and gas reserves and net cash flow by an independent petroleum consultant that is conducted for the purpose of expressing an opinion as to whether such estimates, in aggregate, are reasonable and have been determined using methods and procedures widely accepted within the industry and in accordance with SEC rules.

Estimates of the Properties crude oil and natural gas reserves and present values at June30, 2013 were prepared by the Company using the estimates of the Properties crude oil and natural gas reserves and present values at December 31, 2012 prepared by Ralph E. Davis Associates, Inc., independent reserve engineers, and rolled forward for oil and gas operations and activity incurred during the six months ended June 30, 2013. Likewise, estimated of the Properties crude oil and natural gas reserves and present values at December 31, 2011 were prepared by the Company using the December 31, 2012 information and rolled back for oil and gas operations and activity incurred during the year ended December 31, 2011.

ESTIMATED QUANTITIES OF PROVED OIL AND GAS RESERVES

Estimated quantities of proved crude oil and natural gas reserves at June 30, 2013 and December 31, 2012 and changes in the reserves during the periods are shown below (in thousands). These reserve estimates have been prepared in compliance with Securities and Exchange Commission regulations using the average price during the 12-month period, determined as an unweighted average of the first-day-of-the-month for each month.

                                 FIVE JAB, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                JUNE 30, 2013 AND
                           DECEMBER 31, 2012 AND 2011

                                                                  Oil               Natural Gas               Total
                                                                (MBbls)                (MMcf)               (Mboe) (1)
                                                            -----------------     -----------------      -----------------

Estimated proved reserves at January 1, 2011                               -                     -                      -
   Purchase of proved reserves                                           384                    25                    388
   Production                                                             (1)                   (2)                    (1)
                                                            -----------------     -----------------      -----------------
Estimated proved reserves at December 31, 2011                           383                    23     -              387
   Production                                                            (13)                   (1)                   (13)
                                                            -----------------     -----------------      -----------------

Estimated proved reserves at December 31, 2012                           370                    22                    374
   Sale of properties [2]                                               (179)                  (11)                  (181)
   Production                                                            (12)                   (1)                   (13)
                                                            -----------------     -----------------      -----------------

Estimated proved reserves at June 30, 2013:                              179                    10                    180
                                                            =================     =================      =================

Proved developed reserves:
   December 31, 2011                                                     383                    23                    387
   December 31, 2012                                                     370                    22                    374
   June 30, 2013                                                         179                    10                    180

Proved undeveloped reserves:
   December 31, 2011                                                       -                     -                      -
   December 31, 2012                                                       -                     -                      -
   June 30, 2013                                                           -                     -                      -

Base pricing, before adjustments for contractual
   differentials:                                       $/BBL WTI SPOT [WSJ]      $/MMBTU NYMEX
   December 31, 2011                                                 $106.85                 $3.21
   December 31, 2012                                                 $104.18                 $2.80
   June 30, 2013                                                     $106.53                 $4.08
---------------------------
[1]  Mboe is based on a ratio of 6 Mcf to 1 barrel.

[2]  Effective  June 30, 2013,  37.5% WI in proved  properties was sold to Three
     Forks Inc.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

Information with respect to the standardized measure of discounted future net cash flows relating to proved reserves is summarized below. The price used to estimate the reserves is held constant over the life of the reserve. Future production and development costs are derived based on current costs assuming continuation of existing economic conditions.

The discounted future net cash flows related to proved oil and gas reserves at June 30, 2013 and December 31, 2012 and 2011 (in thousands):

                                 FIVE JAB, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                JUNE 30, 2013 AND
                           DECEMBER 31, 2012 AND 2011

                                                                                      December 31,
                                                  June 30,            ----------------------------------------------
                                                    2013                     2012                      2011
                                              ------------------      --------------------      --------------------
Future cash inflows                           $          14,185       $            29,686       $            29,767
Less future costs:
   Production                                             3,822                     8,186                     8,266
   Development                                              623                     1,334                     1,613
   Income taxes                                           3,396                     6,984                     6,779
                                              ------------------      --------------------      --------------------
Future net cash flows                                     6,344                    13,182                    13,109
                 10% discount factor                     (3,371)                   (6,777)                   (6,750)
                                              ------------------      --------------------      --------------------
Standardized measure  of discounted
   future net cash flows                      $           2,973       $             6,405       $             6,359
                                              ==================      ====================      ====================

Estimated future development costs            $             623       $             1,334       $             1,613
                                              ==================      ====================      ====================

CHANGES IN DISCOUNTED FUTURE NET CASH FLOWS

The following summarizes the principal sources of change in the standardized measure of discounted future net cash flows during the six months ended June30, 2013 and the years ended December 31, 2012 and 2011 (in thousands):


                           For the Six Months  For the Years Ended December 31,
                                 Ended         --------------------------------
                             June 30, 2013          2012              2011
                           ------------------  --------------   ---------------
Beginning of the period    $           6,405   $       6,359    $            -
Purchase of proved
 reserves                                  -               -             6,369
Sale of proved reserves               (3,222)              -                 -
Changes in estimated
 future development costs                614             715                 -
Sales of oil and natural
 gas produced during
 the period, net of
 production costs                       (824)           (669)              (10)
                           ------------------  --------------   ---------------

End of period              $           2,973   $       6,405    $        6,359
                           ==================  ==============   ===============

                         PRO FORMA FINANCIAL STATEMENTS
                                       OF
                     THREE FORKS, INC. AS OF JUNE 30, 2013
                                      AND
       FOR THE PERIOD MARCH 28, 2012 (INCEPTION) THROUGH DECEMBER 31, 2012

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATMENTS UNDER RULE 8-03(b)(4) OF REGULATION S-X

Effective June 30, 2013, the Company acquired a 37.5% working interest in certain oil and gas properties located in Louisiana and Texas totaling approximately 1955.41 gross acres in exchange for $1,900,000 in cash as part of a purchase sale and participation agreement dated February 27, 2013 to acquire a total of 75% working interest in the properties as well as participate in a development program that includes the drilling and completion of additional wells. This acquisition is subject to a reversionary event whereby the Company must acquire on October 1, 2013, the remaining 37.5% of the working interest in the properties for $1,900,000 in cash plus a dollar amount of nominal adjustments at closing or the Company must revert back to the Seller the 37.5% working interest acquired effective June 30, 2013 and therefore, the Company deems this acquisition of October 1, 2013 as probable in accordance with DCF-FRM 2005.4.

The Company's acquisition of the working interest in the oil and gas properties was accounted for as an acquisition for accounting purposes.

The accompanying Unaudited Pro Forma Condensed Balance Sheet gives effect to the acquisition of the 37.5% of oil and gas working interests on October 1, 2013 as if it had been consummated on June 30, 2013.

The accompanying Unaudited Pro Forma Condensed Statement of Operations for the six months ended June 30, 2013 gives effect to the acquisition as if it had been consummated for the current interim period as though the transaction occurred at the beginning of the period.

The accompanying Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 2012 gives effect to the acquisition as though the transaction occurred at January 1, 2012. The historical information of the Company reflects the period March 28, 2012 (inception) through December 31, 2012. Therefore, since the Company's operations are for a period greater than 9 months then the Company can rely on the guidance in Rule 3-06 of Regulation S-X to satisfy the requirement to present a pro forma statement of operations for the most recent fiscal year. As such, the accompanying Unaudited Pro Forma Condensed Statement of Operations for the period March 28, 2012 (inception) through December 31, 2012 includes in the Pro Forma Adjustments the acquired operations of the 75% working interest for the similar period of March 28, 2012 through December 31, 2012.

The Unaudited Pro Forma Financial Statements should be read in conjunction with the historical financial statements of the Company. The Unaudited Pro Forma Financial Statements do not purport to be indicative of the financial position or results of operations that would have actually been obtained had such transactions been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The Pro Forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable.

                                                         THREE FORKS INC.
                                            UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                                           JUNE 30, 2013
                                                            (UNAUDITED)




                                                           Historical
                                                      -------------------         Pro forma
 ASSETS                                                Three Forks Inc.          adjustments        Note            Pro forma
                                                      -------------------     ----------------------------    --------------------
 Cash and cash equivalents                            $          741,728      $                 -             $           741,728
 Due from others - related party                                 103,897                        -                         103,897
 Other                                                           109,324                        -                         109,324
                                                      -------------------     --------------------            --------------------
    Total current assets                                         954,949                        -                         954,949
                                                      -------------------     --------------------            --------------------

 Property and equipment
 oil and gas properties
    Unproved                                                     517,113                        -                         517,113
    Proved                                                     1,972,532                2,281,962   [a]                 4,254,494
 Other                                                            23,349                        -                          23,349
                                                      -------------------     --------------------            --------------------
    Total oil and gas properties                               2,512,994                2,281,962                       4,794,956
 Less DDA                                                         (2,419)                       -                          (2,419)
                                                      -------------------     --------------------            --------------------
    Net property and equipment                                 2,510,575                2,281,962                       4,792,537
                                                      -------------------     --------------------            --------------------

 Long-term assets                                                 62,597                        -                          62,597
                                                      -------------------     --------------------            --------------------

    Total assets                                      $        3,528,121      $         2,281,962             $         5,810,083
                                                      ===================     ====================            ====================


 LIABILITIES AND STOCKHOLDERS' EQUITY

 Accounts payable                                      $         167,661      $                 -              $          167,661
 Accrued liabilities - related party                             227,784                        -                         227,784
 Accrued liabilities                                              30,400                  281,962                         312,362
 Deposits                                                        186,880                        -                         186,880
 Note payable                                                      2,001                        -                           2,001
                                                      -------------------     --------------------            --------------------
    Total current liabilities                                    614,726                  281,962                         896,688
                                                      -------------------     --------------------            --------------------

 Common stock                                                     11,420                      667   [a]                    12,087
 Additional paid in capital                                    4,675,123                1,999,333   [a]                 6,674,456
 Accumulated deficit                                          (1,773,148)                       -                      (1,773,148)
                                                      -------------------     --------------------            --------------------
      Total stockholders' (deficit) equity                     2,913,395                2,000,000                       4,913,395
                                                      -------------------     --------------------            --------------------

    Total liabilities and stockholders' equity        $        3,528,121      $         2,281,962             $         5,810,083
                                                      ===================     ====================            ====================

[a] Represents the issuance of 667,333 shares of the Company's common stock to investors at $3.00 per share as part of a private placement. The $2,000,000 in proceeds from the sale of shares will be used to acquire a 37.5% working interest in the oil and gas properties owned by 5 Jab Inc. and the other owners of the working interests and the assumption an asset retirement obligation of $281,962.








  See accompanying notes to unaudited pro forma condensed financial statements.


                                                        THREE FORKS INC.
                                     UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                             FOR THE SIX MONTHS ENDED JUNE 30, 2013
                                                          (UNAUDITED)


                                                         Historical
                                                   -----------------------       Pro forma
                                                      Three Forks Inc.          adjustments      Note            Pro forma
                                                   -----------------------    -------------------------     ------------------
 Revenues                                          $                    -     $      1,316,372   [a]        $       1,316,372
                                                   -----------------------    -----------------             ------------------

 Operating expenses
 Lease operating expenses                                               -              428,431   [a]                  428,431
 Productions taxes                                                      -               64,264   [a]                   64,264
 General and Administrative expense                               941,383               48,375   [a]                  989,758
 DDA                                                                1,970               73,110   [a]                   75,080
                                                   -----------------------    -----------------             ------------------
                Total operating expenses                          943,353              614,180                      1,557,533
                                                   -----------------------    -----------------             ------------------

 Loss from operations                                            (943,353)             702,192                       (241,161)

 Other income                                                     151,492                    -                        151,492
                                                   -----------------------    -----------------             ------------------

 Loss before income taxes                                        (791,861)             702,192                        (89,669)
 Income taxes                                                           -                    -                              -
                                                   -----------------------    -----------------             ------------------

 Net loss                                          $             (791,861)    $        702,192              $         (89,669)
                                                   =======================    =================             ==================

 Basic and diluted net loss per common share       $                (0.07)                                  $           (0.01)
                                                   =======================                                  ==================

 Weighted average number of common
   shares outstanding                                          11,218,180              667,333                     11,885,514
                                                   =======================    =================             ==================

[a] Represents the Company's acquisition of 75.% WI in the oil and gas properties and operations of the acquired properties for the six months ended June 30, 2013.

















  See accompanying notes to unaudited pro forma condensed financial statements.


                                                        THREE FORKS INC.
                                      UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                              FOR THE PERIOD MARCH 28, 2012 (INCEPTION) THROUGH DECEMBER 31, 2012
                                                           (UNAUDITED)


                                                           Historical
                                                     -----------------------       Pro forma
                                                        Three Forks Inc.          adjustments      Note            Pro forma
                                                     -----------------------    -------------------------     ------------------
Revenues                                             $               78,726     $      1,105,401   [a]        $       1,184,127
                                                     -----------------------    -----------------             ------------------

Operating expenses
 Lease operating expenses                                            42,971              486,784   [a]                  529,755
 Productions taxes                                                    2,545               56,079   [a]                   58,624
 General and Administrative expense                               1,011,016               54,000   [a]                1,065,016
 DDA                                                                  5,918               49,961   [a]                   55,879
                                                     -----------------------    -----------------             ------------------
                Total operating expenses                          1,062,450              646,824                      1,709,274
                                                     -----------------------    -----------------             ------------------

Loss from operations                                               (983,724)             458,577                       (525,147)

Other income                                                          2,437                    -                          2,437
                                                     -----------------------    -----------------             ------------------

Loss before income taxes                                           (981,287)             458,577                       (522,710)
Income taxes                                                              -                    -                              -
                                                     -----------------------    -----------------             ------------------

Net loss                                             $             (981,287)    $        458,577              $        (522,710)
                                                     =======================    =================             ==================

Basic and diluted net loss per common share          $                (0.11)                                  $           (0.05)
                                                     =======================                                  ==================

Weighted average number of common
  shares outstanding                                              9,222,607              667,333                      9,889,941
                                                     =======================    =================             ==================

[a] Represents the Company's acquisition of 75.% WI in the oil and gas properties and the operations of the acquired properties for the period
     March 28, 2012 through December 31, 2012.



  See accompanying notes to unaudited pro forma condensed financial statements.

F. SELECTED FINANCIAL INFORMATION
---------------------------------

Not applicable.

G. SUPPLEMENTARY FINANCIAL INFORMATION
--------------------------------------

Not applicable.

H. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH OUR AUDITED FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED HEREIN. IN CONNECTION WITH, AND BECAUSE WE DESIRE TO TAKE ADVANTAGE OF, THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WE CAUTION READERS REGARDING CERTAIN FORWARD LOOKING STATEMENTS IN THE FOLLOWING DISCUSSION AND ELSEWHERE IN THIS REPORT AND IN ANY OTHER STATEMENT MADE BY, OR ON OUR BEHALF, WHETHER OR NOT IN FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. FORWARD-LOOKING STATEMENTS ARE STATEMENTS NOT BASED ON HISTORICAL INFORMATION AND WHICH RELATE TO FUTURE OPERATIONS, STRATEGIES, FINANCIAL RESULTS OR OTHER DEVELOPMENTS. FORWARD LOOKING STATEMENTS ARE NECESSARILY BASED UPON ESTIMATES AND ASSUMPTIONS THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND OUR CONTROL AND MANY OF WHICH, WITH RESPECT TO FUTURE BUSINESS DECISIONS, ARE SUBJECT TO CHANGE. THESE UNCERTAINTIES AND CONTINGENCIES CAN AFFECT ACTUAL RESULTS AND COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENTS MADE BY, OR ON OUR BEHALF. WE DISCLAIM ANY OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS.

RESULTS OF OPERATIONS

RESULTS OF THE COMPANY'S CONTINUING OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2013 COMPARED TO THE PERIOD OF MARCH 28, 2012 (INCEPTION) THROUGH JUNE 30, 2012

During the six months ended June 30, 2013 and the period of March 28, 2012 (inception) through June 20, 2012, we did not recognize any revenues from our operational activities in the oil and gas industry. Management expects with the acquisition of the 5 Jabs interests on June 30, 2013, to begin to recognize minimal revenues prior to the end of the year.

During the six months ended June 30, 2013, we incurred total operating expenses of $943,353 compared to $220,063 during the period of March 28, 2012 (inception) through June 30, 2012. The increase of $723,290 was primarily a result of a $721,320 increase in general and administrative expenses, resulting in increases in payroll due to the increase in staff, in professional fees and travel due to due diligence in exploring possible acquisitions and regulatory requirements, in consulting fees, marketing and rent due to growth of the company.

During the six months ended June 30, 2013, we recognized $24,014 in other income. This was primarily due to a gain on the settlement of claims in the amount of $22,000.

We recognized a net loss from continuing operations of $919,339 and $220,063, during the six months ended June 30, 2013 and the period of March 28, 2012 (inception) through December 31, 2012, respectively. The increase of $699,276 was a result of the $723,290 increase in operating expenses offset by the increase of $24,014 in other income.

RESULTS OF CONTINUING OPERATIONS FOR THE PERIOD OF MARCH 28, 2012 (INCEPTION) THROUGH DECEMBER 31, 2012

During the period of March 28, 2012 (inception) through December 31, 2012, we did not recognize any revenues from our operational activities in the oil and gas industry.

During the period of March 28, 2012 (inception) through December 31, 2012, we recognized total operating expenses of $1,011,465 that consisted of $1,011,016 in general and administrative expenses, and $449 in depreciation and amortization. We expect such expenses to be increase during the full fiscal year of 2013, as we continue to acquire and develop oil and gas projects and make additions to staff.

We recognized a net loss of $1,009,028 from continuing operations during the period of March 28, 2012 (inception) through December 31, 2012.

RESULTS OF THE COMPANY'S DISCONTINUED OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2013 AS COMPARED TO THE PERIOD OF MARCH 28, 2012 (INCEPTION) THROUGH DECEMBER 31, 2012. THERE WAS NO ACTIVITY FROM DISCONTINUED OPERATIONS FOR THE PERIOD OF MARCH 28, 2012 (INCEPTION) THROUGH DECEMBER 31, 2012.

Overview. We sold all of our proved oil and gas properties located in Weld County CO that were recorded as Disposal group held for sale during the six months ended June 30, 2013 and reported a net gain of $127,478 or $0.01 per basic and fully-diluted share as compared to income of $27,741or less than $0.01 per basic and fully-diluted share for the period of March 28, 2012 (inception) through December 31, 2012.

Revenues. There were no revenues from oil and gas sales for the six months ended June 30, 2013 as compared to $78,726 for the period of March 28, 2012 (inception) through December 31, 2012.

Operating Expenses. There were no operating expenses from oil and gas operations for the six months ended June 30, 2013 as compared to $50,985 for the period of March 28, 2012 (inception) through December 31, 2012.

LIQUIDITY

AT JUNE 30, 2013

At June 30, 2013, we had total current assets of $948,782, consisting of cash of $741,728, $5,987 due from others, $97,730 due from Three Forks No. 1 and TFI Operating, $100,000 note receivable and prepaid assets of $3,337. At June 30, 2013, we had current liabilities of $614,726, consisting of $167,661 in accounts payable, related party accrued liabilities of $227,748, accrued liabilities of $30,400, deposits payable of $186,880 and a note payable of $2,001. At June 30, 2013, we had working capital of $334,056.

During the six months ended June 30, 2013, we used cash of $411,343. Net losses from continuing operations during this period of $791,861 were reconciled for non-cash items of $1,970 in depreciation and amortization, a $22,000 gain on the settlement of claims, $127,478 from gain on the sale of disposal group held for sale and $41,360 of services expenses paid for in shares of our common stock.

During the period of March 28, 2012 (inception) through June 30, 2012, we used cash of $169,030. Net losses from continuing operations during the period of $220,063 were adjusted for the non-cash item of $8,120 of service expenses paid for in shares of our common stock.

During the six months ended June 30, 2013, we used $765,060 in our investing activities. During the period, we expended $2,339,645 in the development of oil and gas properties. In addition, we spent $25,415 in the acquisition of other property and equipment. As a result of the sale of our properties in Weld County, Colorado we received cash of $1,600,000.

During the period of March 28, 2012 (inception) through June 30, 2012, we used $186,000 in our investing activities. During the period we loaned $100,000 to a non-affiliate and expended $86,000 in developing oil and gas properties.

During the six months ended June 30, 2013, we received $1,425,402 from our financing activities. We received $2,400,402 from the sale of shares of our common stock and used $975,000 to repurchase shares of our common stock.

During the period of March 28, 2012 (inception) through June 30, 2012, we received $649,513 from our financing activities, all from the sale of shares of our common stock.

During the six months ended June 30, 2013 as part of a private placement, the Company issued 775,472 shares of its common stock for cash in the amount of $2,400,402 or $0.01 to $3.00 per share. During the period of March 28, 2012 (inception) through June 30, 2012, as part of a private placement, the Company issued 3,115,075 shares of its common stock for cash in the amount of $649,513 or between $0.01 to $1.00 per share.

REPURCHASE AND RETIREMENT OF COMMON SHARES

Effective March 26, 2013, the Company entered into a settlement agreement with one of its employees to settle certain claims against the employee valued at $22,000 in exchange for the employee returning to the Company 250,000 shares of their common stock. In addition, the Company agreed to repurchase from the employee 100,000 shares of their common stock in exchange for $150,000 in cash. Subsequent to June 30, 2013, the Company had completed the transaction.

Also, effective March 26, 2013, the Company entered into a repurchase agreement with two of its shareholders to acquire their 275,000 shares of common stock in exchange for cash of $825,000 or $3.00 per share, the price at which they acquired the shares. Subsequent to June 30, 2013, the Company had completed the transaction.

AT DECEMBER 31, 2012

At December 31, 2012, we had current assets of $620,028, which included cash of $492,729, $5,289 due from others, related party, a note receivable of $100,000 and prepaid assets of $22,010. At December 31, 2012, we had current liabilities of $49,110, consisting of $4,427 in accounts payable, $15,000 in accrued liabilities of related parties, $22,680 in accrued liabilities and a $7,003 note payable. At December 31, 2012, we had working capital of $570,918.

During the period of March 28, 2012 (inception) through December 31, 2012, we used $946,243 in our operational activities. Net losses from continuing operations of $1,009,028 during the period of March 28, 2011 (inception) through December 31, 2012 were reconciled by non-cash items of $5,918 in depreciation and amortization and a total of $8,120 in service expenses paid in shares of our common stock.

During the period of March 28, 2012 (inception) through December 31, 2012, we used $394,648 in our investing activities. During the period we loaned $100,000 to a non-affiliate, we expended $161,577 in the development of our oil and gas properties, $77,990 in costs towards the disposal group held for sale and paid $55,081 in escrow in connection with the sale of the properties in Weld County, Colorado which closed in January 2013.

During the period of March 28, 2012 (inception) through December 31, 2012, we received $1,833,620 from our financing activities, all from the sale of shares of our common stock. During the period we sold 4,319,339 shares at between $0.01 to $3.00 per share.

SHORT TERM

On a short-term basis, we have not generated any revenue or revenues sufficient to cover operations. Based on prior history, we will continue to have insufficient revenue to satisfy current and recurring liabilities as the Company continues exploration activities.

CAPITAL RESOURCES

The Company has only common stock as its capital resource.

We have no material commitments for capital expenditures within the next year, however if operations are commenced, substantial capital will be needed to pay for participation, investigation, exploration, acquisition and working capital.

NEED FOR ADDITIONAL FINANCING

We do not have capital sufficient to meet its cash needs. The Company will have to seek loans or equity placements to cover such cash needs. Once exploration commences, its needs for additional financing is likely to increase substantially.

No commitments to provide additional funds have been made by the Company's management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow us to cover the Company's expenses as they may be incurred.

The Company will need substantial additional capital to support its proposed future energy operations. We have MINIMAL revenues. The Company has NO committed source for any funds as of the date hereof. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or royalty income, and could fail in business as a result of these uncertainties.

Decisions regarding future participation in exploration wells or geophysical studies or other activities will be made on a case-by-case basis. The Company may, in any particular case, decide to participate or decline participation. If participating, we may pay its proportionate share of costs to maintain the Company's proportionate interest through cash flow or debt or equity financing. If participation is declined, the Company may elect to farmout, non-consent, sell or otherwise negotiate a method of cost sharing in order to maintain some continuing interest in the prospect.

CRITICAL ACCOUNTING POLICIES

ACCOUNTS RECEIVABLE

Accounts receivable are stated at their cost less any allowance for doubtful accounts. The allowance for doubtful accounts is based on the management's assessment of the collectability of specific customer accounts and the aging of the accounts receivable. If there is deterioration in a major customer's creditworthiness or if actual defaults are higher than the historical experience, the management's estimates of the recoverability of amounts due to the Company could be adversely affected. Based on the management's assessment, there is no reserve recorded at June 30, 2013 and December 31, 2012.

REVENUE RECOGNITION

The Company recognizes revenue from the exploration and production of the Company's oil and gas properties in the period of production.

PROPERTY AND EQUIPMENT

The Company follows the full cost method of accounting for oil and natural gas operations. Under this method all productive and nonproductive costs incurred in connection with the acquisition, exploration, and development of oil and natural gas reserves are capitalized. No gains or losses are recognized upon the sale or other disposition of oil and natural gas properties except in transactions that would significantly alter the relationship between capitalized costs and proved reserves. The costs of unevaluated oil and natural gas properties are excluded from the amortizable base until the time that either proven reserves are found or it has been determined that such properties are impaired. As properties become evaluated, the related costs transfer to proved oil and natural gas properties using full cost accounting. There were capitalized costs of
$1,972,532 and $0 included in the amortization base at June 30, 2013 and December 31, 2012, respectively and the Company did not expense any capitalized costs for the six months ended June 30, 2013 and 2012 and for the period March 28, 2012 (inception) through December 31, 2012.

Management capitalizes additions to property and equipment. Expenditures for repairs and maintenance are charged to expense. Property and equipment are carried at cost. Adjustment of the asset and the related accumulated depreciation accounts are made for property and equipment retirements and disposals, with the resulting gain or loss included in the statement of operations. The Company has not capitalized any internal costs for the six months ended June 30, 2013 and 2012 and for the period March 28, 2012 (inception) through December 31, 2012.

In accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets, as set forth in Topic 360 of the ASC, the Company assesses the recoverability of the carrying value of its non-oil and gas long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. No events occurred during the six months ended June 30, 2013 and 2012 and for the period March 28, 2012 (inception) through December 31, 2012 that would be indicative of possible impairment.

SHARE-BASED COMPENSATION

The Company accounts for share-based payment accruals under authoritative guidance on stock compensation as set forth in the Topics of the ASC. The guidance requires all share-based payments to employees and non-employees, including grants of employee and non-employee stock options, to be recognized in the financial statements based on their fair values.

I. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES
--------------------------------------------------------------------------------

Not applicable.

J. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
-------------------------------------------------------------

Not applicable.

K. DIRECTORS AND EXECUTIVE OFFICERS
-----------------------------------

         NAME              AGE                                POSITION                                 TERM
------------------------ -------- ----------------------------------------------------------------- -----------
W. Edward Nichols          71     Chief Executive Officer, Chairman and Secretary **                Annual

Donald L. Walford          67     Executive Vice President of Finance and Director **               Annual

Charles W. Pollard         54     Chief Operating Officer of Three Forks, Inc., Chief Executive     Annual
                                  Officer of TFI Operating Company, Inc. and Director

William F.  Young          64     Director                                                          Annual

Lester Ranew               52     Director                                                          Annual

Paul Dragul                79     Director                                                          Annual

** On October 7, 2013, Mr. Hattenbach, our Chief Financial Officer, resigned his position. On October 22, 2013, Mr. Walford our Chief Executive Officer was appointed the Executive Vice President of Finance and Mr. Nichols our Chairman of the Board was appointed the Chief Executive Officer.

Our officers are elected by the board of directors at the first meeting after each annual meeting of our stockholders and hold office until their successors are duly elected and qualified under our bylaws.

The directors named above will serve until the next annual meeting of our stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors absent any employment agreement. There is no arrangement or understanding between our directors and officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

BIOGRAPHICAL INFORMATION

W. EDWARD NICHOLS, CHIEF EXECUTIVE OFFICER SINCE OCTOBER 22, 2013, CHAIRMAN OF THE BOARD SINCE MARCH 2012 AND SECRETARY SINCE INCEPTION.

Mr. Nichols is currently a practicing attorney with Nichols & Nichols in Denver, Colorado. He is authorized to practice in the states of Colorado and Kansas, the United States Federal Courts, and Supreme Court of the United States. He is also Managing Director of Nichols & Company, a management consulting firm he founded on May 25, 2000 and through the firm has worked as a private investment banker and consultant with venture capital companies in the U.S. and Europe. Mr. Nichols grew up in the oil patch and has owned and operated gas processing plants in Kansas and Wyoming. He has also co-owned and operated oil drilling, production and gas gathering companies in Kansas. From 2010 to March 2012, Mr. Nichols was a director of Gulfstar Energy Corporation (fka Bedrock Energy Corporation), a publicly registered company.

Mr. Nichols holds a BBA from Washburn University and in 1971 received a JD from Washburn University School of Law in Topeka, Kansas.

Mr. Nichols, as a founder of the Company, brings to the board of directors not only his experience in the venture capital arena, but also provides the board with his corporate legal experience.

DONALD L. WALFORD, EXECUTIVE VICE PRESIDENT OF FINANCE SINCE OCTOBER 22, 2013 AND DIRECTOR SINCE 2012

Mr. Walford served as the Company's Chief Executive Officer from the inception of the Company through October 22, 2013. At that time he was appointed the Executive Vice President of Finance.

Mr. Walford has served as a Director and Broker from 1990 to date of Colorado Landmark Reality. He has served as the Chairman and Vice President of Eveia Medical from 2007 through 2010.

Mr. Walford was licensed as a principal, NASD Series 7, commodities broker and all other principal securities licenses including an Allied Member of the New York Stock Exchange, from 1967 through 1992.

Mr. Walford's career has included consulting work for the United States Attorney, and with three Federal Court jurisdictions as an expert in securities matters. Mr. Walford has had a diverse experience in corporate operations in industries such as agri-business, medical equipment, electronics, engineering, consumer manufacturing, construction and development, and oil and gas.

Mr. Walford received his B.A. Liberal Arts with a concentration in Fine Arts in 1967 from Harpur College, State University of New York (kna Binghamton University.)

Mr. Walford, as a founder of the Company, was appointed to the Board of Directors, not only for his management skills, but also his experience in private offerings and the public arena.

CHARLES W. POLLARD, CHIEF OPERATING OFFICER AND DIRECTOR SINCE MARCH 1, 2013 AND CEO OF TFI OPERATING COMPANY, INC., A SUBSIDIARY OF THREE FORKS, INC.

Charles Pollard has 32 years of experience in the energy industry, including senior positions with MAK J Energy as President/COO (2009-2013), Petro-Canada Resources as Sr. VP of Engineering /Operations (2004-2008), Flatiron Petroleum as COO (2003-2004), and Ensign Oil & Gas as VP Engineering/Operations from
(2001-2003). Mr. Pollard was President & CEO Redstone Resources Inc. (2000-2001). Prior to that he worked two years for Ocean Energy and 17 years for Occidental Petroleum.

Mr. Pollard has been Chief Executive Officer of TFI Operating Company, Inc., our wholly-owned subsidiary since March 2013.

Mr. Pollard has been the recipient of numerous industry awards and is the author of a variety of technical papers and publications.

Mr. Pollard received his B.S. in Petroleum Engineering from Mississippi State University Magna Cum Laude in 1981 and is a graduate of the Executive Management program of UCLA (1997). He also is a Registered Professional Engineer in the states of Texas and Wyoming.

Mr. Pollard was appointed to the Board of Director due to his technical expertise in the oil and gas industry.

WILLIAM F. YOUNG, DIRECTOR

Mr. Young has over 30 years of experience in the oil and gas industry. He is currently President of Georgia Energy in Griffin, Georgia. Georgia Energy markets various gas and oil products, including propane and other gas products for residential use, as well as fuel operated generators. Mr. Young has also served as President of Eastside Petroleum from 1991 to date. Eastside Petroleum is a fuel distributor dealing in light and heavy oils and lubricants primarily for use in aviation. Mr. Young has also worked in management of oil and gas distribution with Phillips 66. He is a veteran of the U.S. Navy where he served in Naval Aviation, serving from 1968 through 1974.

Mr. Young was appointed to the Board of Directors due to his technical expertise in the oil and gas industry.

LESTER RANEW, DIRECTOR

Lester Ranew is the founder, owner and president of Ranew's, a major precision fabrication and industrial coatings company located in Milner, Georgia. Mr. Ranew founded the Company in 1981 as small paint and motor vehicle body shop. Since that time, Ranew's has grown to include three manufacturing divisions serving small and large transportation and heavy equipment companies both domestically and abroad.

Mr. Ranew was appointed to the Board of Director due to his experience in not only management but also for his experience in the oil and gas equipment.

PAUL DRAGUL, DIRECTOR

Dr. Dragul is a Board Certified otolaryngologist specializing in head and neck surgery. He received his medical degree from the University of Cincinnati College of Medicine in 1960 and completed his residency at the University of Colorado Medical Center in 1967. He also earned a Bachelor of Science, Pharmacy degree from the University of Cincinnati in 1956, where he was student body president. Dr. Dragul is a member of the American Academy of Otolaryngology/Head and Neck Surgery and several other medical societies.

Dr. Dragul was appointed to the Board of Directors due to his operational and managerial experiences.

Our officers and directors are spending up to 40 hours per week on our business at this time.

                                  KEY EMPLOYEES

CHRISTIANA (JANA) ORLANDINI, CHIEF GEOLOGIST SINCE MAY 2013

Ms. Orlandini has previous experience with Exploration and Production majors including, Marathon and Chevron. She has worked projects in the Williston Basin, Greater Green River Basin, DJ Basin, San Juan, Piceance, Uintah, Gulf Coast and lately, the Permian Basin.

Ms. Orlandini has supervised the geological aspects of many drilling programs, including vertical "stack and frac" and multi-lateral horizontal programs, in both conventional and unconventional targets.

She received a B.S. in Geology from Texas A&M University in 1982.

LARRY G. SESSIONS, DRILLING/OPERATIONS MANAGER SINCE JUNE 2013

Mr. Sessions has 49 years of oil and gas experience in domestic and international drilling and production operations. He began his career in 1964 with Shell Oil Company in New Orleans as an assistant engineering trainee. Over the next 25 years, he worked in various roles of increasing responsibility for Shell Oil including international assignments in the Middle East, S. E. Asia, the North Sea and Russia. Following his career with Shell, Larry was an independent drilling and operations consultant before joining J. M. Huber Company in 2000 as Sr. Operations Manager. More recently, Larry has held positions of Operations Manager with Petro-Canada Resources USA and Drilling Manager with MAK-J Energy.

Mr. Sessions attended Louisiana State University in the early 1960's.

CONFLICTS OF INTEREST - GENERAL.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While the officers and directors of our business are engaged full time in our business activities, the amount of time they devote to other business may be up to approximately __ hours per week.

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Certain of our officers and directors may be directors and/or principal stockholders of other companies and, therefore, could face conflicts of interest with respect to potential acquisitions. In addition, our officers and directors may in the future participate in business ventures, which could be deemed to compete directly with us. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event our officers or directors are involved in the management of any firm with which we transact business. Our Board of Directors has adopted a policy that we will not seek a merger with, or acquisition of, any entity in which management serve as officers or directors, or in which they or their family members own or hold a controlling ownership interest. Although the Board of Directors could elect to change this policy, the Board of Directors has no present intention to do so. In addition, if we and other companies with which our officers and directors are affiliated both desire to take advantage of a potential business opportunity, then the Board of Directors has agreed that said opportunity should be available to each such company in the order in which such companies registered or became current in the filing of annual reports under the Exchange Act subsequent to January 1, 2013.

Our officers and directors may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. It is anticipated that a substantial premium over the initial cost of such shares may be paid by the purchaser in conjunction with any sale of shares by our officers and directors which is made as a condition to, or in connection with, a proposed merger or acquisition transaction. The fact that a substantial premium may be paid to our officers and directors to acquire their shares creates a potential conflict of interest for them in satisfying their fiduciary duties to us and our other stockholders. Even though such a sale could result in a substantial profit to them, they would be legally required to make the decision based upon the best interests of us and our other stockholders, rather than their own personal pecuniary benefit.

PROJECTED STAFF

STAFFING

As of October 31, 2013, we have 6 full-time employees and 4 independent consultants. This lean staffing is possible in this phase because of our determination to outsource all operating functions. Our staff positions will be filled as budget allows and business demands require, and the positions may be altered in response to business needs.

L. EXECUTIVE AND DIRECTORS COMPENSATION
---------------------------------------

                                  COMPENSATION

The following table sets forth the compensation paid to officers and board members from the period of March 28, 2012 (Inception) through December 31, 2012. The table sets forth this information for Three Forks, Inc. including salary, bonus, and certain other compensation to the Board members and named executive officers for the past three fiscal years.

                                 SUMMARY EXECUTIVES COMPENSATION TABLE
-------------------- ------- --------- ------- -------- -------- ------------ -------------- ------------ ---------
                                                                 Non-equity   Non-qualified
                                                                  incentive     deferred
                             Contract          Stock    Option      plan      compensation    All other
Name & Position              Payments  Bonus   awards   awards   compensation   earnings     compensation  Total
                     Year      ($)      ($)      ($)      ($)        ($)           ($)           ($)        ($)
-------------------- ------- --------- ------- -------- -------- ------------ -------------- ------------ ---------
Donald L. Walford,    2012   135,000   76,000   2,000      0          0             0             0       $213,000
Exec VP of
Finance(1)
-------------------- ------- --------- ------- -------- -------- ------------ -------------- ------------ ---------
Charles W.            2012      0        0        0        0          0             0             0          0
Pollard, COO (2)
-------------------- ------- --------- ------- -------- -------- ------------ -------------- ------------ ---------
Todd B.               2012      0        0        0        0          0             0             0          0
Hattenbach, CFO (3)
-------------------- ------- --------- ------- -------- -------- ------------ -------------- ------------ ---------
W. Edward Nichols,
CEO, Secretary,       2012    104,892    0      2,000      0          0             0             0       $106,892
Chairman (4)
-------------------- ------- --------- ------- -------- -------- ------------ -------------- ------------ ---------
     (1)  Mr. Walford served as the Chief Executive  Officer of the Company from its  inception to October 22, 2013,  at that time he was appointed the
          Executive  Vice President of Finance.  Mr. Walford in connection  with his services as an officer,  director and founder was issued 2,000,000 shares of common  stock,  such  shares were valued at $2,000 or $0.001 per share.

     (2)  Mr.  Pollard  became  an  Officer  in  March 1,  2013.  As part of Mr.
          Pollard's employment he was issued an option for 2,250,000 shares. The option has no value using the Black-Scholes method.

     (3)  Mr.  Hattenbach served as an Officer from July 1, 2013 through October
          7, 2013.

     (4)  Mr. Nichols was appointed the Chief  Executive  Officer on October 22,
          2013. Mr. Nichols, in connection with his services as an officer, director and founder was issued 2,000,000 shares of common stock, such shares were valued at $2,000 or $0.001 per share.

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

Effective May 1, 2013, our Stock Option and Award Plan (the "Stock Incentive Plan") was approved by our Board of Directors. Under the Stock Incentive Plan, the Board of Directors may grant options or purchase rights to purchase common stock to officers, employees, and other persons who provide services to us or any related company. The participants to whom awards are granted, the type of awards granted, the number of shares covered for each award, and the purchase or exercise price, conditions and other terms of each award are determined by the Board of Directors, except that the term of the options shall not exceed 10 years. A total of 5 million shares of our common stock are subject to the Stock Incentive Plan and maybe either a qualified or non-qualified stock option. The shares issued for the Stock Incentive Plan may be either treasury or authorized and unissued shares. As of October 31, 2013, we have granted non-qualified stock options to purchase 3,900,000 shares of our common stock under the Plan.

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information concerning outstanding equity awards held by the Chief Executive Officer, Chief Financial and the Company's most highly compensated executive officers for the fiscal year ended December
31, 2012 (the "Named Executive Officers"):

                                     Option Awards                                        Stock awards
                --------------------------------------------------------- ---------------------------------------------
                                                                                                               Equity
                                                                                                              incentive
                                                                                                    Equity       plan
                                                                                                   incentive    awards:
                                                                                                     plan       Market
                                                                                                    awards:       or
                                             Equity                                                 Number      payout
                                            incentive                                                 of       value of
                                              plan                                                  unearned   unearned
                                             awards:                                     Market      shares,    shares,
                 Number of                  Number of                       Number of   value of    units or   units or
                securities    Number of    securities                       shares or   shares of    other      others
                underlying    securities   underlying                       units of    units of     rights     rights
                unexercised   underlying   unexercised  Option                stock       stock       that       that
                  options    unexercised    unearned    exercise  Option    that have   that have   have not   have not
                    (#)      options (#)     options     price   expira-    not vested  not vested   vested     vested
     Name       exercisable  unexercisable     (#)        ($)    tion date    (#)         ($)         (#)        ($)
--------------- ------------ ------------- ------------ -------- --------- ----------- ----------- ---------- ----------
W. Edward            0            0             0          0         0         0           0           0          0
Nichols

Donald               0            0             0          0         0         0           0           0          0
L.Walford

Charles  W.          0            0             0          0         0         0           0           0          0
Pollard

Todd                 0            0             0          0         0         0           0           0          0
Hattenbach (1)
---------------
     (1)  Mr.  Hattenbach  resigned as the Chief Financial Officer on October 7,
          2013. He did not have an  employment  agreement  with the Company,  he worked on an at will basis.

                              DIRECTOR COMPENSATION

All of the Company's officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

The Company does not pay any Directors fees for meeting attendance.

The following table sets forth certain information concerning compensation paid to the Company's directors during the year ended December 31, 2012:

                    Fees                                                      Non-qualified
                  earned or                                                     deferred
                   paid in                                  Non-equity        compensation
                    cash          Stock        Option      incentive plan        earnings          All other        Total
     Name            ($)        awards ($)   awards ($)   compensation ($)         ($)          compensation ($)     ($)
---------------- ------------ ------------- ------------ ------------------ ------------------ ----------------- -----------
W. Edward              $ -0-         $ -0-        $ -0-              $ -0-              $ -0-             $ -0-       $ -0-
Nichols (1)

Donald L.              $ -0-         $ -0-        $ -0-              $ -0-              $ -0-             $ -0-       $ -0-
Walford (2)

Charles W.             $ -0-         $ -0-        $ -0-              $ -0-              $ -0-             $ -0-       $ -0-
Pollard
----------------
Messrs.  Young,  Ranew and  Dragul  were  appointed  our  directors  in 2013 and therefore are not represented in the table.

     (1) Mr. Nichols receives a salary pursuant to an agreement with the Company for his services to the Company. Mr. Nichols in connection with his services as an officer, director and founder was issued
          2,000,0000 shares of common stock, such shares were valued at $2,000 or $0.001 per share.

     (2) Mr. Walford receives a salary pursuant to an employment agreement with the Company for his services as an officer of the Company. Mr. Walford in connection with his services as an officer, director and founder was issued 2,000,000 shares of common stock, such shares were valued at $2,000 or $0.001 per share.

EMPLOYMENT AGREEMENTS

We have employment/consultant agreements as of June 30, 2013, with our key officers, as listed below. Described below are the compensation packages our Board approved for our executive officers. The compensation agreements were approved by our board based upon recommendations conducted by the board.

      NAME                     POSITION                ANNUAL COMPENSATION
------------------      -------------------------      -------------------
Donald L. Walford       Executive Vice President
                              of Finance                   $192,000 (1)

Charles W. Pollard               COO                       $210,000 (2)

W. Edward Nichols       CEO, Chairman & Secretary          $120,000 (3)

Todd B. Hattenbach            Former CFO                   $150,000 (4)

(1) Pursuant to an employment agreement effective September 1, 2012 and amended in February 2013, Mr. Walford receives a base salary of $192,000 per year. In addition to the base salary, Mr. Walford shall be paid a monthly car allowance of $600. Mr. Walford shall be paid a bonus of one half of one percent of the net asset increases as reflected in our balance sheet from time to time. The basis of the calculation shall be the net assets as listed in our financials and shall at least be paid every six months within 30 days after the accounting for the applicable period has been completed. In February 2013, the term of the agreement was extended through September 2016. On October 22, 2013, Mr. Walford was appointed the Executive Vice President of Finance no changes have been made to his employment agreement as a result of the change of position.

Upon thirty (30) days written notice, the employment may be terminated without further liability on the part of the Company. Cause is considered to be (i) Conviction of a felony, a crime or moral turpitude or commission of an act of embezzlement or fraud against the Company or affiliate thereof: (ii) deliberate dishonesty of resulting in damages to the Company or affiliate thereof; and
(iii) dereliction of duty, misfeasance or malfeasance. If there is a termination for cause the benefits of any bonus for the period preceding termination would be forfeit.

The Company may terminate the agreement at will upon 60 days written notice. In the Company decides to terminate it would be required to repurchase 50% of Mr. Walford's shares up to 1,000,000 shares at a price equal to 90% of the average trading prices over the 60 days preceding the notice of termination. The Company would have to pay 50% of the repurchase within price within 30 days of termination and the balance within 60 additional days.

(2) Effective March 1, 2013, we entered into an Executive Employment Agreement with Charles Pollard to become our Chief Operating Officer and Director and the CEO of TFI Operating. Pursuant to the Agreement, Mr. Pollard will receive a base salary of $210,000 per year. The base salary shall thereafter be reassessed annually by the Board of Directors based upon the performance of Mr. Pollard. In addition, Mr. Pollard: i) shall be eligible to receive up to 500,000 shares of our common stock based upon his performance as to the production and reserve growth of us and mutually agreed upon between himself and the Board of Directors; and ii) he shall be entitled to participate in all benefit programs established by us. This Agreement may be terminated by either party without cause upon thirty days written notice. Also as part of this Agreement and subsequently amended in June 2013, Mr. Pollard was granted non-qualified stock options to purchase 2,250,000 shares of our common stock at $0.10 per share. The stock options will have a cashless exercise option and a tag along sales option for Mr. Pollard should the CEO or other members of the Board of Directors elect to sell the shares of common stock prior to a public stock offering. See the table below for a description of the vesting provisions and term of the stock options.

(3) Pursuant to a Consulting Agreement, effective September 1, 2012, Mr. Nichols receives a Base Fee of $120,000 per year for the first six months and which increased to $180,000 on the first day of March 2013. In addition to the Base Fee, Mr. Nichols is paid a monthly car allowance of $600. Mr. Nichols shall be paid an annual bonus of one half of one percent of the net asset increases over the prior year. The basis of the calculation shall be the net assets as listed in our financials and shall be paid every six months within 30 days after the accounting for the applicable period has been completed. The original term of the Consulting Agreement was extended through September 2016. On October 22, 2013, Mr. Nichols was appointed the Chief Executive Officer of the Company and no changes have been made to the Consulting Agreement as a result of the change of position.

Upon thirty (30) days written notice, the employment may be terminated without further liability on the part of the Company. Cause is considered to be (i) Conviction of a felony, a crime or moral turpitude or commission of an act of embezzlement or fraud against the Company or affiliate thereof: (ii) deliberate dishonesty of resulting in damages to the Company or affiliate thereof; and
(iii) dereliction of duty, misfeasance or malfeasance. If there is a termination for cause the benefits of any bonus for the period preceding termination would be forfeit.

The Company may terminate the agreement at will upon 60 days written notice. In the Company decides to terminate it would be required to repurchase 50% of Mr. Nichol's shares up to 1,000,000 shares at a price equal to 90% of the average trading prices over the 60 days preceding the notice of termination. The Company would have to pay 50% of the repurchase within price within 30 days of termination and the balance within 60 additional days.

(4) Mr. Hattenbach resigned as the Chief Financial Officer on October 7, 2013. He did not have an employment agreement with the Company, he worked on an at will basis.

EMPLOYMENT  CONTRACTS  AND  TERMINATION  OF  EMPLOYMENT  AND   CHANGE-IN-CONTROL
ARRANGEMENTS

There are employment contracts, compensatory plans or arrangements, including payments to be received from us, with respect to any of our directors or executive officers which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with us. These agreements do not provide for payments to be made as a result of any change in control of us, or a change in the person's responsibilities following such a change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our board of directors in our entirety acts as the compensation committee for Three Forks, Inc.

All of our officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

It is possible that situations may arise in the future where the personal interests of the officers and directors may conflict with our interests. Such conflicts could include determining what portion of their working time will be spent on our business and what portion on other business interest. To the best ability and in the best judgment of our officers and directors, any conflicts of interest between us and the personal interests of our officers and directors will be resolved in a fair manner which will protect our interests. Any transactions between us and entities affiliated with our officers and directors will be on terms which are fair and equitable to us. Our Board of Directors intends to continually review all corporate opportunities to further attempt to safeguard against conflicts of interest between their business interests and our interests.

We have no intention of merging with or acquiring an affiliate, associated person or business opportunity from any affiliate or any client of any such person.

M. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF OCTOBER 31, 2013
--------------------------------------------------------------------------------

The following table sets forth information with respect to the beneficial ownership of Three Forks's outstanding common stock by:

     o each person who is known by Hinto to be the beneficial owner of five percent (5%) or more of Three Forks common stock;
     o Three Forks Chief Executive Officer and financial officer, its other executive officers, and each director as identified in the "Management -- Executive Compensation" section; and
     o    all of the Company's directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and options, warrants and convertible securities that are currently exercisable or convertible within 60 days of the date of this document into shares of the Company's common stock are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information below is based on the number of shares of Three Forks`s common stock that we believe was beneficially owned by each person or entity as of October 31, 2013.


                                                           AMOUNT AND NATURE
                                                             OF BENEFICIAL      PERCENT OF
TITLE OF CLASS        NAME OF BENEFICIAL OWNER (1)               OWNER           CLASS (2)
-------------- ------------------------------------------- ------------------- ---------------
Common shares  Donald L. Walford,                              2,000,000           17.11%
               Executive Vice President of Finance &
               Director

Common shares  Charles W. Pollard, Chief Operating
               Officer & CEO of TFI Operating Company,            -0-               -0-%
               Inc. & Director (3)

Common shares  W. Edward Nichols, Chief Executive              2,000,000           17.11%
               Officer, Chairman of the Board & Secretary

Common shares  William F. Young, Director (4)                   400,000            3.42%


Common shares  Lester Ranew, Director (5)                        66,667            0.57%

Common shares  Paul Dragul, Director (6)                        162,000            1.38%
-------------- ------------------------------------------- ------------------- ---------------
Common shares  All Directors and Executive Officers as a       4,628,667           39.60%
               Group (6 persons)                           ------------------- ---------------
--------------

     (1) *The address of each person listed above, unless otherwise indicated, is c/o Three Forks, Inc., 555 Eldorado Blvd., #100, Broomfield,
          Colorado 80021.

     (2) Based upon 11,687,922 shares issued and outstanding on a fully diluted basis. Options and Warrants exercisable for 4,175,000 shares of common stock are not included in this number as they are not considered to be exercisable in the next 60 days.

     (3) Mr. Pollard holds an option exercisable for 2,250,000 shares of our common stock. The option has a term of 3 years and an exercise price of $0.10 per share. The option does provide for a cashless exercise.
          Mr. Pollard holds a Secured Convertible Promissory Note for $300,000 convertible into shares of our common stock at $3.60 per share.

     (4) Mr. Young holds an option exercisable for 100,000 shares of our common stock. The option has a term of 3 years and an exercise price of $0.10 per share. The option does provide for a cashless exercise. Mr. Young is to receive 4,395 shares of our common stock, which are currently held in escrow on behalf of the Gulfstar shareholders.

     (5) Mr. Ranew is to receive 6,037 shares of our common stock which are currently held in escrow on behalf of the Gulfstar shareholders. Mr.
          Ranew holds a Secured Convertible Promissory Note for $300,000, convertible into shares of our common stock at $3.60 per share. Tincup
          Oil and Gas,  LLC of which  Mr.  Ranew is a  member,  holds a  Secured
          Convertible Promissory Note for $250,000, convertible into shares of our common stock at $3.60 per share.

     (6) Mr. Dragul holds 137,000 shares of common stock directly and 25,000 shares indirectly through NTC & Co for the benefit of Paul Dragul.

                          GREATER THAN 5% STOCKHOLDERS

                                                            AMOUNT AND NATURE
                                                              OF BENEFICIAL    PERCENT OF
TITLE OF CLASS      NAME OF BENEFICIAL OWNER                      OWNER         CLASS (1)
--------------- ------------------------------------------- ----------------- ------------
Common shares   Shareholders of Gulfstar Energy Corp. (2)       700,000          5.98%
---------------
     (1)  Based upon 11,687,922 shares issued and outstanding on a fully diluted basis. Options and Warrants exercisable for 4,175,000 shares of common stock are not included in this number as they are not considered to be exercisable in the next 60 days.
     (2)  Gulfstar Energy agreed to sell certain mineral interest to the Company for cash and stock in  September  2012.  The  transaction  closed  and
          700,000  shares  of  the  Company  are  held  by the  shareholders  of
          Gulfstar.  Gulfstar is in a voluntary  liquidation.  We have agreed to include the 700,000 shares in a registration  statement on Form S-1 to register the shares for distribution to the Gulfstar  shareholders for re-sale by these  shareholders.  These shares are NOT included in this registration  statement.  The timing of such registration has not been established at the time of this filing.

Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

N. CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS, PROMOTERS AND CONTROL PERSONS
-----------------------------------------------------------------------------

Other than the stock transactions discussed below, the Company has not entered into any transaction nor is there any proposed transactions in which any of the founders, directors, executive officers, shareholders or any members of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

We have employment agreements as of June 30, 2013, with our key officers, as listed below. Described below are the compensation packages our Board approved for our executive officers. The compensation agreements were approved by our board based upon recommendations conducted by the board.

       NAME                    POSITION                ANNUAL COMPENSATION
------------------     ------------------------        -------------------
Donald L. Walford      Executive Vice President
                              of Finance                    $192,000 (1)

Charles W. Pollard               COO                        $210,000 (2)

W. Edward Nichols            CEO, Chairman
                             and Secretary                  $120,000 (3)

Todd B. Hattenbach             Former CFO                   $150,000 (4)
------------------

(1) Pursuant to an employment agreement effective September 1, 2012 and amended in February 2013, Mr. Walford receives a base salary of $192,000 per year. In addition to the base salary, Mr. Walford shall be paid a monthly car allowance of $600. Mr. Walford shall be paid a bonus of one half of one percent of the net asset increases as reflected in our balance sheet from time to time. The basis of the calculation shall be the net assets as listed in our financials and shall at least be paid every six months within 30 days after the accounting for the applicable period has been completed. In February 2013, the term of the agreement was extended through September 2016. On October 22, 2013, Mr. Walford was appointed the Executive Vice President of Finance no changes have been made to his employment agreement as a result of the change of position.

(2) Effective March 1, 2013, we entered into an Executive Employment Agreement with Charles Pollard to become our Chief Operating Officer and Director and the CEO of TFI Operating. Pursuant to the Agreement, Mr. Pollard will receive a base salary of $210,000 per year. The base salary shall thereafter be reassessed annually by the Board of Directors based upon the performance of Mr. Pollard. In addition, Mr. Pollard: i) shall be eligible to receive up to 500,000 shares of our common stock based upon his performance as to the production and reserve growth of us and mutually agreed upon between himself and the Board of Directors; and ii) he shall be entitled to participate in all benefit programs established by us. This Agreement may be terminated by either party without cause upon thirty days written notice. Also as part of this Agreement and subsequently amended in June 2013, Mr. Pollard was granted non-qualified stock options to purchase 2,250,000 shares of our common stock at $0.10 per share. The stock options will have a cashless exercise option and a tag along sales option for Mr. Pollard should the CEO or other members of the Board of Directors elect to sell the shares of common stock prior to a public stock offering. See the table below for a description of the vesting provisions and term of the stock options.

(3) Pursuant to a Consulting Agreement, effective September 1, 2012, Mr. Nichols receives a Base Fee of $120,000 per year for the first six months and which increased to $180,000on the first day of March 2013. In addition to the Base Fee, Mr. Nichols is paid a monthly car allowance of $600. Mr. Nichols shall be paid an annual bonus of one half of one percent of the net asset increases over the prior year. The basis of the calculation shall be the net assets as listed in our financials and shall be paid every six months within 30 days after the accounting for the applicable period has been completed. The original term of the Consulting Agreement was extended through September 2016. On October 22, 2013, Mr. Nichols was appointed the Chief Executive Officer of the Company no changes have been made to the Consulting Agreement as a result of the change of position.

(4) Mr. Hattenbach resigned as the Chief Financial Officer on October 7, 2013. He did not have an employment agreement with the Company and worked on an at will basis.

STOCK ISSUANCES

The  following  officers and  directors  of the Company have been issued  stock, options and/or warrants as listed below.
                                                              NUMBER OF
          NAME                        POSITION                 SHARES         TYPE OF EQUITY      REASON FOR ISSUANCE
------------------------- ---------------------------------- ------------ ----------------------- --------------------
Donald L. Walford         Exec VP of Finance & Director       2,000,000       Common Shares            Services

W. Edward Nichols         CEO, Chairman & Secretary           2,000,000       Common Shares            Services

Charles W. Pollard        COO & Director                      2,250,000        Stock Option            Services

William F. Young          Director                             400,000        Common Shares            Services

Paul Dragul               Director                             162,000        Common Shares        Cash and services

Lester Ranew              Director                             66,667         Common Shares              Cash
------------------------

THREE FORKS NO. 1 LLC

On December 31, 2012, we entered into a Farmout Agreement where we had a 100% working interest in 320 gross and 290 net acres of mineral interests located in Archer County Texas subject to the Farmout. In consideration of Three Forks No.

1 undertaking and paying it's pro rata portion of the costs associated with the drilling and completion of 9 wells in Archer county Texas on the Farmout property, we assigned 87% of the working interest in the Farmout to the LLC. Likewise, on January 1, 2013, we assigned 1% of the WI to each Messrs. Walford, Young and Nichols, officers and directors of the Company, (a total of 3% of the WI) in the Farmout. These WIs' were assigned the proportional cash payment of 1% of the project costs.

Mr. Lester Ranew, a director of the Company, purchase 6 Units in the Three Forks No. 1, representing 6.81% equity interest in Three Forks No. 1.

DUE FROM OTHERS - RELATED PARTIES

During the six months ended June 30, 2013, we advanced funds to two of our affiliates, TFI Operating in the amount of $1,096 and Three Forks No. 1 in the amount of $96,634 and at June 30, 2013 we are owed $97,730.

DUE TO OTHERS - RELATED PARTIES

During the six months ended June 30, 2013, we were advanced funds from Mr. Ranew, a member of the Board of Directors and at June 30, 2013 we owe $227,784.

At December 31, 2012, we owed an affiliate of one of our former officers and directors a total of $15,000 in fees for services rendered.

SHARES FOR SERVICES

During the six months ended June 30, 2013, Mr. Dragul, a member of the Board of Directors was issued 25,000 shares of our common stock in exchange for services in the amount of $2,200 or at a fair value of $0.088 per share.

SECURED CONVERTIBLE PROMISSORY NOTES

In September 2013, we commenced a private offering of $2,000,000 Secured Convertible Promissory Notes in order to complete the purchase of the remaining 37.5% WI in the Five JABS property discussed above. These notes are due in September 2014 and are convertible into shares of our common stock in whole or in part at a conversion price of $3.60 per share 6 months after issuance of the secured convertible promissory note. The conversion of the convertible promissory notes into shares of our common stock could have a dilutive effect to the holdings of our existing shareholders.

One of the subscribers of this offering was Tincup Oil and Gas, LLC, which subscribed for a $250,000 secured convertible promissory note. Mr. Ranew, a director of the Company, is a member of Tincup Oil and Gas, LLC.

The offering was not fully subscribed and a total of $1,535,000 was raised.

Separately and apart, two members of management agreed to make up the difference of the Secured Convertible Promissory Note Offering and the purchase price of Five JABS in a separate transaction with separate terms with the Company. Mr. Charles Pollard and Mr. Lester Ranew, officers and directors of the Company, in exchange for secured convertible promissory notes provided the Company with a total of $600,000 cash ($300,000 each). Mr. Pollard's and Mr. Ranew's notes have a due date of January 2, 2014 and allow for the conversion of the notes into common stock upon issuance. Their notes provide that in addition to having a due date of January 2, 2014, that at the due date they will each receive a $7,500 payment of fees and interest. If the notes are not paid at January 2, 2014, the Company is required to take immediate steps to liquidate the secured property and the due date will be extended to April 2, 2014. If payment is made at April 2, 2014, they will each receive a $15,000 payment of fees and interest. If the property has not been liquidated at such date, they will each be assigned an 11.25% interest in the Five JABS properties.

The Secured Convertible Promissory Notes are secured by the Company's 75% of the right, title and working interest in 1,955 gross leasehold acres including 13 producing wells, 9 service wells and 14 additional wellbores located in the States of Texas and Louisiana, the Five JABS properties.

There are no promoters being used in relation to this offering. No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us. No assets will be, nor expected to be, acquired from any promoter on behalf of us. We have not entered into any agreements that require disclosure to the shareholders.

ITEM 11A. MATERIAL CHANGES
--------------------------

None.

ITEM 12. INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
----------------------------------------------------------

-------------- ------------------------------------------------------------------------ ---------------------------
 EXHIBIT NO.                                 DESCRIPTION
-------------- ------------------------------------------------------------------------ ---------------------------
3(i).1         Articles of Incorporation of Three Forks, Inc. - 3/28/12                 (1)
-------------- ------------------------------------------------------------------------ ---------------------------
3(i).2         Articles of Organization of Three Forks No. 1, LLC - 11/8/2012           (1)
-------------- ------------------------------------------------------------------------ ---------------------------
3(i).3         Articles of Incorporation of Three Forks Operating Company, Inc. -       (1)
               1/2/13
-------------- ------------------------------------------------------------------------ ---------------------------
3(i).4         Articles of Amendment - Name Change to TFI Operating Company, Inc. -     (1)
               2/8/13
-------------- ------------------------------------------------------------------------ ---------------------------
3(ii).1        Bylaws of Three Forks, Inc.                                              (1)
-------------- ------------------------------------------------------------------------ ---------------------------
3(ii).2        Bylaws of TFI Operating Company (fka Three Forks Operating Company,      (1)
               Inc.)
-------------- ------------------------------------------------------------------------ ---------------------------
5.1            Opinion re: Legality                                                     Filed Herewith
-------------- ------------------------------------------------------------------------ ---------------------------
10.1           Employment Agreement, Donald Walford                                     (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.2           Amendment to Employment Agreement, Donald Walford                        (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.3           Consulting Agreement with W. Edward Nichols                              (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.4           Amendment to Consulting Agreement with W. Edward Nichols                 (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.5           Employment Agreement, Charles Pollard                                    (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.6           Operating Agreement of Three Forks No. 1, LLC                            (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.7           Amendment to Operating Agreement of Three Forks No. 1, LLC               (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.8           Certificate of Designation of Class A Convertible Preferred Stock        (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.9           Stock Option Plan                                                        (1)
-------------- ------------------------------------------------------------------------ ---------------------------

                                      -54-

-------------- ------------------------------------------------------------------------ ---------------------------
10.10          Farmout Agreement                                                        (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.11          Purchase & Sale Agreement, Three Forks, Inc. & TFI No. 1, LLC 12/31/12   (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.12          Purchase, Sale & Participation Agreement, Five Jab, Inc. & Three         (1)
               Forks, Inc. 2/27/13
-------------- ------------------------------------------------------------------------ ---------------------------
10.13          Blue Quail, Ltd. Participation Agreement 4/8/13                          (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.14          1st Amendment to Purchase, Sale & Participation Agreement, Five Jab,     (1)
               Inc. & Three Forks, Inc. 4/30/13
-------------- ------------------------------------------------------------------------ ---------------------------
10.15          2nd Amendment to Purchase, Sale & Participation Agreement, Five Jab,     (1)
               Inc. & Three Forks, Inc.
-------------- ------------------------------------------------------------------------ ---------------------------
10.16          3rd Amendment to Purchase, Sale & Participation Agreement, Five Jab,     (1)
               Inc. & Three Forks, Inc.
-------------- ------------------------------------------------------------------------ ---------------------------
10.17          4th Amendment to Purchase, Sale & Participation Agreement, Five Jab,     (1)
               Inc. & Three Forks, Inc.
-------------- ------------------------------------------------------------------------ ---------------------------
10.18          Form of Convertible Promissory Note & Mortgage, Security and Pledge      (1)
               Agreement
-------------- ------------------------------------------------------------------------ ---------------------------
23.1           Consent of Attorney                                                      Filed Herewith
-------------- ------------------------------------------------------------------------ ---------------------------
23.2           Consent of Independent Registered Public Accounting Firm                 Filed Herewith
-------------- ------------------------------------------------------------------------ ---------------------------
99.1           Archer County, Texas picture, page 26                                    Filed Herewith
-------------- ------------------------------------------------------------------------ ---------------------------
99.2           Pink Project, Pottawatamie County, Oklahoma picture, page 27             Filed Herewith
-------------- ------------------------------------------------------------------------ ---------------------------
101.INS        XBRL Instance Document                                                   Filed Herewith (2)
-------------- ------------------------------------------------------------------------ ---------------------------
101.SCH        XBRL Taxonomy Extension Schema Document                                  Filed Herewith (2)
-------------- ------------------------------------------------------------------------ ---------------------------
101.CAL        XBRL Taxonomy Extension Calculation Linkbase Document                    Filed Herewith (2)
-------------- ------------------------------------------------------------------------ ---------------------------
101.DEF        XBRL Taxonomy Extension Definition Linkbase Document                     Filed Herewith (2)
-------------- ------------------------------------------------------------------------ ---------------------------
101.LAB        XBRL Taxonomy Extension Label Linkbase Document                          Filed Herewith (2)
-------------- ------------------------------------------------------------------------ ---------------------------
101.PRE        XBRL Taxonomy Extension Presentation Linkbase Document                   Filed Herewith (2)
-------------- ------------------------------------------------------------------------ ---------------------------
     (1)  Incorporated by reference from the exhibits  included in the Company's
          Form  10/A  filed  with  the   Securities   and  Exchange   Commission
          (www.sec.gov), filed October 29, 2013.

     (2) Pursuant to Rule 406T of Regulation S-T, this interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, and otherwise is not subject to liability under these sections.


ITEM 12A. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
--------------------------------------------------------------------------------

The Colorado Business Corporation Act requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Colorado Business Corporation Act permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of us and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Colorado Business Corporation Act prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Colorado Business Corporation Act may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Colorado Business Corporation Act also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to our bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Colorado Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                     [OUTSIDE BACK COVER PAGE OF PROSPECTUS]
                     DEALER PROSPECTUS DELIVERY REQUIREMENTS

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
-----------------------------------------------

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
----------------------------------------------------

We have expended, or will expend fees in relation to this registration statement as detailed below:

================================================================= ==============
                  EXPENDITURE ITEM                                    AMOUNT
----------------------------------------------------------------- --------------
Attorney Fees                                                           $13,000
----------------------------------------------------------------- --------------
Audit Fees                                                               $7,500
----------------------------------------------------------------- --------------
Transfer Agent Fees                                                      $2,000
----------------------------------------------------------------- --------------
SEC Registration and Blue Sky Registration fees (estimated)              $1,000
----------------------------------------------------------------- --------------
Printing Costs and Miscellaneous Expenses (estimated)                    $1,500
                                                                         ------
----------------------------------------------------------------- --------------
TOTAL                                                                   $25,000
================================================================= ==============

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS
--------------------------------------------------

Our officers and directors are indemnified as provided by the Colorado Revised Statutes and the bylaws.

Under the Colorado Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that it will indemnify the directors to the fullest extent not prohibited by Colorado law; provided, however, that we may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law,
(b) the proceeding was authorized by the board of directors, (c) is provided by us, in sole discretion, pursuant to the powers vested under Colorado law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that it will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of us, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of us.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES
------------------------------------------------

We have sold securities since inception (March 28, 2012) without registering the securities under the Securities Act of 1933 as shown in the following tables:

SHARES ISSUED FOR PRIVATE OFFERINGS

Since our inception in March 2012 through June 2012, we have shares of our common stock at a price of $0.01 per share in exchange for cash to the individuals and the amounts set forth below.

    Number of Shares      Consideration                   Name
--------------------------------------------------------------------------------

           5,000              $    50           Melvin & Judith Einsidler
          20,000              $   200           William C. Gascoigne
           5,000              $    50           Robert Bradley
           5,500              $    55           Donald Einsidler
         100,000              $ 1,000           Jacobs Enterprises, Ltd
          45,000              $   450           Robert W. Simmons
          10,000              $   100           Robert Reynolds
          11,000              $   110           Richard Davis
          30,000              $   300           Dennis Kaboth
           7,500              $    75           Jeremy Isaacs
           2,500              $    25           David & Lois Einsidler
          16,500              $   165           Barry Isaacs
           5,500              $    55           Risa Einsidler
         137,000              $ 1,370           Bruce Theuerkauf
          19,500              $   195           Ralph T. Meloro, Trustee of
                                                the Lisa B. Meloro Irrevocable
                                                Trust
          40,000              $   400           Dennis Noel
          60,000              $   600           Donald S.  Heauser
          30,000              $   300           Eric Hample
         150,000              $ 1,500           Dennis and MaryJo  Gabriel
           2,215              $    22           Diane Leeds Einsidler
          10,000              $   100           Vladimir & Glida Scerbo
         160,000              $ 1,600           Robert Scerbo
           2,500              $    25           Marc & Caryn Schneider
           5,500              $    55           Charles Ras
          50,000              $   500           James Ford
           5,000              $    50           John Phelps
          21,000              $   210           Sean Fleming
          75,000              $   750           Neilson Family Trust
         150,000              $ 1,500           Michael McNally
           2,500              $    25           Joseph G. Hoenigmann
           2,500              $    25           Christopher Pesce




                  (REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

         100,000              $ 1,000           Clarene O Hample Revocable
                                                Trust, Brent Hample Trustee
           7,500              $    75           Leah & Greg Isaacs
          67,000              $   670           Joan M. Jacobson
          17,000              $   170           Christian Farr
          20,000              $   200           John Cooper
          25,000              $   250           Steve Remmert
          25,000              $   250           Gerald Smart Trust
           6,500              $    65           Michael Einsidler
          16,667              $   167           Alexander Biggs
          16,667              $   167           Thomas B. Biggs
           7,000              $    70           Leland Beckley
           7,000              $    70           Byron Beckley
           7,000              $    70           Trenton Toftoy
          10,000              $   100           James Iverson
         100,000              $ 1,000           Robert & Cynthia Toftoy
          25,000              $   250           Joel Ripmaster
           7,000              $    70           Patricia Nauman
           3,500              $    35           Ralph Toftoy
           5,000              $    50           Monica Sherman
          40,000              $   400           Richard Rinella
           5,000              $    50           Bernard Rinella
          17,000              $   170           Breff Leasing
           7,000              $    70           Underhill Trucking -
          25,000              $   250           Gerald Smart Trust
         200,000              $ 2,000           Henry Moxely
          10,000              $   100           Nicole Saunders
          10,000              $   100           Glenda Weiss
           3,200              $    32           Terry Jacobson
          38,000              $   380           Tom Ness
           5,000              $    50           John Bryan
          25,000              $   250           Robert & Donna Wittenauer
          25,000              $   250           Donna Wittenauer FBO LK Latimer
           5,000              $    50           Timothy Scott
          10,000              $   100           Patrick J. Donovan
          25,000              $   250           Mihcael Pryblo
         100,000              $ 1,000           Adelaide Biggs
          15,000              $   150           George Biggs
          15,000              $   150           Marcia Biggs
          15,000              $   150           Adelaide Andrews
           4,000              $    40           Amanda Germany
          40,000              $   400           Paul Dragul
           6,250              $    63           Daniel and Lesli Underhill
           2,500              $    25           Stephen Cohen
           3,400              $    34           Ron Anderson
          60,000              $   600           Cracked Crab LLC
           7,500              $    75           Jeff Rosenberg
          40,000              $   400           Glenda Weiss
          50,000              $   500           Christopher Jacobs
           2,500              $    25           Joseph Willen
          35,000              $   350           Paul Dragul
          40,000              $   400           Steward Mosko

          25,000              $   250           Gary Walford
          50,000              $   500           Brian Remington
          10,000              $   100           Daniel Rainey
          50,000              $   500           E. Dean Davis
          25,000              $   250           Lawson Farmer
          25,000              $   250           Cain Griffin Group, LLc
           6,000              $    60           Charles W. Jones
           4,000              $    40           FNB Griffin custodian for
                                                Individual IRA Charles W. Jones
           2,500              $    25           Edward Vitko
           2,500              $    25           Mike Vitko
          11,667              $   117           Robert & Cynthia Toftoy
             500              $     5           Marla Alstadt
             250              $     3           Gary Lee Young


From July 2012 through October 2012, we have shares of our common stock at a price of $1.00 per share in exchange for cash to the individuals and the amounts set forth below.


    Number of Shares      Consideration                   Name
--------------------------------------------------------------------------------

           8,000           $    8,000           Robert & Cynthia Toftoy
          15,000           $   15,000           Bruce Theuerkauf Jr.
          50,000           $   50,000           James Ford
           1,000           $    1,000           Brian Hassett
          25,000           $   25,000           Willie Love
          15,000           $   15,000           Robert Reynolds
         100,000           $  100,000           Edward Vitko
          10,000           $   10,000           Caryn & Marc Schneider
           1,000           $    1,000           Diane Leeds Einsidler
           4,876           $    4,876           Bruce Molloy FBO Mariana Molloy
           6,000           $    6,000           Bruce Molloy
          10,000           $   10,000           Larry & Gayla Johnson
          12,000           $   12,000           David Newman
          25,000           $   25,000           Michael Faletti, Jr.
           5,000           $    5,000           Robert Bradley
           2,250           $    2,250           Thomas G. Nixon
          20,000           $   20,000           Jonathan Sherman,
          25,000           $   25,000           William and Suzanne Knopf
         100,000           $  100,000           Alexander Withall Declaration fo
                                                Trust-  W. Knopf Trustee
          10,000           $   10,000           Bruce Molloy
          50,000           $   50,000           Christopher Jacobs
          10,000           $   10,000           Henry H. Moxley
           6,000           $    6,000           James H. Campbell
           2,750           $    2,750           Thomas and Linda Nixon
          25,000           $   25,000           Michael Pryblo
           5,000           $    5,000           James Iverson
          37,000           $   37,000           Paul Dragul
          30,000           $   30,000           David Kelley
           6,000           $    6,000           Cottonwood NB LLC

           2,800           $    2,800           Karen A. Baker
           5,000           $    5,000           Rodney J. Buhr
           5,000           $    5,000           Spyglass Capital Group LLC
           2,000           $    2,000           Samuel H. Rabin
          14,000           $   14,000           Ronald Cox
           5,000           $    5,000           Willie and Carol Love, Jr
          20,000           $   20,000           Steven A. Scalf
          10,000           $   10,000           Keil & Elizabeth Johnson
          10,000           $   10,000           Russel D. and Judith A. Noel
          20,000           $   20,000           Robert and Cynthia Toftoy
          50,000           $   50,000           Joan jacobson Trust
          50,000           $   50,000           James R. Stewart
           5,000           $    5,000           Irene A. Brown
           5,000           $    5,000           James Iverson
           3,000           $    3,000           Kenneth Knudson
         100,000           $  100,000           Dennis and MaryJo Gabriel
          20,000           $   20,000           Robert Scerbo
          50,000           $   50,000           Edward Vitko
          30,000           $   30,000           Falettiko Oil & Gas, LLc
          25,000           $   25,000           Mike Vitko
           7,000           $    7,000           Larry & Gayle Johnson
           5,000           $    5,000           Willie and Carol Love
           6,000           $    6,000           Vladimir Scerbo
          25,000           $   25,000           Robert Reynolds
          10,000           $   10,000           Bruce Theuerkauf Jr.
          35,000           $   35,000           Cain Griffin Group, Inc
          30,000           $   30,000           David. D. Duvick
          25,000           $   25,000           Caroline Justice
          10,000           $   10,000           Cottonwood NB LLC
          10,000           $   10,000           Steven A. Scalf
           2,250           $    2,250           Gary Lee Young
          30,000           $   30,000           David Kelley
          10,000           $   10,000           Sauney & Geraldine Pippin
          20,000           $   20,000           Steve Scalf
          30,000           $   30,000           Bernard Bols
          16,667           $   16,667           Breff Leasing
          33,334           $   33,334           Gary Underhill
          50,000           $   50,000           Bill Baber
          13,000           $   13,000           Debbie Hamen
           2,000           $    2,000           Bruce Theuerkauf Jr
          81,000           $   81,000           Dayspring Capital, LLC
          12,500           $   12,500           Tom Ness
           7,500           $    7,500           Robert Toftoy
           2,500           $    2,500           Edward Vitko
           2,500           $    2,500           Mike Vitko

From October 2012 through December 2012, we have shares of our common stock at a price of $2.25 per share in exchange for cash to the individuals and the amounts set forth below.


    Number of Shares      Consideration                   Name
--------------------------------------------------------------------------------

          10,000           $   22,500           Tamar and Bruce Mar
          44,444           $   99,999           James R. Stewart
          40,000           $   90,000           Rich Sharpenter
              50           $      113           Kathie Hayes
             500           $    1,125           Maria Terrazas
           2,222           $    5,000           Tim L. Briggs
           1,000           $    2,250           Edward W. Sharpenter
           1,600           $    3,600           Rodney Buhr
          20,000           $   45,000           Alexander Withall/ Knopf
          20,000           $   45,000           Eric Hample
           9,955           $   22,399           Rich Sharpenter
              50           $      113           Ned  Sharpenter
              50           $      113           Becky sharpenter
              50           $      113           Nick Sharpenter
              50           $      113           Lindsey Sharpenter
              50           $      113           Lillian Sharpenter
              50           $      113           Marc Sharpenter
              50           $      113           Leanne Sharpenter
              50           $      113           Joanne Blincoe
              50           $      113           Jim Blincoe
              50           $      113           Todd  Blincoe
              50           $      113           Marie Blincoe
              50           $      113           Sophie Blincoe
              50           $      113           Emma Blincoe
              50           $      113           Tom Blincoe
              50           $      113           Judy Blincoe
              50           $      113           Jay Blincoe
              50           $      113           Emily Blincoe
             225           $      506           Trevor J. Buhr
















                  (REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

From January 2013 through June 2013, we have shares of our common stock at a price of $3.00 per share in exchange for cash to the individuals and the amounts set forth below.


    Number of Shares      Consideration                 Name
--------------------------------------------------------------------------------

          20,000          $    60,000         Dr William R. King
          10,000          $    30,000         Ronney Ledford Jr. LLc
          10,000          $    30,000         Francis Construction
          10,000          $    30,000         Lorie J.and Josephine Mangham, Jr.
          10,000          $    30,000         Tim Dender
           1,034          $     3,102         Rich Sharpenter
           1,000          $     3,000         Karen Anderson Baker
          10,000          $    30,000         William & Joyce Babb
           6,665          $    19,995         Ronnie Cain
           7,000          $    21,000         William Stewart
              16          $        48         Rich Sharpenter
          16,667          $    50,001         Seth Sleezer IV
           8,333          $    24,999         Ronney Ledford Jr.
          66,667          $   200,001         Lester Ranew
          46,667          $   140,001         FNB Griffin Custodian for
                                              Individual IRA Timothy R. Dender
          10,000          $    30,000         FNB Griffin Custodian for
                                              individual IRA Linda Jordan
           2,000          $     6,000         Kenneth and Shirley Thompson
          13,334          $    40,002         Barry L. Jacobson
          26,667          $    80,001         James and Teresa Stewart
           8,334          $    25,002         Jared and Christina Adam
           3,333          $     9,999         Ronnie Can
           1,671          $     5,013         Patricia K. Huber
          10,000          $    30,000         Amanda Remington
          13,334          $    40,002         Arthur C. Krepps III
          10,000          $    30,000         C. Roan Berry
           1,500          $     4,500         Creative Solutions Invesments, LLC
           1,000          $     3,000         Darrell L & Mary A Gulseth JTWROS
          15,000          $    45,000         Herbert T. Sears
          20,000          $    60,000         James and Teresa Stewart
             500          $     1,500         Kelly Anderson
             500          $     1,500         Kirk Anderson
             500          $     1,500         Kyle Anderson
           3,500          $    10,500         Mitchell Gulseth
          20,000          $    60,000         Raymond Dender
          10,000          $    30,000         Richard Coleman Clements
           8,333          $    24,999         Ronny Ledford Jr.
          10,000          $    30,000         SCI Investments, LLC
           2,000          $     6,000         Star Net Investments, LLC
         100,000          $   300,000         Robert E. Long
          10,000          $    30,000         Timothy Dender


                  (REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

             500          $     1,500         Kelly Anderson
             500          $     1,500         Kirk Anderson
             500          $     1,500         Kyle Anderson
             500          $     1,500         Marla Alstadt
          10,000          $    30,000         Amanda Remington
           8,333          $    24,999         Ronny Ledford Jr.
          10,000          $    30,000         Richard Coleman Clements
           1,500          $     4,500         Creative Solutions Invesments, LLC
           2,000          $     6,000         Star Set Investments, LLC
          20,000          $    60,000         Raymond Dender
          20,000          $    60,000         James and Teresa Stewart

SECURED CONVERTIBLE PROMISSORY NOTE OFFERING

In September 2013, we commenced a private offering of $2,000,000 Secured Convertible Promissory Notes in order to complete the purchase of the remaining 37.5% WI in the Five JABS property discussed earlier in the document. These notes are due in September 2014 and are convertible into shares of our common stock in whole or in part at a conversion price of $3.60 per share 6 months after issuance of the secured convertible promissory note. The offering was not fully subscribed and a total of $1,535,000 was raised.

          NOTEHOLDER                          AMOUNT OF THE NOTE
-----------------------------------------------------------------------
Tincup Oil and Gas , LLC (1)                                   $250,000
C. Roan Berry/Environtech Corp.                                $100,000
Timothy Dender                                                 $400,000
Dennis W. & Mary J. Gabriel                                     $60,000
Charles Jones                                                  $100,000
Estate of William King                                         $100,000
Estate of William King                                         $500,000
Caroline J. Fisher, Ph. D                                       $25,000
------------------------------------------------------------------------
(1) Mr. Ranew, a director of the Company, is a member of Tincup Oil and Gas, LLC.

EXEMPTION FROM REGISTRATION CLAIMED

Sales and issuances by us of the unregistered securities listed above were made by us in reliance upon Rule 506 of Regulation D to the individuals listed above. All of the individuals and/or entities listed above that purchased the unregistered securities were all known to us and our management, through pre-existing business relationships, as long standing business associates, friends, and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to our management in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to us. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition. Each purchaser made written representation under Rule 506 of Regulation D, including net worth and sophistication. We required written representation that each purchaser who was not an accredited investor, either alone or with his purchaser representative, had such knowledge and experience in financial and business matters that he/she was capable of evaluating the merits and risks of the prospective investment, and the issuer reasonably believed (based on written representations) immediately prior to making any sale that the purchaser came within this description.

SHARES ISSUED FOR COMPENSATION OR SERVICES

Since our inception in March 2012 through June 30, 2013, we have issued a total of 6,250,000 shares of our common stock in exchange for services to the individuals and the amounts set forth below.


 NUMBER OF SHARES     CONSIDERATION                      NAME
--------------------------------------------------------------------------------

     2,000,000           Services           W Edward Nichols (1)
     2,000,000           Services           Donald Walford (1)
        75,000           Services           Lisa Baird
       500,000           Services           William Young (1)
       750,000           Services           Marc Pindus
       150,000           Services           Michael Littman
        15,000           Services           Debbie Hamen
        15,000           Services           Joe Ford
        15,000           Services           Herb Sears
       200,000           Services           Hawkeye Oil and Gas Ventures LLC
        50,000           Services           William Baber
        10,000           Services           Joe Ford
       175,000           Services           Prabhas Panigrahi
        25,000           Services           Paul Dragul (1)
       270,000           Services           Maxim Group Inc.


MATERIAL RELATIONSHIPS

(1) Director/Officer

EXEMPTION FROM REGISTRATION CLAIMED

All of the sales by us of the unregistered securities listed immediately above were made by us in reliance upon Section 4(2) of the Act. All of the individuals and/or entities listed above that purchased the unregistered securities were all known to us and our management, through pre-existing business relationships, as long standing business associates, friends, and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to our management in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to us. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
---------------------------------------------------

-------------- ------------------------------------------------------------------------ ---------------------------
 EXHIBIT NO.                                 DESCRIPTION
-------------- ------------------------------------------------------------------------ ---------------------------
3(i).1         Articles of Incorporation of Three Forks, Inc. - 3/28/12                 (1)
-------------- ------------------------------------------------------------------------ ---------------------------
3(i).2         Articles of Organization of Three Forks No. 1, LLC - 11/8/2012           (1)
-------------- ------------------------------------------------------------------------ ---------------------------
3(i).3         Articles of Incorporation of Three Forks Operating Company, Inc. -       (1)
               1/2/13
-------------- ------------------------------------------------------------------------ ---------------------------
3(i).4         Articles of Amendment - Name Change to TFI Operating Company, Inc. -     (1)
               2/8/13
-------------- ------------------------------------------------------------------------ ---------------------------
3(ii).1        Bylaws of Three Forks, Inc.                                              (1)
-------------- ------------------------------------------------------------------------ ---------------------------
3(ii).2        Bylaws of TFI Operating Company (fka Three Forks Operating Company,      (1)
               Inc.)
-------------- ------------------------------------------------------------------------ ---------------------------
5.1            Opinion re: Legality                                                     Filed Herewith
-------------- ------------------------------------------------------------------------ ---------------------------
10.1           Employment Agreement, Donald Walford                                     (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.2           Amendment to Employment Agreement, Donald Walford                        (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.3           Consulting Agreement with W. Edward Nichols                              (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.4           Amendment to Consulting Agreement with W. Edward Nichols                 (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.5           Employment Agreement, Charles Pollard                                    (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.6           Operating Agreement of Three Forks No. 1, LLC                            (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.7           Amendment to Operating Agreement of Three Forks No. 1, LLC               (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.8           Certificate of Designation of Class A Convertible Preferred Stock        (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.9           Stock Option Plan                                                        (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.10          Farmout Agreement                                                        (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.11          Purchase & Sale Agreement, Three Forks, Inc. & TFI No. 1, LLC 12/31/12   (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.12          Purchase, Sale & Participation Agreement, Five Jab, Inc. & Three         (1)
               Forks, Inc. 2/27/13
-------------- ------------------------------------------------------------------------ ---------------------------
10.13          Blue Quail, Ltd. Participation Agreement 4/8/13                          (1)
-------------- ------------------------------------------------------------------------ ---------------------------
10.14          1st Amendment to Purchase, Sale & Participation Agreement, Five Jab,     (1)
               Inc. & Three Forks, Inc. 4/30/13
-------------- ------------------------------------------------------------------------ ---------------------------
10.15          2nd Amendment to Purchase, Sale & Participation Agreement, Five Jab,     (1)
               Inc. & Three Forks, Inc.
-------------- ------------------------------------------------------------------------ ---------------------------

                                      -66-

-------------- ------------------------------------------------------------------------ ---------------------------
10.16          3rd Amendment to Purchase, Sale & Participation Agreement, Five Jab,     (1)
               Inc. & Three Forks, Inc.
-------------- ------------------------------------------------------------------------ ---------------------------
10.17          4th Amendment to Purchase, Sale & Participation Agreement, Five Jab,     (1)
               Inc. & Three Forks, Inc.
-------------- ------------------------------------------------------------------------ ---------------------------
10.18          Form of Convertible Promissory Note & Mortgage, Security and Pledge      (1)
               Agreement
-------------- ------------------------------------------------------------------------ ---------------------------
23.1           Consent of Attorney                                                      Filed Herewith
-------------- ------------------------------------------------------------------------ ---------------------------
23.2           Consent of Independent Registered Public Accounting Firm                 Filed Herewith
-------------- ------------------------------------------------------------------------ ---------------------------
99.1           Archer County, Texas picture, page 26                                    Filed Herewith
-------------- ------------------------------------------------------------------------ ---------------------------
99.2           Pink Project, Pottawatamie County, Oklahoma picture, page 27             Filed Herewith
-------------- ------------------------------------------------------------------------ ---------------------------
101.INS        XBRL Instance Document                                                   Filed Herewith (2)
-------------- ------------------------------------------------------------------------ ---------------------------
101.SCH        XBRL Taxonomy Extension Schema Document                                  Filed Herewith (2)
-------------- ------------------------------------------------------------------------ ---------------------------
101.CAL        XBRL Taxonomy Extension Calculation Linkbase Document                    Filed Herewith (2)
-------------- ------------------------------------------------------------------------ ---------------------------
101.DEF        XBRL Taxonomy Extension Definition Linkbase Document                     Filed Herewith (2)
-------------- ------------------------------------------------------------------------ ---------------------------
101.LAB        XBRL Taxonomy Extension Label Linkbase Document                          Filed Herewith (2)
-------------- ------------------------------------------------------------------------ ---------------------------
101.PRE        XBRL Taxonomy Extension Presentation Linkbase Document                   Filed Herewith (2)
-------------- ------------------------------------------------------------------------ ---------------------------

     (1)  Incorporated by reference from the exhibits  included in the Company's
          Form  10/A  filed  with  the   Securities   and  Exchange   Commission
          (www.sec.gov), filed October 29, 2013.

     (2) Pursuant to Rule 406T of Regulation S-T, this interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, and otherwise is not subject to liability under these sections.

ITEM 17. UNDERTAKINGS
---------------------

We hereby undertake the following:
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, we will unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on November 8, 2013.

                                THREE FORKS, INC.


/s/ W. Edward Nichols                                          November 8, 2013
----------------------------------------------------------
W. Edward Nichols
(Chief Executive Officer and Principal Accounting Officer
and Principal Executive Officer)



In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ W. Edward Nichols                                         November 8, 2013
----------------------------------------------------------
Edward Nichols, Chairman of the Board of  Directors

/s/ Donald L. Walford                                         November 8, 2013
----------------------------------------------------------
Donald L. Walford, Director

/s/ Charles W. Pollard                                        November 8, 2013
----------------------------------------------------------
Charles W. Pollard, Director

/s/ William F. Young                                          November 8, 2013
----------------------------------------------------------
William F. Young, Director

/s/ Lester Ranew                                              November 8, 2013
------------------------------------------------------------
Lester Ranew, Director

/s/ Paul Dragul                                               November 8, 2013
----------------------------------------------------------
Paul Dragul, Director